Exhibit 10.3

ROYAL BANK OF CANADA,

as Seller and initial Servicer

- and -

BNY TRUST COMPANY OF CANADA,
as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and other Persons
who from time to time are party to the Series Purchase Agreements

___________________________________________________________________________

SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

___________________________________________________________________________

Dated as of October 30, 2009

McCarthy Tétrault LLP

THIS SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of October 30, 2009,

BETWEEN:

ROYAL BANK OF CANADA, a Canadian chartered bank, as Seller and initial Servicer

- and -

BNY TRUST COMPANY OF CANADA, a trust company governed by the laws of Canada, as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and the other Persons who from time to time are party to the Series Purchase Agreements

- and -

THE PERSONS WHO ARE FROM TIME TO TIME CO-OWNERS AND EACH OTHER PARTY TO THE SERIES PURCHASE AGREEMENTS

WHEREAS Royal Bank of Canada, as Seller and initial Servicer, and the Custodian as agent for and on behalf of the Seller, the Co-Owners and any Credit Enhancement Providers, wish to provide for the Transfer to Co-Owners and Credit Enhancement Providers, if applicable, of Ownership Interests in the Account Assets and the proceeds therefrom;

AND WHEREAS a pooling and servicing agreement (the “Original Pooling and Servicing Agreement”) dated as of July 9, 1999 was entered into between Royal Bank of Canada, as Seller and initial Servicer, and The Trust Company of Bank of Montreal (subsequently, BMO Trust Company), as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and the other Persons who from time to time are party to the Series Purchase Agreements (in such capacity, the “Original Custodian”), which was amended by an amending agreement dated as of October 2, 2000 between the same parties (the Original Pooling and Servicing Agreement, as so amended, is hereinafter referred to as the “Amended Original Pooling and Servicing Agreement”);

AND WHEREAS the Original Custodian ceased to be the custodian and transferred and assigned to the Custodian, and the Custodian accepted and assumed from the Original Custodian, all of the Original Custodian’s authority, rights, interests, estates, properties, monies, powers, duties, responsibilities, obligations and trusts under the Amended Original Pooling and Servicing Agreement and any other related agreement, together with all related authority, rights and obligations, pursuant to an assignment and assumption agreement dated as of November 5, 2003 between the Original Custodian and the Custodian and effective as at November 5, 2003;

AND WHEREAS the parties hereto entered into an amended and restated pooling and servicing agreement dated as of April 5, 2005 (the “First Amended and Restated Pooling and

Servicing Agreement”) which amended and restated and superseded the Amended Original Pooling and Servicing Agreement;

AND WHEREAS the parties hereto desire to amend and restate the First Amended and Restated Pooling and Servicing Agreement and intend that effective on and after October 30, 2009, this Agreement will supersede the First Amended and Restated Pooling and Servicing Agreement;

NOW THEREFORE WITNESSETH THAT, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article One
DEFINITIONS AND INTERPRETATION

1.01	Definitions

Except as otherwise specified herein the following terms have the respective meanings set forth below for all purposes of this Agreement and the Series Purchase Agreement:

“Account” shall mean:

(a)	each Initial Account;

(b)	each Additional Account;

(c)	an Account which is replaced by another Seller Credit Card Account as a result of:

(A)	the amendment of the terms of such Account,

(B)	the loss or theft of a credit card relating to such Account,

(C)	the transfer of such Account to such Seller Credit Card Account with the same Specified Account Designation, or

(D)	the combination or consolidation of two or more Accounts, and

(d)	each Substituted Account,

but shall not include an account which is a Removed Account or a Purged Account;

“Account Assets” shall mean, (a) all present and future Receivables existing or arising under the Initial Accounts on and after the applicable Cut-Off Date, existing in or arising under any Additional Accounts on and after the applicable Addition Cut-Off Date from time to time; (b) all monies due or becoming due under such Accounts including Receivables due under such Accounts, funds collected or to be collected from Obligors in respect of the Receivables and/or under any guarantees, or Insurance Proceeds relating to the Receivables but excluding any collateral security granted by Obligors to the Seller in respect of the payment of amounts due on the Receivables; (c) the Collection Account and all monies and investments on deposit in or credited to the Collection Account; (d) such interest in the Credit Card Agreements related to such Agreements as may be necessary to enforce the obligations of the Obligors in respect to the Receivables arising thereunder; (e) Participations and funds collected or to be collected from Participations, if any; (f) the then applicable Interchange Fees, and (g) all proceeds of the foregoing, provided that the foregoing shall not include receivables arising in a Designated Account or Removed Account, or a Purged Account, following the applicable Removal Date or Purging Date and all proceeds of the foregoing;

“Accumulation Commencement Day” shall mean, in respect of a Series, the day (or time of day on a particular day) on which an Accumulation Period for the Series commences as specified in the related Series Purchase Agreement;

“Accumulation Period” shall mean, for or in respect of a Series, a period following the Revolving Period for such Series specified as such in the related Series Purchase Agreement;

“Addition Cut-Off Date” shall mean, with respect to an Additional Account, the date specified as such in the Addition Notice delivered with respect thereto pursuant to Section 2.07(c). A Seller Credit Card Account that becomes an Account in replacement of an Additional Account in accordance with paragraph (c) of the definition of Account, shall have the same Addition Cut-Off Date as the Additional Account it replaces;

“Addition Date” shall mean, with respect to an Additional Account, the date on which undivided ownership interests in the Account Assets under such Additional Account as of the applicable Addition Cut-Off Date are Transferred to the Co-Owners and Credit Enhancement Providers, if any, and on and after which such Additional Account is included as an Account;

“Addition Notice” shall have the meaning specified in Section 2.07(c);

“Additional Account” shall mean each Seller Credit Card Account added as an Account pursuant to Section 2.07;

“Additional Ownership Interest” shall mean, with respect to a Series, and within a Series with respect to a Class, an undivided ownership interest in the Account Assets Transferred by the Seller pursuant to Section 3.03 after the Closing Date having the same terms and attributes as the Ownership Interest of such Series or Class;

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, for the purposes of this definition, “control” means, in respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

“Agent” shall mean, with respect to any Series, the Person, if any, so designated in the related Series Purchase Agreement;

“Aggregate Ownership Amount” shall mean, for any day other than a Determination Day, the sum of all Invested Amounts as of the close of business on the immediately preceding day, and for any Determination Day, the sum of all Invested Amounts, in each case, for all Series existing on such day or Determination Day, as the case may be;

“Amended Original Pooling and Servicing Agreement” shall have the meaning specified in the recitals to this Agreement;

“Amortization Commencement Day” shall mean, with respect to a Series, the day specified as such in the Series Purchase Agreement;

“Amortization Event” shall mean, with respect to a Series, the events specified in Section 3.15 (a) and each additional event specified to be an “Amortization Event” in the related Series Purchase Agreement;

“Amortization Period” shall mean, with respect to a Series, the period commencing on the Amortization Commencement Day with respect to the Series and ending on the earlier of (i) the first Reporting Day thereafter when the Invested Amount on the related Determination Day is zero and all distributions to the Co-Owner in respect of the Series Ownership Entitlement shall have been made, and (ii) the date, if any, specified in the related Series Purchase Agreement;

“Assignment” shall mean a written assignment delivered pursuant to a Series Purchase Agreement or Section 2.02(e);

“Available Excess Collections” shall mean, for a Series and any Determination Period and the related Distribution Day, the aggregate amount of Excess Collections available for distribution to such Series on such Distribution Day pursuant to Section 5.05(f);

“Business Day” shall mean any day, other than a Saturday or Sunday or a day on which banks in the City of Toronto, Ontario are not open for business;

“Canadian Dollars” or “$” shall mean the lawful currency of Canada;

“Class” shall mean, with respect to a Series, any one of the classes of Ownership Interests, if any, of that Series, in each case having the same attributes as all Ownership Interests of the same class within the Series as specified in the related Series Purchase Agreement;

“Closing Date” shall mean, with respect to a Series, the Closing Date specified in the related Series Purchase Agreement and each day on which an Additional Ownership Interest of the Series is Transferred pursuant to Section 3.03 and the related Series Purchase Agreement;

“Collection Account” shall have the meaning specified in Section 5.01;

“Collections” shall mean all payments (including Recoveries and Insurance Proceeds) received by the Servicer from or on behalf of any Obligors in respect of Receivables and from the Seller in respect of Interchange Fees, and, in respect of any period of days, shall mean all such amounts received by the Servicer during such period and, in respect of any Business Day, shall mean all such amounts received by the Servicer before the close of business on such day and after the close of business on the immediately preceding Business Day;

“Co-Owner” shall mean a Person who owns an Ownership Interest and, for greater certainty, the Seller is not a Co-Owner in respect of the Retained Interest;

“Co-Owner Direction” shall mean, subject to Section 8.06(b):

(a)	except as otherwise provided in a Series Purchase Agreement in relation to a Series, in respect of an action to be taken, a decision to be made, or any other matter to be determined by Co-Owners of a single Series and which action, decision or matter relates solely to such Series, a direction by Co-Owners owning Ownership Interests of such Series with stated dollar amounts aggregating to more than 50% (or such greater percentage as may be specified for such purpose in the related Series Purchase Agreement):

(i)	of the aggregate of the stated dollar amounts of Ownership Interests held by Co-Owners who are properly represented at a meeting of the Co-Owners of such Series called for the purpose of providing such direction in accordance with the meeting provisions for the Series specified in the related Series Purchase Agreement, the form and effectiveness of such direction to be determined in accordance with such meeting provisions; or

(ii)	of the aggregate of the stated dollar amounts of all Ownership Interests of such Series, such direction to be evidenced by a document or documents in writing signed by Co-Owners of the Series, holding Ownership Interests with stated dollar amounts at least equal to the requisite aggregate amount; and

(b)	in respect of an action to be taken, a decision to be made, or any other matter to be determined by the Co-Owners of more than one Series, a direction by Co-Owners owning Ownership Interests of the affected Series, provided that (x) each affected Series shall vote separately, such vote to be cast as directed by the Co-Owners of such Series in accordance with clause (a) above, and (y) the action, decision or other matter shall be taken, made or determined as directed by the Co-Owners of those affected Series whose Invested Amounts aggregate to more than 50% of the aggregate of the Invested Amounts of all such affected Series;

“Counsel” shall mean any barrister and solicitor or firm of barristers and solicitors retained by the Seller and acceptable to the Custodian;

“Credit Adjustment” shall have the meaning specified in Section 5.07(a);

“Credit Card Agreement” shall mean, with respect to a Seller Credit Card Account, the agreement or agreements between the Seller and the Obligor governing the terms and conditions of such account, as any such agreement or agreements may be amended, modified or otherwise changed from time to time;

“Credit Enhancement Provider” shall mean a Person, other than the Seller, providing Series Credit Enhancement pursuant to the related Series Credit Enhancement Agreement;

“Cumulative Invested Amount Deficiency” shall mean, with respect to a Series and for a Determination Day, an amount which shall not be less than zero equal to:

(a)	the Cumulative Invested Amount Deficiency for the Series on the immediately preceding Determination Day;

plus:

(b)	the Series Pool Losses for the Series for such related Determination Period;

minus:

(c)	the Excess Finance Charge Receivable Collections for the Series for the related Determination Period;

minus:

(d)	the amount, if any, withdrawn from a Series Account in respect of the Cumulative Invested Amount Deficiency in accordance with the related Series Purchase Agreement on the immediately preceding Distribution Day;

“Custodial Property” shall have the meaning specified in Section 2.02(a);

“Custodian” shall mean BNY Trust Company of Canada, in its capacity as agent hereunder, and any successor agent appointed in accordance with Sections 9.05 and 9.06;

“Cut-Off Date” shall mean June 22, 1999;

“Date of Processing” shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's credit management system, without regard to the effective date of such recording;

“Designated Account” shall have the meaning specified in Section 2.08;

“Designated Balance” shall have the meaning specified in Section 2.08(iii);

“Determination Day” shall mean the last day of each calendar month and when modified by the word “related” in respect of a particular Distribution Day or Determination Period shall mean the Distribution Day immediately following such Determination Day or the Determination Period ending on such Determination Day, as applicable;

“Determination Period” shall mean any period of days that begins on and includes the day immediately after a Determination Day (or in the case of the initial Determination Period the day following the effective date of the Original Pooling and Servicing Agreement) and ends on and includes the day that is the next succeeding Determination Day and, when modified by the word “related” in respect of a particular Determination Day, shall mean such period of days that ends on and includes that particular Determination Day;

“Distribution Account” shall have the meaning specified in Section 5.04(a);

“Distribution Day” shall mean with respect to a Series for a Determination Period, the date specified as such in the related Series Purchase Agreement and when modified by the word “related” in respect of a particular Determination Day or Determination Period shall mean the immediately preceding Determination Day or the Determination Period ending on such Determination Day, as applicable;

“Distribution Notice” shall have the meaning specified in Section 5.03(a);

“Eligible Account” shall mean, as of a specified date, a Seller Credit Card Account:

(a)	which is in existence and is maintained and serviced by the Seller or the Servicer, including any Person delegated responsibility by the Servicer as permitted by Section 6.01(c);

(b)	the Obligor of which is not identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy or insolvency proceeding;

(c)	under which the amounts due from Obligors are payable in Canadian Dollars;

(d)	for which each Obligor has provided as of the Addition Date, to the Seller or to the Servicer a billing address located in Canada as of the date of the most recent bill to such Obligor;

(e)	in respect of which the Receivables generated therein or an interest therein have not been sold or pledged to any Person; and

(f)	which has not been sold or pledged to any Person;

“Eligible Deposit Account” shall mean, in relation to the Collection Account, an account that satisfies all of the criteria applicable to an Eligible Deposit Account set forth in each Series Purchase Agreement and each Series Credit Enhancement Agreement and, in relation to a Series Account of a Series, an account that satisfies all of the criteria applicable to an Eligible Deposit Account set forth in the related Series Purchase Agreement and each related Series Credit Enhancement Agreement;

“Eligible Investment” shall mean, in relation to an investment made with funds on deposit in the Collection Account, an investment that satisfies the eligibility criteria set forth in relation to “Eligible Investments” in each Series Purchase Agreement on the same basis as if the Collection Account was a Series Account for such Series, and, in respect of an investment made with funds on deposit in a Series Account, shall mean an investment that satisfies the eligibility criteria in relation to “Eligible Investments” set forth in the related Series Purchase Agreement;

“Excess Collections” shall have the meaning, in respect of a Series, specified in Section 5.05(f);

“Excess Finance Charge Receivable Collections” shall mean with respect to a Series and in respect of any Determination Period, the amount by which the Series Income Share for such Series exceeds the Maximum Series Entitlement for such Series, in each case for such Determination Period;

“Excess Requirements” shall have the meaning, in respect of a Series, specified in Section 5.05(f);

“Finance Charge Receivable” shall mean, with respect to an Account, (A) any Receivable billed to a cardholder under the related Credit Card Agreement in respect of (a) periodic credit or other finance charges, (b) membership fees, if any, (c) cash advance fees; (d) service and transaction fees, (e) administrative fees and late charges, and (B) (a) applicable Interchange Fees, and (b) any other fees or amounts with respect to the Account other than Principal Receivables which are designated by the Seller by notice to the Custodian from time to time to be included as Finance Charge Receivables;

“Finance Charge Receivable Collections” shall mean in respect of any Determination Period the amount of Collections and Purchase Proceeds received by the Servicer and allocated by the Servicer in accordance with Section 1.02 to Finance Charge Receivables plus the amount of Recoveries, in each case for such Determination Period;

“First Amended and Restated Pooling and Servicing Agreement” shall have the meaning specified in the recitals to this Agreement;

“Floating Allocation Percentage” shall mean for any Series for any Determination Period, the fraction, expressed as a percentage, (a) the numerator of which is the Invested Amount of such Series at the close of business on the immediately preceding Determination Day, or in the case of the first Determination Period for such Series, the Initial Invested Amount, and (b) the denominator of which is the Pool Balance at the close of business on the immediately preceding Determination Day;

“Governmental Authority” shall mean Canada, any province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Initial Account” shall mean each of the Seller Credit Card Accounts that were designated by the Seller as an Account and identified by account number and outstanding balance as of the applicable Cut-Off Date in the computer file records of the Seller and on the magnetic tape copy thereof delivered to the Custodian;

“Initial Invested Amount” shall mean, in respect of a Series, the amount specified as the Initial Invested Amount of the Series on the Closing Date for the Series pursuant to the related Series Purchase Agreement;

“Insurance Proceeds” shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account or Accounts;

“Interchange Fees” shall mean, in respect of a day, the aggregate of MasterCard Interchange Fees, VISA Interchange Fees and Other Interchange Fees in respect of such day, provided that on the date hereof, Interchange Fees shall mean the aggregate of MasterCard Interchange Fees, VISA Interchange Fees and Other Interchange Fees in respect of the period from October 1, 2009 to the date hereof inclusive, in each case as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10;

“Invested Amount” shall mean with respect to a Series, (a) on the Closing Date of the Series, the Initial Invested Amount of the Series and (b) on any other day thereafter the amount determined pursuant to Section 4.01 or 4.02, as applicable;

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, hypothec, assignment (whether absolute or by way of security), deposit arrangement, encumbrance, lien (statutory or other), preference, deemed trust, participation interest, security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing;

“MasterCard International” shall mean MasterCard International Inc. in respect of its international credit card operations, and its successors and assigns;

“MasterCard Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all MasterCard Accounts from other financial institutions that clear MasterCard transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10;

“Maximum Series Entitlement” shall mean with respect to a Series, in respect of any day or period of days, an amount specified as such to be calculated or otherwise determined pursuant to the related Series Purchase Agreement;

“Moody’s” means Moody’s Investors Service, Inc. or its successor;

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments of amounts owing from time to time under such Account, including any guarantor thereof;

“Officer's Certificate” shall mean, in the case of a certificate executed by any corporation, unless otherwise specified in this Agreement, a certificate executed by one officer of such corporation, duly authorized to execute such certificate and conforming to the applicable requirements specified in Section 10.06;

“Opinion of Counsel” shall mean a written opinion as to applicable matters of law, signed by Counsel, conforming to the applicable requirements specified in Section 10.06;

“Original Custodian” shall have the meaning specified in the recitals to this Agreement;

“Original Pooling and Servicing Agreement” shall have the meaning specified in the recitals to this Agreement;

“Other Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all other Specified Account Designation Accounts (other than VISA and MasterCard) from other financial institutions that clear such credit card transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10;

“Ownership Interest” shall mean, at any time:

(a)	an undivided co-ownership interest in and to the Account Assets, as provided, created and sold pursuant to the related Series Purchase Agreement in accordance with Article Three;

(b)	an interest in any Series Credit Enhancement relating to the Series as provided in Section 3.14 and the related Series Purchase Agreement and Series Credit Enhancement Agreement; and

(c)	an interest in the funds on deposit in any Series Accounts in respect of the Series and all investments of such deposits and the proceeds therefrom as provided in Article Five,

together with the proceeds thereof and in each case with the terms and attributes determined hereunder, and under the related Series Purchase Agreement or pursuant hereto and thereto from time to time, and, for greater certainty, the Retained Interest is not an Ownership Interest;

“Partial Commingling Condition” shall mean a requirement that:

(a)	an asset test be conducted by the Servicer on each Business Day to ensure that the Pool Balance as of the close of business on such day is at least equal to the Required Pool Balance;

(b)	a daily monitoring of the occurrence of any Amortization Event be completed by the Servicer; and

(c)	on or before the fifth Business Day following each calendar month and unless there has been a breach of the daily asset test described in clause (a) or an Amortization

Event has occurred during such calendar month, the Servicer shall have delivered to the Rating Agencies an Officer’s Certificate confirming that (A) the daily asset test referred to in paragraph (a) above has been completed by the Servicer on each Business Day of such calendar month and that no breach of the daily asset test occurred on any Business Day during such calendar Month, and (B) no Amortization Event has occurred on or prior to the last Business Day of such calendar month.

“Participations” shall have the meaning specified in Section 2.07(a);

“Particular Series” shall have the meaning specified in Section 5.05(f);

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof;

“Pool Balance” shall mean, for a day, the aggregate amount of all Principal Receivables owing under the Accounts on the day, less all Written-Off Amounts on such day plus, if Participations have been added in accordance with Section 2.07(a) the aggregate principal amount, invested amount or equivalent amount due under such Participations as determined in accordance with the amendment to this Agreement to be entered into pursuant to Section 2.07(a)(i) hereof;

“Pool Expenses” shall mean, for or in respect of any period of days, collectively, all fees and all expenses payable hereunder and under any Series Purchase Agreement for the period which are payable to:

(a)	the Custodian;

(b)	any Successor Servicer; and

(c)	the fees and expenses of the independent auditors in respect of the report referred to in Section 6.04;

“PPSA” shall mean, in respect of each province or territory in Canada (other than Quebec), the Personal Property Security Act as from time to time in effect in such province or territory and, in respect of Quebec, the Civil Code of Quebec as from time to time in effect in such province; provided, however, that, in the case of the Province of Newfoundland, and the Northwest Territories, until such time as a Personal Property Security Act or other similar legislation comes into force in such province or territory, the term “PPSA” in respect of such province or territory shall mean the Assignment of Book Debts Act as from time to time in effect in such province or territory;

“Principal Receivables” shall mean, with respect to an Account, any Receivable billed to an Obligor under the related Credit Card Agreement in respect of (a) amounts charged for merchandise and services, and (b) the amount of all cash advances, and (c) any other amounts with respect to the Account other than Finance Charge Receivables which are designated by the Seller by notice to the Custodian from time to time as Principal Receivables;

“Principal Terms” shall mean, with respect to a Series or a Class, the principal terms and attributes thereof specified in the related Series Purchase Agreement;

“Proposed Removal Date” shall have the meaning specified in Section 2.08(i);

“Purchase Date” shall have the meaning specified in Section 5.06(a);

“Purchase Proceeds” shall mean the funds to be deposited into the Collection Account (including funds that, but for Section 5.02(b), would be required to be so deposited):

(a)	by the Seller pursuant to Section 2.05(b) in respect of the purchase by the Seller of the undivided ownership interest in affected Account Assets subject to purchase pursuant to Section 2.05(a);

(b)	by the Seller pursuant to Section 2.08(iv) in respect of the purchase of the Receivables under Designated Accounts which are subject to purchase by the Seller pursuant thereto;

(c)	by the Servicer pursuant to Section 5.06(c) in respect of the purchase of the Receivables which are subject to purchase by the Servicer pursuant to Section 5.06(a); and

(d)	by the Servicer pursuant to Section 6.02(c) in respect of the purchase by the Servicer of the undivided ownership interest in affected Account Assets subject to purchase pursuant thereto;

“Purged Account” shall have the meaning specified in Section 2.09;

“Purging Date” shall have the meaning specified in Section 2.09;

“Rating Agency” shall mean, with respect to a Series or a Class, or any Related Securities, each credit rating agency, if any, specified in the related Series Purchase Agreement to rate such Series, Class or Related Securities and which is then rating such Series, Class or Related Securities and any reference to each Rating Agency in relation to a Series or Class shall only apply to the specified rating agency if such rating agency is then rating the Series, Class or Related Securities;

“Rating Agency Condition” shall mean, with respect to any specified action or condition in relation to a Series or Class, as the context requires, a requirement that each Rating Agency for the Series or Class or any securities or class of securities issued by any Co-Owner to fund or maintain the funding for the acquisition of a Series by such Co-Owner (the “Related Securities”) shall have notified the Seller, the Servicer, the Custodian and the Co-Owners of the Series or Class or their Agent in writing that such action will not result in a reduction or withdrawal of the rating in effect immediately before the taking of such action with respect to the Series, Class or Related Securities with respect to which it is a Rating Agency, and any reference to a Rating Agency Condition applicable in circumstances where an existing Series or Class and all Related Securities therefor are not then rated or where a Rating Agency has not been specified with respect thereto shall be deemed to be satisfied only upon the written agreement of each Co-Owner (or its Agent) of the Series or Class, the Seller and each Credit Enhancement Provider under a related Series Credit Enhancement Agreement;

“Receivable” shall mean the amount (other than amounts which are purchased by the Seller or the Servicer, as applicable, pursuant to Section 2.05, Section 2.08, or Section 6.02(c)) owing by an Obligor under an Account from time to time including all Finance Charge Receivables as adjusted for returns, billing errors, disputed items, NSF cheques, fraudulent charges and similar payment reconciliations;

“Recoveries” shall mean all payments received in respect of a Receivable arising in an Account after the date on which it became a Written-Off Account;

“Related Documents” shall mean, with respect to any Series, any applicable Series Credit Enhancement Agreement, the applicable Assignment and any other documents specified as such in the related Series Purchase Agreement;

“Related Securities” shall have the meaning specified in the definition herein of “Rating Agency Condition”;

“Removal Date” shall have the meaning specified in Section 2.08;

“Removal Notice” shall have the meaning specified in Section 2.08(i);

“Removed Account” shall have the meaning specified in Section 2.08;

“Reporting Day” shall mean, with respect to any Determination Day, the fifth Business Day following such Determination Day and, when modified by the word “related” in respect of a particular Determination Day or Determination Period, shall mean the Determination Day immediately preceding the Reporting Day or the Determination Period ending on such Determination Day, as applicable;

“Required Pool Balance” shall mean, for a day, an amount equal to the sum of all amounts, each of which is the product of (i) the Invested Amount of a Series for the day; and (ii) the maximum Required Pool Percentage for any Series at such time;

“Required Pool Percentage” shall mean, with respect to any Series, the greater of 100% and the percentage specified therefor, if any, in the related Series Purchase Agreement, as the same may be amended for the Series in accordance with the related Series Purchase Agreement;

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, provincial, territorial or local and,

when used with respect to any Person, the certificate of incorporation and by-laws or other charter, constating or governing documents of such Person;

“Retained Interest” shall mean, at any time,

(i)	the undivided ownership interest in and to the Account Assets owned by the Seller at such time, being in aggregate the entire ownership interest in the Account Assets at such time other than the Ownership Interests; and

(ii)	an interest in any Series Credit Enhancement and Series Accounts and all monies and Eligible Investments on deposit in or credited to such Series Accounts and proceeds thereof, to the extent provided for in the applicable Series Purchase Agreement and/or Series Credit Enhancement Agreement;

“Retained Interest Amount” shall mean, on any day, the amount by which the Pool Balance on such day exceeds the Aggregate Ownership Amount on such day;

“Revolving Period” shall mean, with respect to a Series, a period of time commencing on the Closing Date for the Series to but not including the first day of the Accumulation Period or an Amortization Period in respect of the Series; provided, however, that if the Amortization Period for a Series ends in accordance with Section 3.15(d) and the related Series Purchase Agreement, the Revolving Period for the Series will recommence as of the close of business on the day that such Amortization Period ends;

“S&P” shall mean Standard & Poor’s Ratings Services and it successors;

“Seller” shall mean Royal Bank of Canada, in its capacity as the seller of the Ownership Interests hereunder and its successors in interest and assigns to the extent permitted hereunder;

“Seller Credit Card Account” shall mean a consumer account established by the Seller, upon the issuance of one or more credit cards identified in each case by a Specified Account Designation and by the same account designation and which provides for the extension of credit on a revolving basis by the Seller to the cardholder under the related Credit Card Agreement to (a) finance the purchase of products and services from Persons that accept Specified Account Designation credit cards for payment and (b) obtain cash advances and provided that the foregoing criteria are met shall also include any co-labelled Specified Account Designation credit card accounts;

“Seller’s Percentage” shall mean, for any day, 100% minus the sum of the Series Shares for all Series;

“Series” shall mean a series of Ownership Interests (which, for greater certainty, may consist of a single Ownership Interest owned by a single Co-Owner), including all Additional Ownership Interests of such series, created and Transferred pursuant to a Series Purchase Agreement and specified therein as Ownership Interests of the same Series, within which there may be one or more Classes;

“Series Account” shall mean, in respect of a Series, a deposit, trust, escrow or similar account maintained for the benefit of the Co-Owners of the Series or Class and the Seller, as specified in the related Series Purchase Agreement;

“Series Credit Enhancement” shall mean, with respect to a Series or Class, any letter of credit, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement, interest rate swap agreement, loan agreement, enhancement agreement or other similar arrangement established for the benefit of the Co-Owners of such Series or Class, as applicable;

“Series Credit Enhancement Agreement” shall mean, with respect to a Series or Class, any agreement designated as such in the related Series Purchase Agreement, providing Series Credit Enhancement for the benefit of the Co-Owners of such Series or Class, as applicable, and entered into between the applicable parties and the related Credit Enhancement Provider, as the same may be amended, supplemented, modified or restated;

“Series Income Share” shall mean, with respect to a Series, in respect of any Determination Period, an amount equal to the product of:

(a)	the Floating Allocation Percentage with respect to a Series; and

(b)	Finance Charge Receivable Collections;

in each case for such Determination Period;

“Series Ownership Entitlement” shall mean with respect to a Series, for a Determination Period, an amount, which shall not be less than zero, equal to the lesser of:

(a)	the Series Income Share with respect to a Series for the Determination Period; and

(b)	the Maximum Series Entitlement with respect to a Series for the Determination Period;

“Series Pool Losses” shall mean, in respect of a Series for a Determination Period, an amount equal to the product of: (a) the Floating Allocation Percentage for such Series for such Determination Period, and (b) an amount equal to all Principal Receivables which became Written-Off Amounts during such Determination Period;

“Series Principal Collections” shall mean, in respect of a Determination Period and for, a Series the sum of:

(i)	the product of: (A) the Series Share on the related Determination Day, and (B) the sum of the amount of Collections, Purchase Proceeds and amounts deposited to the Collection Account by the Seller in respect of Credit Adjustments received by the Servicer and allocated by the Servicer in accordance with Section 1.02 to Principal Receivables; and

(ii)	an amount equal to the lesser of: (a) the Excess Finance Charge Receivable Collections for such Determination Period; and (b) the sum of (A) the Series Pool Losses for such Series for such Determination Period, and (B) the Cumulative Invested Amount Deficiency for such Series on the related Determination Day, provided, however, that if for any Determination Period the sum of the Series Share for each Series exceeds 100.0%, then the Series Principal Collections for a Series determined in accordance with the foregoing shall mean a pro rata allocation of Collections, Purchase Proceeds and amounts deposited to the Collection Account in respect of Credit Adjustments received by the Servicer and allocated by Servicer in accordance with Section 1.02 to Principal Receivables based on its Series Share;

“Series Purchase Agreement” shall mean, with respect to any Series, a series purchase agreement executed and delivered in connection with the creation and Transfer of one or more Ownership Interests of such Series pursuant to Section 3.01 and, if applicable, the creation and Transfer of Additional Ownership Interests of such Series pursuant to Section 3.03, which sets forth, among other things, the Principal Terms of the Series and includes the related Distribution Notice, as the same may be amended, supplemented, modified or restated;

“Series Share” means with respect to a Series, for any day:

(a)	during the Revolving Period, the Floating Allocation Percentage with respect to such Series for such day; and

(b)	during the Accumulation Period or the Amortization Period, the Floating Allocation Percentage with respect to such Series on the last day of the Revolving Period;

“Servicer” shall mean Royal Bank of Canada unless and until a Successor Servicer shall have been appointed pursuant to Section 6.06 and, after such appointment, the Successor Servicer from time to time;

“Servicer Termination Event” shall mean the occurrence of one or more of the following in relation to a Series:

(a)	the Servicer fails to make any distribution, transfer or deposit required in respect of an Ownership Interest and such failure continues for a period of three Business Days (or such greater number of days as may be specified with respect to an Ownership Interest in the related Series Purchase Agreement) after discovery of such failure by an officer of the Servicer;

(b)	except as set forth in (a) above, the Servicer or, if the Seller or an affiliate is the Servicer, the Seller, as the case may be, fails to observe or perform any covenant or agreement contained in this Agreement or the applicable Series Purchase Agreement, if such failure has a material adverse effect on the ability of the Co-Owner to satisfy its obligations to holders of the Related Securities (without regard to the availability of any Series Credit Enhancement) and continues unremedied, and continues to have such a material adverse effect, for a period of sixty (60) days after delivery by the Custodian or the affected Co-Owner of written notice thereof to the Servicer or the Seller, as the case may be;

(c)	any representation or warranty made by the Servicer, or if the Seller or an Affiliate is the Servicer, made by the Seller in this Agreement or the applicable Series Purchase Agreement is found to have been incorrect when made, or any information required thereby or hereby to be given by the Servicer is found to have been incorrect when given, and such incorrect representation, warranty or information has a material adverse effect on the ability of the Co-Owner to satisfy its obligations to holders of the Related Securities (without regard to the availability of any Series Credit Enhancement) and continues to be incorrect or unremedied, and continues to have such a material adverse effect, for a period of sixty (60) days after delivery by the Custodian or the Co-Owner of written notice thereof to the Servicer or the Seller, as the case may be;

(d)	except where the terms of Section 7.04 of this Agreement have been complied with, there is commenced against the Servicer any proceeding or the taking of any step by or against the Servicer for the dissolution, liquidation or winding-up of the Servicer or for any relief from the laws of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement, compromise or winding-up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or other person with similar powers with respect to the Servicer, unless such proceeding or step is being contested in good faith by the Servicer; or

(e)	such additional event or modification of one of the foregoing events as may be specified in the related Series Purchase Agreement;

“Specified Account Designation” shall mean each of (i) Visa, (ii) MasterCard, and (iii) one or more other designations relating to credit card accounts specified by the Seller in writing for which the Rating Agency Condition is satisfied in respect of each such other designation’s inclusion as a Specified Account Designation or, in the case of S&P where it is a Rating Agency with respect to a Series, Class or Related Securities, the Seller has provided at least 10 days prior written notice to S&P of such other designation’s inclusion as a Specified Account Designation;

“Specified Account Designation Entity” shall mean each of (i) Visa Canada and VISA International, (ii) MasterCard International, and (iii) one or more other credit card associations or companies specified by the Seller in writing for which the Rating Agency Condition is satisfied in respect of such other entity’s inclusion as a Specified Account Designation Entity or, in the case of S&P or Moody’s where it is a Rating Agency with respect to a Series, Class or Related Securities, the Seller has provided at least fifteen Business Days prior written notice to S&P or Moody’s, as the case may be, of such other entity’s inclusion as a Specified Account Entity;

“Specified Account Designation Requirements” shall mean, in respect of Accounts with a Specified Account Designation, the applicable rules and regulations (or corresponding applicable requirements) of the related Specified Account Entity for credit card issuers of credit card accounts with such designation, in effect from time to time;

“Substituted Account” shall mean, an Account which is replaced by another Seller Credit Card Account for which the Specified Account Designation is different and the account number remains the same; for greater certainty, (A) the substitution of a Substituted Account for an Obligor’s MasterCard Seller Credit Card Account, Visa Seller Credit Card Account or other Specified Account Designation Seller Credit Card Account, as applicable, shall not, for the purposes of this Agreement, constitute an addition of an Account subject to Section 2.07, a removal of an Account subject to Section 2.08, or an amendment to the terms and provisions of any Credit Card Agreement subject to Section 2.06(a)(viii), and (B) where the Seller establishes or re-establishes a MasterCard Seller Credit Card Account, a Visa Seller Credit Card Account or an other Specified Account Designation Seller Credit Card Account, as the case may be, in favour of an Obligor in addition to an existing credit card account of the Obligor which is included as an Account and such established or re-established account has a different account number than the existing Account, such established or re-established account shall not be a Substituted Account;

“Successor Servicer” shall mean a Person who is appointed as such pursuant to Section 6.06 or an assignee from the Seller, in its capacity as Servicer, of this Agreement;

“Termination Notice” shall have the meaning specified in Section 6.05(c);

“this Agreement”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions shall mean this Agreement, as and from time to time amended, supplemented, modified or restated, including the Series Purchase Agreement as and from time to time amended, supplemented, modified or restated; provided, however, that the expressions “Article”, “Section” and “Schedule” followed by a number shall mean the specified Article, Section or Schedule of this Agreement and, except if expressly stated otherwise, not to the provisions of the Series Purchase Agreement; and for greater certainty, the term “including” shall mean “including without limitation”;

“Transfer” shall mean, in respect of specified property, the sale, transfer, assignment and conveyance thereof, and “Transfers”, “Transferred” and “Transferring” shall have corresponding meanings when used as a verb or noun;

“VISA Canada” shall mean VISA Canada Corporation, an unlimited liability corporation incorporated under the laws of Nova Scotia, and its successors and assigns;

“VISA International” means VISA International Service Association, a corporation incorporated under the laws of the State of Delaware and its successors and assigns;

“VISA Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all VISA Accounts from other financial institutions that clear VISA transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10;

“Written-Off Account” shall mean, at any time, any Account that:

(a)	is in arrears for a period of 180 days or more following the date on which the minimum payment required thereunder was initially due and payable, as determined in accordance with the Servicer’s practices and procedures; or

(b)	is written-off in accordance with the Servicer’s practices and procedures; and

“Written-Off Amount” shall mean, at any time, the sum at such time of all Principal Receivables balances in all Written-Off Accounts at that time.

1.02	Calculations and Allocations

All calculations and determinations of amounts pursuant to the provisions hereof and a Series Purchase Agreement shall be made as of the close of business on the day as of which any such calculation or determination is to be made after posting all transactions in the Accounts for such day. When determining an amount in respect of any period of days by reference to its receipt by the Servicer, amounts shall only be considered received on a day if such amounts have been received by the Servicer before the close of business of the Servicer on such day. Collections (other than in respect of Recoveries which shall all be allocated to Finance Charge Receivables Collections), Purchase Proceeds, damages and other amounts received hereunder (other than deposits to the Collection Account in respect of Credit Adjustments which shall be allocated only to amounts due in respect of Principal Receivables) received by the Servicer during a Determination Period shall be allocated for each Account by the Servicer as follows: (i) firstly, to amounts due in respect of Finance Charge Receivables billed; and (ii) secondly, to amounts due in respect of Principal Receivables.

1.03	Accounting Principles

As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under Canadian generally accepted accounting principles in effect at the time of delivery of such certificate or other document. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under Canadian generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall prevail.

1.04	Currency

Unless expressly provided to the contrary in this Agreement, all amounts expressed in terms of money refer to Canadian Dollars and any payment contemplated by this and any other document made or delivered pursuant hereto or thereto shall be made in such money by cash, certified cheque, wire transfer or any other method that provides immediately available funds. References to an “amount” shall mean a stated Canadian Dollar amount unless the context requires otherwise.

1.05	Non-Business Days

Unless expressly provided to the contrary in this Agreement, whenever any distribution to be made hereunder or under the Series Purchase Agreement shall be required to be made, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such distribution shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending, on, the next succeeding Business Day.

1.06	Reference to Statutes

Unless expressly provided to the contrary in this Agreement, all references in this Agreement to any statute or any provision thereof shall include all regulations or policies made thereunder or in connection therewith from time to time, and shall include such statute or provision as the same may be amended, restated, re-enacted or replaced from time to time.

1.07	Number and Gender

Words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.08	Schedules and Exhibits

The following Schedule and Exhibits referred to herein and annexed hereto, or in the case of Schedule 1 as updated by the deliveries of revised or additional Schedules in accordance with this Agreement are incorporated herein by reference and are deemed to be a part hereof:

Schedule 1	-	Identification of the Collection Account

Exhibit “A”	-	Form of Assignment of undivided ownership interest in Receivables under Additional Accounts

Exhibit “B”	-	Form of Opinion of Counsel with respect to Transfer of undivided ownership interests in Receivables under Additional Accounts

Exhibit “C”	-	Form of Annual Servicer Certificate

Exhibit “D”	-	Initial Account Selection Methodology

1.09	English Language

The parties hereto acknowledge that this Agreement and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of the parties. Les parties à la présente convention conviennent que la présente convention ainsi que tout document qui s'y rattache (incluant tout document rédigé en francais et en anglais) soient rédigés en langue anglaise à la volonté expresse des parties.

1.10	General

The division of this Agreement into Articles and Sections and the provision of a table of contents and list of Schedules and Exhibits and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or the Series Purchase Agreement. With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Series Purchase Agreement.

1.11	Custodian Acting as Agent

In this Agreement, any Series Purchase Agreement or any Related Documents, any reference to a Transfer to or by the Custodian of any property, or the holding or ownership by the Custodian of any property, instrument or other document shall be deemed to refer to any such Transfer, holding or ownership, as the case may be, to, by, for and on behalf of the Co-Owners and, if applicable, the Seller and other Persons for whom the Custodian acts in each case as agent, nominee and bare trustee hereunder or thereunder. It is acknowledged by the Seller and the Servicer that the Co-Owners, Credit Enhancement Providers and Agents shall be entitled to rely upon and shall be entitled to the benefit of all representations, warranties, covenants, certificates and reports made by the Seller and the Servicer to the Custodian hereunder. Except where the Custodian is specifically directed under this Agreement, any Series Purchase Agreement or any Related Documents and subject to the provisions of this Section, any decision or exercise of discretion contemplated to be taken or made by the Custodian in this Agreement, any Series Purchase Agreement and any Related Documents, shall only be taken or made, and where an action is specifically directed to be taken or not taken by the Custodian under this Agreement, any Series Purchase Agreement or any Related Documents, taken or not taken, as the case may be, in the manner, at the times, in the circumstances, for the purposes and to the extent set forth herein, in each such instance upon a Co-Owner Direction and, in each case, in compliance with all other requirements relating to the entitlement to direct the Custodian set forth in any Series Purchase Agreement, Related Documents and in this Agreement. It is understood and agreed by all parties that the Custodian shall have no independent authority to contract on behalf of, or waive any rights of, the Co-Owner or the Seller and that any provision in this Agreement, any Series Purchase Agreement or any Related Documents which purports to confer decision-making authority or discretion to the Custodian shall not confer, and shall not be interpreted as conferring, discretion upon the Custodian for any purposes hereof or thereof.

1.12	No Conflict With Series Purchase Agreement

If any term or provision contained in this Agreement shall conflict or be inconsistent with any term or provision of a Series Purchase Agreement, the terms and provisions of the Series

Purchase Agreement shall govern as the same relates to the Series created thereby; provided, however, that the terms and provisions of a Series Purchase Agreement may modify or amend the terms of this Agreement solely as applied to such Series and, except as expressly provided in this Agreement, shall not modify the rights, entitlements and benefits arising under this Agreement of the Co-Owners or Credit Enhancement Providers in respect of any other Series.

1.13	Amendment and Restatement

This Agreement amends and restates in full and supersedes the First Amended and Restated Pooling and Servicing Agreement, with effect as of the date hereof, and it is hereby confirmed by the parties hereto that all prior actions of the parties made pursuant to the First Amended and Restated Pooling and Servicing Agreement are effective as if made under this Agreement on the date made.

Article Two
THE ACCOUNT ASSETS

2.01	Transfer by Seller of Undivided Co-Ownership Interests in the Account Assets

The Seller may Transfer, pursuant to Series Purchase Agreements, without recourse (except as expressly provided herein or therein) and on a fully-serviced basis, to the Persons who are from time to time Co-Owners (directly or through Agents therefor) or, if provided for in the applicable Series Purchase Agreement, to Credit Enhancement Providers, undivided co-ownership interests in all of the Seller's right, title and interest in and to and under the Account Assets now existing and hereinafter created and arising in connection with the Accounts, all monies due or to become due with respect to such Account Assets and the proceeds thereof. The foregoing Transfers, if made, shall not constitute, and are not intended to result in, (a) the creation of, or an assumption by the Custodian, any Co-Owner, any Agent or any Credit Enhancement Provider, of any obligation of the Seller, the Servicer or any other Person in connection with the Accounts or the Account Assets or under any agreement or instrument relating thereto, including any obligation to any Obligors, merchants, banks, merchant clearance systems or insurers, (b) any obligation of the Seller or any other Person to repay indebtedness, or (c) the formation of any trust or partnership between the Seller and any other Person.

2.02	Acceptance by Custodian; Appointment of Custodian

(a)	The Seller confirms that it has transferred, assigned, conveyed and delivered to and deposited with the Custodian (in its capacity as agent, nominee and bare trustee) all of such Seller's present and future right, title and interest in, to and under the Account Assets. The Custodian shall hold the Account Assets, any Series Credit Enhancement, any Series Accounts established in its name and all monies and investments on deposit in or credited to such Series Account (the “Custodial Property”) as agent, nominee and bare trustee for and on behalf of the Seller and all present and future Co-Owners and, if applicable, Credit Enhancement Providers, who so appoint the Custodian in accordance with and to the extent provided for in the applicable Series Purchase Agreement as their interests and entitlements are set out herein and in the Series Purchase Agreements.

(b)	With respect to all Account Assets transferred, assigned, conveyed and delivered to and deposited with the Custodian by the Seller hereunder or under the First Amended and Restated Pooling and Servicing Agreement, the Amended Original Pooling and Servicing Agreement or the Original Pooling and Servicing Agreement and under any Assignment, and Transferred to the Co-Owners and, if applicable, Credit Enhancement Providers under the Series Purchase Agreements and other Custodial Property, the Custodian agrees to act as the agent, nominee and bare trustee of the Seller and all present and future Co-Owners and such Credit Enhancement Providers, and to perform the functions and services and exercise the authority conferred on it by such Co-Owners, the Seller and such Credit Enhancement Providers pursuant to this Agreement and the related Series Purchase Agreements. Subject to the terms and conditions hereof, the Custodian hereby acknowledges its acceptance of (in the case of the Seller) and its agreement to accept hereafter (in the case of the Co-Owners and Credit Enhancement Providers, so appointing the Custodian), as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and such Credit Enhancement Providers, the transfer, assignment, conveyance, delivery and deposit of all of the Seller's, the Co-Owners' and such Credit Enhancement Providers' present and future right, title and interest in, to and under the Custodial Property.

(c)	In connection with and in furtherance of the Transfers contemplated under Section 2.01 and provided for under Series Purchase Agreements, and in order to better achieve the purposes hereof, each of the Co-Owners and, if applicable, Credit Enhancement Providers shall, in the applicable Series Purchase Agreement, appoint, empower and instruct the Custodian to hold and possess the applicable Custodial Property as its agent, nominee and bare trustee for and on its behalf as a tenant-in-common with the Seller, other Co-Owners and, if applicable, Credit Enhancement Providers, and authorize, empower and instruct and the Seller hereby authorizes, empowers and instructs the Custodian to take, in its own name or in the name of the Co-Owners, the Seller and, if applicable, the Credit Enhancement Providers who from time to time are parties to Series Purchase Agreements or any of them, all actions and exercise on behalf of such Co-Owners, the Seller and, if applicable, the Credit Enhancement Providers, or any of them, all rights of such Persons specifically contemplated by this Agreement or any Series Purchase Agreement and to perform the duties and functions contemplated herein, under any Series Purchase Agreement and all Related Documents, in a manner consistent with the terms and subject to the applicable provisions hereof and thereof. Except as expressly set forth in this Agreement, the authority of the Custodian to take such actions, exercise such rights and perform such duties and functions shall be exclusive and may not be taken by any other Person. The Seller and each of the Co-Owners and, if applicable, Credit Enhancement Providers, if they have so appointed the Custodian, hereby irrevocably authorize, empower and instruct the Custodian to execute and deliver on their behalf, as attorney-in-fact or otherwise, all such documents and instruments as may be necessary or desirable to accomplish the foregoing.

(d)	The Seller represents and warrants to the Co-Owner that it has delivered to the Custodian a computer file, magnetic tape, written list or microfiche containing a true and complete list of all Initial Accounts as of the applicable Cut-Off Date and the Seller agrees to deliver, at its own expense to the Custodian and the Servicer a computer file, magnetic tape, written list or microfiche:

(i)	on or prior to the seventh day after the last Business Day of a week during which the Seller adds an Additional Account pursuant to Section 2.07;

(ii)	on or prior to the fifth Business Day after each Removal Date, in the case of Removed Accounts of the Seller; and

(iii)	on the fifteenth Business Day following March 31, June 30, September 30 and December 31 in each year in the case of all Accounts and those Accounts which became Purged Accounts during the preceding calendar quarter, containing (A) in the case of the delivery under paragraph (i) above, a true and complete list of all such Additional Accounts, as of the applicable Addition Cut-Off Date, (B) in the case of the delivery under paragraph (ii) above, a true and complete list of all such Removed Accounts, as of the applicable Removed Date, and (D) in the case of the delivery under paragraph (iv) above, a true and complete list of (x) all Accounts as of the immediately preceding Determination Day, and (y) all such Purged Accounts; specifying in each case (x) its account number, and (y) in the case of Additional Accounts, the aggregate amount of Receivables outstanding in such Account as at the Addition Cut-Off Date, and, in the case of Removed Accounts, the aggregate amount of Receivables in such Accounts as at the Removal Date, and in the case of Purged Accounts, the applicable Purging Date. The Custodian shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in the computer files or magnetic tapes delivered from time to time.

(e)	On or before the fifth day after the last Business Day of a week during which the Seller adds an Additional Account pursuant to Section 2.07, the Seller shall, as further evidence of the related Transfers made during the such week, duly execute and deliver to the Custodian a written assignment substantially in all material respects in the form of or as contemplated by Exhibit “A” or in such other form as satisfies the Rating Agency Condition (an “Assignment”) and, subject to Section 3.11, register and file, at its own expense, a financing statement and all other applicable instruments or documents under each applicable PPSA as may be necessary to preserve, protect and perfect the Transfers. The Custodian shall be under no obligation whatsoever to ensure that the recordings and filings required by this Section to be made by the Seller have been made.

(f)	The Custodian hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files, magnetic tapes, written lists or microfiches relating to the Accounts and delivered to the Custodian, pursuant to Section 2.02(d) from time to time, except:

(i)	to a Successor Servicer or as required by applicable law,

(ii)	in connection with the performance of the Custodian's duties hereunder,

(iii)	in enforcing the rights of the Seller or the Co-Owner, or

(iv)	in connection with making and renewing the recordings and filings described under Section 2.02(e) or made in connection with the Series Purchase Agreement, Series Credit Enhancement Agreement or Related Securities.

The Custodian agrees to take such measures as the Custodian would customarily take to protect its own confidential or proprietary information to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Seller to inspect the Custodian's security and confidentiality arrangements from time to time during business hours. The Custodian shall provide the Seller with notice five Business Days prior to disclosure of any information of the type described in this Section 2.02(f) in relation to Accounts which have been included as Accounts by the Seller.

(g)	The Custodian shall have no power to create, assume or incur indebtedness or other liabilities relating to the Custodial Property or to Transfer or otherwise deal with the Custodial Property or undivided ownership interests therein, other than as contemplated in this Agreement and, subject to Section 1.12, any Series Purchase Agreement. It is understood and agreed by the Custodian, on the one hand, and the Seller, Co-Owners and, if applicable, Credit Enhancement Providers, on the other hand, that the relationship between them is limited to the Custodian acting as agent, nominee and bare trustee on behalf of such other parties and that this Agreement does not create, and should not be construed as creating, any other relationship.

2.03	Representations and Warranties of the Seller Relating to the Seller

(a)	The Seller hereby represents and warrants to the Co-Owners, the Custodian and each Credit Enhancement Provider, if any, that:

(i)	Organization and Good Standing. The Seller is a corporation resident in Canada within the meaning of the Income Tax Act (Canada), is validly existing under the Bank Act (Canada) and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, each Series Purchase Agreement and any Related Document;

(ii)	Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licences and approvals and made all necessary registrations and filings in each jurisdiction in which the failure to so qualify or to obtain such licences and approvals or make such registrations and filings would render any Credit Card Agreement relating to an Account or any Receivable unenforceable by the Seller or would have a material adverse effect on the rights of the Custodian, any Co-Owner or any Credit Enhancement Provider hereunder, under any Series Purchase Agreement or any Related Document; provided, however, that no representation or warranty is made with respect to any qualifications, licences or approvals which the Custodian, any Successor Servicer, any Co-Owner or any Credit Enhancement Provider would have to obtain to do business in any jurisdiction in which the Custodian, Successor Servicer, any Co-Owner or any Credit Enhancement Provider seeks to enforce directly any Account or any Receivable if and to the extent permitted hereunder;

(iii)	Due Authorization. The execution and delivery of this Agreement, each Series Purchase Agreement and each Related Document by the Seller and the consummation by the Seller of the transactions provided for in this Agreement, each Series Purchase Agreement and each Related Document, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller;

(iv)	No Conflict. As of the applicable Closing Date and the date of execution of each Series Purchase Agreement and any Series Credit Enhancement Agreement, the execution and delivery by the Seller of this Agreement, each Series Purchase Agreement and each Related Document, the performance of the transactions contemplated by this Agreement, each Series Purchase Agreement and each Related Document and the fulfilment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller (except where failure to comply would not materially adversely affect the ability of the Seller to comply with the terms of this Agreement, an applicable Series Purchase Agreement, or any Related Document) or conflict with, or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;

(v)	No Proceedings Relating to the Agreement, a Series Purchase Agreement or any Related Documents. As of the Closing Date and the date of execution of each Series Purchase Agreement and any Series Credit Enhancement Agreement, there are, to the knowledge of the Seller, no orders, judgments, decrees, proceedings or investigations, pending or threatened against the Seller before any Governmental Authority, arbitrator or tribunal:

(A)	asserting the invalidity of this Agreement, the applicable Series Purchase Agreement or any of the Related Documents;

(B)	seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the applicable Series Purchase Agreement or any of the Related Documents; or

(C)	seeking any determination or ruling,

that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its material obligations under this Agreement, the applicable Series Purchase Agreement or any of the Related Documents, or the validity or enforceability of this Agreement, the applicable Series Purchase Agreement or any of the Related Documents or any of its property and assets that are material to the transactions contemplated by those agreements; and

(vi)	All Consents. As of the Closing Date, all authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement, the applicable Series Purchase Agreement and each Related Document, the performance of the transactions contemplated by this Agreement, the applicable Series Purchase Agreement and each Related Document by the Seller, and the fulfilment of the terms hereof and thereof by the Seller have been duly obtained, effected or given and are in full force and effect.

(b)	The representations and warranties set forth in this Section 2.03 shall survive the Transfers of undivided ownership interests in the Account Assets to the Co-Owners. Upon discovery by the Seller, the Servicer, the Custodian or any Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

2.04	Representations and Warranties of the Seller Relating to this Agreement, any Series Purchase Agreement and the Receivables

(a)	The Seller hereby represents and warrants to the Co-Owners, the Custodian and each Credit Enhancement Provider that:

(i)	Legal, Valid and Binding Obligation. As of the applicable Closing Date or an Addition Date, each of this Agreement, the applicable Series Purchase Agreement and Related Documents to which it is a party, constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors from time to time in effect and except as such enforceability may be limited generally by principles of equity;

(ii)	Account Information Accurate and Complete. As of the date hereof and, hereafter, as of the applicable date of delivery pursuant to Section 2.02(d), the information relating to the Accounts delivered to the Custodian in a computer file, magnetic tape, written list or microfiche as supplemented from time to time as provided under Section 2.02(d) contains an accurate and complete listing in all material respects of all the Accounts established by the Seller as of the applicable Cut-Off Date, the Addition Cut-Off Date, the Removal Date, the Purging Date or the Determination Day, as the case may be, and the information contained therein with respect to the account numbers of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the applicable Cut-off Date or such Addition Cut-Off Date or Removal Date or Purging Date or Determination Day, as the case may be. The Initial Accounts have been selected in accordance with account selection methodology set out in Exhibit “D” attached hereto and the Initial Accounts represent in all material respects all of the Eligible Accounts that satisfy the account selection methodology set out in Exhibit “D” as of the applicable Cut-Off Date;

(iii)	No Adverse Claims. The Seller has transferred, assigned, conveyed and delivered to, and deposited with, the Custodian, as agent, nominee and bare trustee for and on behalf of the Seller all of the Seller’s present and future right, title and interest in, to and under the Account Assets free and clear of Liens. Upon the entering into of a Series Purchase Agreement, undivided ownership interests in each of the Receivables owing under the Accounts established by the Seller will have been Transferred to the related Co-Owner and, if applicable, Credit Enhancement Provider, free and clear of any Liens and adverse claims;

(iv)	All Consents Obtained. Subject to Section 3.11, all authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the Transfer of an undivided ownership interest in each Receivable owing under the Accounts, have been duly obtained, effected or given and are in full force and effect;

(v)	Eligible Accounts. On the applicable Cut-Off Date, each Initial Account was an Eligible Account, on each Addition Cut-Off Date, each Additional Account will be an Eligible Account and is not subject to any right of set-off, right of rescission, counterclaim or other defense other than those arising out of or under applicable bankruptcy, insolvency or other similar laws affecting the rights of creditors or under the principles of equity;

(vi)	Title and No Adverse Claims. On each Closing Date, the Seller has good and marketable title to the Account Assets (save and except for the claims of any other Co-Owner and, if applicable, Credit Enhancement Provider, under or in respect of a Series Ownership Interest) and immediately prior to any Eligible Account becoming an “Account” hereunder, the Seller will have good and marketable title to the receivables under such account, in each case free and clear of any Liens and adverse claims;

(vii)	Registrations. Subject to Section 3.11, financing statements and all other applicable instruments or documents have been filed or registered under each applicable PPSA as may be necessary to preserve, protect and perfect the Transfers to the Co-Owner of undivided ownership interests in the Account Assets at the times and in the manner required under this Agreement; and

(viii)	Specified Account Designation Requirements. To the extent that the Accounts include credit card accounts of a Specific Account Designation, the Seller is a general member, licensee or customer in good standing of such Specified Account Designation Entity and is legally bound to perform the obligations of, and entitled to receive the benefits of, a general member, licensee or customer, in each case, as set forth in the applicable Specified Account Designation Requirements. To the best of the Seller's knowledge, the obligations of the other members or licensees of the applicable Specified Account Entity which may be owing to the Seller from time to time under Specified Account Designation Requirements are enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors from time to time in effect and except as such enforceability may be limited generally by principles of equity. To the best of the Seller's knowledge, it has not violated any of the applicable Specified Account Designation Requirements in any manner which, in the reasonable opinion of the Seller, would materially and adversely affect the performance by the Seller of its material obligations under this Agreement, the applicable Series Purchase Agreement or any Related Document and it is not aware of any current or pending review of its membership or licence thereunder.

(b)	The representations and warranties set forth in this Section 2.04 shall survive the Transfers of undivided ownership interests in the Custodial Property to the Co-Owner. Upon discovery by the Seller, the Servicer or the Custodian of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

2.05	Mandatory Purchase of Account Assets and Ownership Interest

(a)	If:

(i)	any representation or warranty made by the Seller in Sections 2.03 or 2.04 is found to have been incorrect when made and such incorrect representation or warranty has a material adverse effect on a Co-Owner's or, if applicable, Credit Enhancement Provider’s interest in any Account Assets, and continues to be incorrect or unremedied, and continues to have such a material adverse effect, for a period of 30 Business Days, or such longer period (not in excess of 150 days) as may satisfy the Rating Agency Condition, after delivery by the Custodian or any Co-Owner or, if applicable, any Credit Enhancement Provider of written notice thereof to the Seller, or

(ii)	it is so provided in Section 2.06(a)(i) or in any Series Purchase Agreement,

then the Seller shall purchase the undivided ownership interest of each Co-Owner or, if applicable, any Credit Enhancement Provider, in all affected Account Assets on or before the expiry of such 30 Business Day or longer period described above on the terms and conditions set forth in Section 2.05(b).

(b)	The purchase price of the interest in Account Assets purchased by the Seller from each Co-Owner under Section 2.05(a) (which shall include the purchase price for the interest in the Account Assets of a related Credit Enhancement Provider) shall be an amount equal to the Series Share of the outstanding Receivables balance in those affected Accounts and shall be satisfied by the Seller paying to the Servicer the outstanding Receivables balance in those affected Accounts for deposit by the Servicer into the Collection Account as Purchase Proceeds to the extent required under Section 5.02(b). Upon the purchase of the interest in such Account Assets by the Seller, each Co-Owner and, if applicable, any Credit Enhancement Provider, shall automatically and without further action be deemed to Transfer to the Seller, without recourse, representation or warranty, all of its right, title and interest in and to such Account Assets, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Custodian shall execute such documents and instruments of transfer or assignment, release, reconveyance or discharge, as the case may be, and take such other actions as may be reasonably requested by the Seller to effect the Transfer by each Co-Owner, any Credit Enhancement Provider, if applicable and of the Custodian to the Seller of their respective interests in Account Assets pursuant to this Section. By entering into a Series Purchase Agreement each Co-Owner or their Agent, if applicable, and, if applicable, any Credit Enhancement Provider, hereby authorizes the Custodian to enter into such documents and instruments on its behalf. The obligation of the Seller to purchase and make payment for the interest in Account Assets, and of the Servicer to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Co-Owner and, if applicable, any Credit Enhancement Provider.

2.06	Covenants of the Seller

(a)	The Seller hereby covenants that:

(i)	Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable to be evidenced by any instrument, investment property or chattel paper (as such terms are defined in the Personal Property Security Act (Ontario)) and if any Receivable is so evidenced the Seller shall purchase such Receivable in accordance with Section 2.05;

(ii)	Security Interests. Except for the Transfers hereunder or, in relation to the Retained Interest, as permitted under Section 2.06(a)(iii), the Seller will not Transfer to any other Person, or grant, create, incur or assume any Lien on, any Account Asset, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Co-Owners and, if applicable, any Credit Enhancement Provider, in, to and under the Account Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller;

(iii)	Retained Interest. Except in connection with:

(A)	any transaction permitted by Article Three or Section 7.04; or

(B)	conveyances with respect to which the Rating Agency Condition shall have been satisfied,

the Seller agrees not to Transfer its Retained Interest or assign this Agreement and any such attempted Transfer shall be void;

(iv)	Delivery of Collections. If the Seller receives Collections the Seller agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof;

(v)	Notice of Liens. The Seller shall promptly notify the Custodian after becoming aware of any Lien on any Receivable;

(vi)	Notation of Assignment, Delivery and Deposit with Custodian. The Seller shall indicate generally in its computer files or other records that its right, title and interest in Receivables have been transferred, conveyed, assigned and delivered to and deposited with the Custodian as agent, nominee and share trustee for and on behalf of all present and future Co-Owners, Credit Enhancement Providers if so provided in the applicable Series Purchase Agreement and the Seller pursuant to this Agreement and the Series Purchase Agreements and, prior to the Transfer to a third party of any interest in any receivable, the Seller shall examine its computer files or other records to determine that such receivable is not a Receivable;

(vii)	Accounting Treatment. The Seller shall treat the Transfers of Ownership Interests and any Additional Ownership Interest as sales for accounting and financial reporting purposes, except and to the extent that the Seller's auditors indicate that such treatment is not consistent with Canadian generally accepted accounting principles including the accounting requirements of the Office of the Superintendent of Financial Institutions;

(viii)	Changes to Terms of Accounts, Credit Card Agreements and Credit Card Business. Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of any or all of the Accounts established by it, the terms and provisions of the Credit Card Agreements related thereto and its policies, practices and procedures relating to the operation of its credit card business in any respect whatsoever (including the termination of inactive Accounts, the calculation of the amount and the timing of write-offs, periodic credit, finance or service charges and other fees or amounts charged or assessed with respect thereto or in connection therewith and the designation, name or class of the applicable card or cards) only if such change is made:

(A)	to comply with changes in applicable laws; or

(B)	so that the terms and provisions of the Accounts, Credit Card Agreements and/or such policies, practices and procedures are, in the opinion of the Seller acting reasonably, competitive with those currently available to customers of its competitors or, in the opinion of the Seller acting reasonably, will be competitive with those which are expected to be made available by its competitors; or

(C)	applicable to the comparable segment of Seller Credit Card Accounts, if any, owned or serviced by the Seller which have, in the opinion of the Seller, acting reasonably, the same or similar credit characteristics as the Accounts which are the subject of such change, and for such purpose the Retained Interest held by the Seller shall be deemed to constitute a comparable segment of the revolving credit card accounts owned or serviced by the Seller; or

(D)	in any other manner which, in the opinion of the Seller acting reasonably, is not materially detrimental to the interests of the Co-Owner;

(ix)	Specified Account Designation. The Seller shall, to the extent applicable to Accounts owned, established or serviced by it, use its commercially reasonable best efforts to remain, either directly or indirectly, a member, licensee or customer in good standing of the applicable Specified Account Designation Entity and the related credit card system;

(x)	Information Provided to Rating Agencies. The Seller will use its best efforts to cause all information provided to any Rating Agency pursuant to this Agreement, each Series Purchase Agreement and any Series Credit Enhancement Agreement or in connection with any action required or permitted to be taken hereunder or thereunder to be complete and accurate in all material respects; and

(xi)	Maintenance of Good Standing and Qualifications. Except as permitted pursuant to Section 7.04, the Seller shall maintain its corporate existence, its corporate power and authority and all licences and approvals necessary to perform its obligations under this Agreement, each Series Purchase Agreement and each Related Document, to the extent that the failure to do so would have a material adverse effect on the rights of the Custodian, any Co-Owner or any Credit Enhancement Provider hereunder or thereunder.

2.07	Addition of Accounts

(a)	If, as of the close of business on a Determination Day, the Pool Balance is less than the Required Pool Balance as determined on the following Reporting Day (after giving effect to the calculations, allocations, distributions and adjustments to be made on the following Distribution Day), the Seller shall, on or prior to the close of business on the tenth day following such Reporting Day designate Seller Credit Card Accounts to be included as Additional Accounts or add participations representing undivided interests in or securities backed by a pool of assets consisting primarily of credit card receivables and collections thereon (“Participations”) if not prohibited under any Series Purchase Agreement, in each case as of such Reporting Day or any earlier date and Transfer undivided co-ownership interests in the related Account Assets to the Co-Owners and, if applicable, Credit Enhancement Providers such that, after giving effect to such addition, the Pool Balance as of the close of business on such day is at least equal to the Required Pool Balance. The inclusion of Participations shall be

(i)	effected by an amendment by the Seller and the Custodian of this Agreement which will not require the consent or approval of any Co-Owners, and

(ii)	subject to the satisfaction of the Rating Agency Condition with respect to all Series.

The failure of the Seller to designate Seller Credit Card Accounts as Additional Accounts or Participations and Transfer undivided ownership interests in the related Account Assets to the Co-Owners and, if applicable, Credit Enhancement Providers as provided in this Section solely as a result of the unavailability of a sufficient amount of Receivables or Participations shall not constitute a breach of this Agreement, but shall result in the occurrence of an Amortization Event in respect of a Series if the related Series Purchase Agreement so provides.

(b)	The Seller may from time to time, in its sole discretion, subject to the conditions specified in Section 2.07(c) voluntarily designate Seller Credit Card Accounts to be included as Additional Accounts as of the applicable Addition Date and Transfer to the Co-Owners and, if applicable, Credit Enhancement Providers undivided ownership interests in the Account Assets of such Additional Accounts.

(c)	An undivided ownership interest in the Account Assets of an Additional Account shall be Transferred to the Co-Owners and, if applicable, Credit Enhancement Providers, effective on the date (the “Addition Date”) and as of the Addition Cut-Off Date, in each case as specified by the Seller in a written notice (the “Addition Notice”) delivered by the Seller to the Co-Owners, the Custodian, the Servicer,

Credit Enhancement Providers, if applicable, and each Rating Agency on or before the fifth Business Day prior to the related Addition Date, only if the following conditions are satisfied:

(i)	the Seller shall have given the Custodian, the Servicer and each Rating Agency an appropriate Addition Notice (unless such notice requirement is otherwise waived by such Persons) in accordance with this Section;

(ii)	the Additional Account shall be an Eligible Account as of the related Addition Cut-Off Date;

(iii)	to the extent required by Section 5.02, the Servicer shall have deposited in the Collection Account all Collections with respect to such Additional Account since the Addition Cut-Off Date;

(iv)	as of each of the Addition Cut-Off Date and the Addition Date, the Seller was not insolvent, shall not have been made insolvent by the Transfer resulting from the designation of such Additional Account and is not aware of any pending insolvency;

(v)	the addition of such Additional Account shall not result in the occurrence of an Amortization Event in respect of any Series;

(vi)	the sum of (A) the aggregate amount of Principal Receivables as of the proposed Addition Cut-Off Date in the Seller Credit Card Accounts designated by the Seller in the Addition Notice and (B) the aggregate amount of Principal Receivables in Seller Credit Card Accounts as of the applicable Addition Cut-Off Date(s) added as Additional Accounts during the three month period preceding the proposed Addition Cut-Off Date set forth in such Addition Notice, shall not exceed 15% of the aggregate Invested Amounts of all Series determined as of the Determination Day immediately preceding such three month period;

(vii)	the sum of (A) the aggregate amount of Principal Receivables as of the proposed Addition Cut-Off Date in the Seller Credit Card Accounts designated by the Seller in the Addition Notice, and (B) the aggregate amount of Principal Receivables in Seller Credit Card Accounts as of the applicable Addition Cut-Off Date(s) added as Additional Accounts during the 12 month period preceding the proposed Addition Cut-Off Date set forth in such Addition Notice shall not exceed 20%, or such lower percentage as may be specified in any Series Purchase Agreement, of the aggregate Invested Amounts of all Series determined as of the Determination Day immediately preceding such 12 month period or if such day precedes the date of the Original Pooling and Servicing Agreement, the aggregate Initial Invested Amount of all Series outstanding on the date of the Original Pooling and Servicing Agreement;

(viii)	the Seller shall have delivered to the Custodian an Officer’s Certificate (upon which, in the absence of knowledge to the contrary, it shall be entitled conclusively to rely without making inquiries with regard to the matters set forth therein and without liability in so relying), dated as of the Addition Date, confirming that, to the extent applicable,

(A)	the items set forth in Sections 2.07(c)(ii) through (iv) and 2.07(c)(vi) and (vii) (if applicable), above, are true and correct in all material respects as of the Addition Date and, in the case of the items set forth in Sections 2.07(c)(ii) and (iv), as of the Addition Cut-Off Date;

(B)	the Seller reasonably believes that the addition of such Additional Account will not result in the occurrence of an Amortization Event in respect of any Series; and

(C)	the Seller has complied with all requirements of this Agreement in respect of the Transfer of Account Assets in such Additional Account;

(ix)	the Seller shall have delivered to the Custodian, each Co-Owner, each Credit Enhancement Provider and each Rating Agency an Opinion of Counsel substantially in the form of Exhibit “B” or such other form as satisfies the Rating Agency Condition with respect to all Series; and

(x)	the Rating Agency Condition with respect to all Series and the Related Securities shall have been satisfied in respect of the proposed addition of Accounts.

2.08	Removal of Accounts

The Seller may designate one or more Accounts (each, a “Designated Account”), which, subject to the following conditions, shall cease to be Accounts on the applicable Removal Date:

(i)	the Seller shall deliver to the Custodian, each Co-Owner, any Credit Enhancement Provider and each Rating Agency a written notice (a “Removal Notice”) specifying the account numbers of the Designated Accounts and the date (the “Proposed Removal Date”) on which the Receivables in the Designated Accounts will be paid or purchased, as applicable, which date shall be not less than 5 Business Days following the delivery of such notice;

(ii)	the Pool Balance by subtracting the aggregate Principal Receivables in the Designated Accounts shall not be reduced to less than the Required Pool Balance in each case determined as of the opening of business on the Removal Date;

(iii)	the outstanding balance of Receivables in the Designated Accounts on the second Business Day preceding the Proposed Removal Date (the “Designated

Balance”) shall not exceed 10% of the Pool Balance as of the opening of business on the Proposed Removal Date;

(iv)	the Seller shall pay on behalf of the applicable Obligors the Designated Balance under the Designated Accounts, or, purchase the Receivables due thereunder, in each case by depositing cash, as Purchase Proceeds, in an amount equal to the Designated Balance outstanding under the Designated Accounts into the Collection Account on or prior to the Removal Date (or if the Servicer is entitled to commingle funds in accordance with Section 5.02 such amounts may be deposited as provided for in Section 5.02(b));

(v)	the Seller shall be deemed to represent and warrant as of the applicable Removal Date that in its reasonable belief the removal of the Designated Accounts on the Removal Date will not cause an Amortization Event in respect of any Series to occur or cause the Pool Balance to be less than the Required Pool Balance; and

(vi)	the Rating Agency Condition with respect to all Series and the Related Securities shall have been satisfied in respect of the proposed removal of Accounts.

On the day on which the Designated Balance is paid or purchased pursuant to this Section 2.08 and the conditions specified in this Section 2.08 with respect to a Designated Account are satisfied (a “Removal Date”), such Designated Account shall thereupon be removed and shall cease to be an Account (a “Removed Account”) and upon the written request of the Seller, the Custodian on behalf of all Co-Owners and Credit Enhancement Providers shall execute and deliver to the Seller a reassignment of such Person's interest in the related Account Assets, in form reasonably satisfactory to the Seller.

2.09	Purging of Accounts

An Account will cease to be an Account (each, a “Purged Account”) on the date (the “Purging Date”) on which the following conditions are satisfied:

(i)	such Account has no Receivables outstanding; and

(ii)	such Account is terminated in accordance with the Servicer's practices and procedures for terminating inactive Seller Credit Card Accounts, including terminations in circumstances where such Seller Credit Card Account has been inactive for a period of time.

The Seller shall be deemed to represent and warrant as of the applicable Purging Date that the conditions specified in clauses (i) and (ii) immediately above have been satisfied with respect to such Purged Account.

2.10	Interchange Fee Calculations

Nothing in the Pooling and Servicing Agreement will limit the ability of the Seller from time to time in its sole discretion, to voluntarily increase or decrease the rate used to calculate amounts receivable or payable in respect of MasterCard Interchange Fees, VISA Interchange Fees or Other Interchange Fees. For greater certainty, all Series shall have an interest in Interchange Fees.

Article Three
CREATION AND SALE OF OWNERSHIP INTERESTS

3.01	Creation and Sale of the Ownership Interest in Series and Classes

(a)	On or before the Closing Date for any Series the parties hereto and the related Co-Owner and, if applicable, related Credit Enhancement Provider, will execute and deliver a Series Purchase Agreement which, subject to Section 1.12, will create and Transfer such Series to such Co-Owner and, if applicable, such Credit Enhancement Provider, and specify the Principal Terms of such Series.

(b)	The creation and Transfer by the Seller of Ownership Interests of a Series and the obligation of the Custodian to execute and deliver the related Series Purchase Agreement and any related Series Credit Enhancement Agreement are subject to the satisfaction of the following conditions:

(i)	in respect of each Series, Ownership Interests of which are to be created and Transferred following the date hereof, on or before the fifth Business Day immediately preceding the proposed Closing Date for such Series, the Seller shall have given the Custodian, the Servicer, each Co-Owner or Agent, if applicable, each Rating Agency and each Credit Enhancement Provider notice of the proposed creation and Transfer of such Series and the proposed Closing Date for such Series;

(ii)	the Seller shall have delivered to the Custodian the related Series Purchase Agreement specifying the Principal Terms of such Series and executed by each party thereto, other than the Custodian;

(iii)	the Seller shall have delivered to the Custodian any related Series Credit Enhancement Agreement executed by each of the parties thereto, other than the Custodian;

(iv)	the Custodian shall have received an Opinion of Counsel substantially in all material respects in the form of or as contemplated by Exhibit “B” or in such other form as satisfies the Rating Agency Condition in relation to each Series;

(v)	the Rating Agency Condition shall have been satisfied with respect to the creation and Transfer of such Series; and

(vi)	the Seller shall have delivered to the Custodian, each Co-Owner or Agent, if applicable, and each Credit Enhancement Provider, an Officer’s Certificate, dated the related Closing Date, to the effect that (i) the Seller reasonably believes that such Transfer will not result in the occurrence of an Amortization Event in respect of any Series, and (ii) no “Amortization Event” (as defined in the Series Purchase Agreement for the Series) has occurred and is continuing on the related Closing Date and immediately after giving effect to such Transfer, the Pool Balance shall not be less than the Required Pool Balance.

Upon the satisfaction of the foregoing conditions, the Seller, the Servicer and the Custodian shall execute the Series Purchase Agreement and each related Series Credit Enhancement Agreement (the Custodian signing for and on behalf of all then existing Co-Owners and Credit Enhancement Providers of all outstanding Series) and, upon payment to the Seller of the consideration in respect of each Ownership Interest of the Series, the Seller shall Transfer such Ownership Interests to the Co-Owners of the Series in accordance with the terms and subject to the conditions of this Agreement and the applicable Series Purchase Agreement.

3.02	Completion of Purchase

The purchase price of a Series shall be the amount indicated in the related Series Purchase Agreement, which amount shall be paid and satisfied by payment of such amount by the Co-Owners of the Ownership Interests of such Series to the Seller at the time and in the manner contemplated therein.

3.03	Optional Purchases of Additional Ownership Interests

(a)	After the applicable Closing Date the Co-Owners of a Series and, if applicable, a related Credit Enhancement Provider or alternatively the Agent for a Series, may, from time to time, subject to any limitations contained in the related Series Purchase Agreement, offer to purchase from the Seller or the Co-Owners and, if applicable, a related Credit Enhancement Provider or the Agent for a Series on their behalf, may accept offers from the Seller to Transfer, Additional Ownership Interests of the Series and within the Series of one or more Classes in stated dollar amounts.

(b)	Each offer to purchase or Transfer an Additional Ownership Interest shall be in writing and shall specify the stated dollar amount of such Additional Ownership Interest, the Class or Classes, if any, to which the offer relates the terms of the offer and any resulting amendments to any effective Distribution Notice with respect to the time, manner and funding requirements necessary, assuming the completion of the Transfer of the Additional Ownership Interest, to meet actual or expected distribution requirements relating thereto. If the Seller, a Co-Owner and, if applicable, the related Credit Enhancement Provider, or Agent of a Series as applicable accepts such offer, the Seller shall Transfer to such Co-Owners and, if applicable, the related Credit Enhancement Provider and such Co-Owners and, if applicable, the related Credit Enhancement Provider shall purchase from the Seller, on the date specified in such offer or such other date as may be agreed, such Additional Ownership Interests, in which event the Invested Amount of the applicable Series shall be increased accordingly.

(c)	The Seller shall promptly give written notice to the Servicer of the stated dollar amount of the Additional Ownership Interest Transferred pursuant to this Section and the date or proposed date of Transfer and the Servicer shall take the amount of such Additional Ownership Interests into account when making determinations and calculations required hereunder and under the related Series Purchase Agreement.

(d)	The purchase price of each Additional Ownership Interest Transferred as contemplated in this Section and the stated dollar amount of such Additional Ownership Interest may, subject to Section 1.12, be set forth in an amendment to the original Series Purchase Agreement for the related Series to the extent that the related Series Purchase Agreement does not contain provisions in respect thereof. Upon execution and delivery of such amendment by the Seller, the Co-Owners or Agent, the related Credit Enhancement Provider, if applicable, and the Custodian, the Additional Ownership Interest shall be Transferred to the Co-Owners of the relevant Series, their Agent, if applicable, and the related Credit Enhancement Provider, if applicable, for all purposes hereunder and the Invested Amount shall be adjusted accordingly.

3.04	Undivided Co-Ownership of the Custodial Property

The Co-Owners of each Series and, if applicable, the related Credit Enhancement Providers shall own an undivided co-ownership interest in the Account Assets (excluding for greater certainty Series Accounts and Series Credit Enhancement which shall be owned as specified in the applicable Series Purchase Agreement), as tenants-in-common with each other Co-Owner and, if applicable, Credit Enhancement Providers, and the Seller. Each Co-Owner, Credit Enhancement Provider, if applicable, and the Seller shall be entitled to participate in the income from the Account Assets and receive allocations and distributions of Collections, Purchase Proceeds, deposits in respect of Credit Adjustments, other amounts deposited in the Collection Account and, to the extent provided for in a Series Purchase Agreement and/or Series Credit Enhancement Agreement, from a Series Account or from a Series Credit Enhancement, together with any investments, and proceeds from such investments made with such deposits in each case to the extent, at the times and in the amounts provided for hereunder and in the applicable Series Purchase Agreement. No Co-Owner, Credit Enhancement Provider, if applicable, nor the Seller, as a co-owner of the Account Assets, shall have a separate interest in or to any Receivable under any particular Account, but rather each shall be entitled to participate in: (i) the income from the Account Assets, (ii) Collections, Purchase Proceeds, deposits in respect of Credit Adjustments and other amounts deposited in the Collection Account, and (iii) Series Credit Enhancement, if applicable, and will bear their share of losses in respect of the Account Assets and their share of Pool Expenses, in each case to the extent and in the manner provided for hereunder and in the applicable Series Purchase Agreement. Subject to Section 10.14, this Agreement may not be revoked by the Seller, any Co-Owner or any Credit Enhancement Provider. The Ownership Interest of each of the Co-Owners and, if applicable, Credit Enhancement Providers and the Retained Interest of the Seller shall accordingly be transferable only in accordance with this Agreement and the applicable Series Purchase Agreement and no Co-Owner, Credit

Enhancement Provider, if applicable, nor the Seller may seek or be entitled to partition or other division of the Custodial Property held by the Custodian hereunder and pursuant to Series Purchase Agreements and Series Credit Enhancement Agreements. Each Co-Owner and, if applicable, Credit Enhancement Provider and the Seller shall acquire Ownership Interests and hold the Retained Interest, as applicable, subject to the terms of this Agreement and shall be so bound with respect to such Person’s ability to deal with such interests.

3.05	Assurances

The Seller and each Co-Owner or Agent for a Series and each Credit Enhancement Provider shall execute and deliver such further assignments, conveyances and assurances as Counsel may advise are necessary to give full effect to, and to record, if necessary, transfers of the interest of the Co-Owners, the Credit Enhancement Providers and the Seller in the Account Assets.

3.06	No Recourse

Except as and to the extent expressly provided for herein or in a Series Purchase Agreement, the Transfer of each Ownership Interest or any Additional Ownership Interest provided for herein and therein is without recourse and none of the Custodian, the Seller, the Servicer or any other Person, except to the extent specifically provided for pursuant to the related Series Purchase Agreement or Series Credit Enhancement Agreement, has or will guarantee payment of the Receivables or in any way represents or undertakes that the Receivables or any of them will realize their face value or any part thereof.

3.07	Serviced Interest

Each Ownership Interest and any Additional Ownership Interest shall be a serviced interest, meaning that neither the Custodian nor any Co-Owner shall have any obligation to collect the Receivables or to pay compensation to the Servicer for its services or any other amount relating to the servicing of the Receivables which may be contemplated to be paid to the Seller pursuant to a Series Purchase Agreement except as provided for in Section 5.05(b). The Servicer acknowledges it has assumed total responsibility for servicing the Account Assets and agrees that it will carry out and fulfil such responsibility.

3.08	Right of Co-Owners to Participate

As a result of its ownership of an Ownership Interest, each Co-Owner shall be entitled to participate in and receive its share of Collections, Purchase Proceeds and amount deposited in respect of Credit Adjustments and shall be obligated to share in any Written-Off Amounts and pay its share of Pool Expenses, all as and to the extent provided herein and under the applicable Series Purchase Agreement.

3.09	Reports and Notices to Custodian

Where a report, notice, document or other communication is required or permitted to be given to the Custodian under this Agreement or any Series Purchase Agreement the Custodian shall in turn give such report, notice, document or other communication to each Co-Owner and, if required under the applicable Series Purchase Agreement, the related Credit Enhancement Provider except where such report, notice, document or other communication is addressed to a Co-Owner or Credit Enhancement Provider in which case the Custodian may assume that a copy thereof has been delivered to such Co-Owner or Credit Enhancement Provider.

3.10	Co-operation

Upon satisfaction of the conditions in Section 3.01, each of the other parties hereto shall, at the request and expense of the Seller, execute and deliver such documents and carry out such acts as Counsel shall advise are necessary to permit the completion of the Transfer referred to therein, including any amendments to this Agreement and any Series Purchase Agreement necessary to give effect to the same.

3.11	Registration

The Seller shall register and file this Agreement, any Series Purchase Agreement, any Related Documents and all instruments supplementary or ancillary hereto or thereto, or financing statements or other documents in respect thereof, without delay, in each province and territory of Canada where registration thereof may be necessary or of material advantage in preserving, protecting and perfecting each Ownership Interest and the Retained Interest; provided, however, that, except for the Province of Ontario, for which the registrations and filings shall be made on or before the Closing Date or Addition Date, as applicable, such registrations and filings in any and all other applicable provinces and territories of Canada shall be completed by the Seller within seven days of the Closing Date or Addition Date, as applicable. The Seller shall renew such registrations and make such additional registrations and filings and obtain any required approvals from time to time as and when required.

3.12	Payments to be Held in Trust

If for any reason any amount which, under the terms hereof, is intended to be the property of a Co-Owner or, if applicable, Credit Enhancement Provider, is paid to the Seller, the Seller hereby declares itself to be a trustee of such amount for the benefit of, and agrees to hold the same for the benefit of, and to pay such amount to, such Co-Owner or Credit Enhancement Provider, as applicable, on its demand.

3.13	Ownership Interests Evidenced by Certificates

A Series Purchase Agreement for a Series may provide that the Ownership Interests of the Series, or one or more Classes within the Series, may be evidenced by certificates issued in fully registered form, including any uncertificated Series or Class, or in bearer form, which certificates shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Purchase Agreement, and issuable, transferable and subject to cancellation in accordance with the terms and conditions set forth in, the applicable Series Purchase Agreement.

3.14	Series Credit Enhancement

(1)       Upon or subsequent to the creation and Transfer of Ownership Interests of a Series pursuant to a Series Purchase Agreement and hereunder, the Seller, the Co-Owners of the Series or their Agent, each existing Credit Enhancement Provider for a Series and the Custodian may agree among themselves, or with one or more Credit Enhancement Providers pursuant to a Series Credit Enhancement Agreement, to provide or create Series Credit Enhancement in relation to such Series or in relation to one or more Classes thereof. Each Co-Owner, upon acquiring an Ownership Interest of a Series or Class, acknowledges and agrees that any Series Credit Enhancement relating to any other Series or Class and in any Series Account relating to another Series or Class shall not be available for any purpose in respect of the Ownership Interest of such Co-Owner unless the applicable Series Purchase Agreement or Series Credit Enhancement Agreement for such other Series or Class provides that such Co-Owner is to have the benefit of such Series Credit Enhancement.

(2)       A Credit Enhancement Provider shall be entitled to exercise the rights, and to be entitled to the benefits afforded in favour of a “Credit Enhancement Provider” hereunder and under the related Series Purchase Agreement and Series Credit Enhancement Agreement to the extent herein and therein provided; provided, however, that the terms of a Series Credit Enhancement Agreement or a Series Purchase Agreement relating to a particular Series shall not affect, modify or amend any other Series Purchase Agreement or Series then existing or any Series Credit Enhancement or Series Account relating thereto, and such terms shall modify or amend the terms of this Agreement solely to the extent such modification or amendment relates to such particular Series.

(3)       By duly executing and delivering a Series Credit Enhancement Agreement to the Custodian, the related Credit Enhancement Provider shall be deemed to have automatically appointed the Custodian as agent for and on its behalf for the purposes contemplated hereunder and under the related Series Purchase Agreement. Any and all interests in, to or under or claims against the Account Assets or the related Series shall be exercised and enforced by the Credit Enhancement Provider solely through the Custodian and only in accordance with the provisions hereof and of the related Series Purchase Agreement and Series Credit Enhancement Agreement.

3.15	Amortization Events

(a)	The following events shall constitute Amortization Events for all Series:

(i)	except where the terms of Section 7.04 of this Agreement have been complied with, there is commenced against the Seller or any Successor Servicer any proceeding or the taking of any step by or against the Seller or any Successor Servicer for the dissolution, liquidation or winding-up of the Seller or any Successor Servicer for any relief from the laws of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement, compromise or winding-up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or other Person with similar powers with respect to the Seller or any Successor Servicer unless such proceeding or step is being contested in good faith by the Seller or any Successor Servicer, as the case may be;

(ii)	the Pool Balance on any Determination Day is less than the Required Pool Balance on such day and such deficiency has not been remedied by the addition of Additional Accounts pursuant to this Agreement within ten days after the first Reporting Day on which such deficiency is identified by the Servicer; or

(iii)	on any Business Day (A) the Servicer is required pursuant to Section 5.02(a) of this Agreement to deposit Collections into the Collection Account not later than the second Business Day after the Date of Processing thereof, (B) the Servicer continues to commingle excess Collections, Purchase Proceeds and amounts in respect to Credit Adjustments as permitted by Section 5.02(a)(i), and (C) the daily asset test described in paragraph (a) of the definition of Partial Commingling Condition indicates that the Pool Balance is less than the Required Pool Balance for on such Business Day and such deficiency has not been remedied by the addition of Additional Accounts pursuant to this Agreement within ten days after the Business Day on which such deficiency is identified by the Servicer.

(b)	The Series Purchase Agreement for a Series shall set forth provisions which shall govern the occurrence and effect of Amortization Events set forth therein.

(c)	The Servicer, upon learning of any Amortization Event in respect of any Series or any breach of the daily asset test referred to in paragraph (a) of the definition of Partial Commingling Condition, shall promptly notify the Seller, the Custodian, the Co-Owner of the Series, any Agent for the Series, each Credit Enhancement Provider, each Rating Agency and each other Person specified in any Series Purchase Agreement as being entitled to receive notice under this Section.

(d)	The Series Purchase Agreement for a Series may provide that an Amortization Event in respect of the Series may be rescinded and annulled by a Co-Owner Direction of the Series in order to recommence the Revolving Period or Accumulation Period, as the case may be, for the Series.

Article Four
DETERMINATION OF INVESTED
AMOUNT AND RELATED CALCULATIONS

4.01	Determination of the Invested Amount for a Series for a Determination Day

The Invested Amount of a Series for a Determination Day shall be an amount (not less than zero) equal to:

(a)	the Invested Amount of the Series on the preceding Determination Day or the Closing Date, for the first Determination Day;

plus:

(b)	the amounts, each of which is the stated dollar amount of an Additional Ownership Interest acquired after such preceding Determination Day or the Closing Date, for the first Determination Day;

plus:

(c)	the amount in respect of Series Credit Enhancement or a Series Account, if any, to be added in the determination of the Invested Amount, as specified in the related Series Purchase Agreement;

plus:

(d)	an amount equal to the lesser of: (i) the sum of (A) the Series Pool Losses for such Series for the related Determination Period and (B) the Cumulative Invested Amount Deficiency for the Series on the preceding Determination Day, if any; and (ii) the Excess Finance Charge Receivable Collections for the Series for the related Determination Period;

minus:

(e)	the Series Pool Losses for such Series for the related Determination Period;

minus:

(f)	the amount in respect of Series Credit Enhancement or a Series Account, if any, to be subtracted in the determination of the Invested Amount, as specified in the related Series Purchase Agreement;

minus:

(g)	the amount of any deposit to be made into the related Distribution Account on the related Distribution Day pursuant to Sections 5.05(c), 5.05(d)(ii), 5.05(e)(ii) or as otherwise expressly specified in a Series Purchase Agreement.

4.02	Determinations of the Invested Amount for a Series otherwise than for a Determination Day

Where a day is not a Determination Day, the Invested Amount of a Series on the day shall be determined under the provisions of Section 4.01 applied on the assumptions that:

(a)	the day is a Determination Day, and

(b)	the related Determination Period is the period of days from, but not including, the immediately preceding Determination Day (determined without reference to this Section) to, and including, the day.

4.03	Written-Off Amounts

Written-Off Amounts shall not be included in the calculation of the Pool Balance. An Ownership Interest shall, however, continue to constitute an undivided ownership interest in all amounts owing as Receivables under Written-Off Accounts.

4.04	Notification of Maximum Series Entitlement for a Series

On or prior to each Determination Day, each Co-Owner shall deliver to the Servicer written notice of the amount of the Maximum Series Entitlement for the related Series for the Determination Period related to such Determination Day, and the data required to determine such amount, in such form as the Servicer, the Custodian and each Co-Owner may agree to from time to time.

4.05	Reports and Data

The Servicer shall, not later than the Reporting Day in respect of any Determination Day, make all calculations and determinations required under Section 4.01 and 5.05 for the Determination Day and shall provide the Seller, the Custodian and the applicable Co-Owner with a report in writing, in respect of the applicable Series, signed by the Servicer and containing the information in such form as may be agreed to by the Seller, the applicable Co-Owner and the Servicer and such additional information as may reasonably be requested from time to time by the Seller, the Custodian and the applicable Co-Owner as provided in the related Series Purchase Agreement.

Article Five
ALLOCATIONS, DISTRIBUTIONS AND OTHER ENTITLEMENTS

5.01	Establishment of the Collection Account

(a)	The Servicer, for the benefit of each Co-Owner, the Seller and, if applicable, Credit Enhancement Providers, has established, and shall cause to be maintained, in the name of the Custodian, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held as agent for the Co-Owners, the Seller and, if applicable, Credit Enhancement Providers (the “Collection Account”). Schedule 1 identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name and address of the institution with which such account has been established.

(b)	The Custodian shall possess all title documents to, other evidence of ownership of all funds from time to time on deposit in, and all investments and their proceeds which are credited to, the Collection Account. The Custodian shall have sole signing authority in respect of the Collection Account. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Servicer shall establish a substitute Eligible Deposit Account as the Collection Account, instruct the Custodian to transfer any funds and any Eligible Investments to such new Collection Account and, from the date any such substitute account is established and funds and Eligible Investments transferred, such account shall be the Collection Account. If a substitute Collection Account is established pursuant to this Section 5.01, the Servicer shall provide to the Custodian an amended Schedule 1, setting forth the relevant information for such substitute Collection Account.

(c)	All title documents to and other evidences of ownership of all Eligible Investments shall be held by the Custodian, for the benefit of the Co-Owners, the Seller and, if applicable, Credit Enhancement Providers. Funds on deposit in the Collection Account shall be invested by the Custodian solely in such Eligible Investments as shall be directed by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the date on which a withdrawal therefrom is to be made hereunder. As of each Business Day, all interest and other investment earnings (net of losses and investment expenses) earned on investments of funds deposited into the Collection Account which are received on the day shall be credited to the Collection Account.

5.02	Requirement to Make Deposits into the Collection Account

(a)	Subject to Section 5.02(b), the Servicer shall deposit Collections into the Collection Account not later than the second Business Day after the Date of Processing thereof, or earlier to the extent reasonably possible, and shall deposit Purchase Proceeds and payments in respect of Credit Adjustments in the Collection Account on the day that such funds are to be deposited hereunder; provided that:

(i)	except as otherwise expressly provided in any Series Purchase Agreement and so long as the Partial Commingling Condition is met, the Servicer shall only be required to deposit Collections, Purchase Proceeds and amounts in respect of Credit Adjustments into the Collection Account on a Business Day in an aggregate amount equal to the amount which is required to be deposited into the Collection Account pursuant to Section 5.02(b), plus the amount of any Pool Expenses payable on the next succeeding Business Day pursuant to Section 5.05(b) or for which the Servicer determines on the day to withhold and accumulate funds for payment thereafter;

(ii)	if at any time prior to a date on which a distribution is to be made hereunder, the amount of Collections, Purchase Proceeds and amounts in respect of Credit Adjustments deposited into the Collection Account exceeds the amount required to be deposited pursuant to (i), above, the Servicer will be permitted to instruct the Custodian to withdraw the excess from the Collection Account and distribute the amount withdrawn in accordance with the Servicer's instructions. Such excess, together with the amount of Collections, Purchase Proceeds and amounts in respect of Credit Adjustments for a day which are not required to be deposited by the Servicer pursuant to Section 5.02(a)(i), shall be deemed to be allocated and distributed in respect of the Retained Interest; and

(iii)	if on any Business Day (A) the Servicer is required pursuant to Section 5.02(a) of this Agreement to deposit Collections into the Collection Account not later than the second Business Day after the Date of Processing thereof, (B) the Servicer continues to commingle excess Collections, Purchase Proceeds and amounts in respect to Credit Adjustments as permitted by Section 5.02(a)(i), and (C) the daily asset test described in paragraph (a) of the definition of Partial Commingling Condition indicates that the Pool Balance is less than the Required Pool Balance for on such Business Day, then (w) the Servicer shall thereafter deposit Collections into the Collection Account not later than the second Business Day after the Date of Processing thereof, and (x) no payment shall be made to the Seller with respect to its Retained Interest pursuant to Section 5.02(a)(ii) or 5.05(g) of this Agreement or pursuant to any Series Purchase Agreement until (y) the Pool Balance is at least equal to the Required Pool Balance or (z) an Amortization Event has occurred pursuant to Section 3.15(a)(iii), in which case the Seller will only receive payments with respect to its Retained Interest in accordance with the provisions of this Agreement that apply upon the occurrence of an Amortization Event.

(b)	Subject to the express terms of any Series Purchase Agreement, but notwithstanding anything else in this Agreement to the contrary, for so long as:

(i)	an Amortization Commencement Day with respect to any outstanding Series has not occurred; and

(ii)	such other condition or event as may be specified in any Series Purchase Agreement has been complied with,

then the Servicer will not be required to deposit Collections, Purchase Proceeds and payments in respect of Credit Adjustments into the Collection Account in accordance with Section 5.02(a) and will not be required to provide the directions to the Custodian in accordance with Section 5.05, but rather, may commingle and use Collections, Purchase Proceeds and amounts in respect of Credit Adjustments with and as its general funds and make deposits as required directly into the Collection Account or into a Series Account with respect to a Series, in each case on or before 12:00 noon Toronto time on the Business Day on which funds are required to be distributed pursuant to the related Series Account only up to the aggregate amount required to be deposited into the Collection Account or any Series Account or, without duplication, paid on or prior to the related Distribution Day to Co-Owners or to any Credit Enhancement Provider pursuant to the terms of any Series Purchase Agreement or a Related Document or to be paid on account of Pool Expenses pursuant to Section 5.05(b) up to the amount that would otherwise have been deposited by the Servicer to make or provide for such distributions on or prior to such day without regard to this Section 5.02(b). For the purposes of Section 5.05, to the extent that amounts are deposited by the Servicer directly to a Series Account, such amounts shall be deemed to have been deposited to and withdrawn from the Collection Account and deposited in the Series Account and shall satisfy in full any obligation of the Custodian to withdraw and deposit funds pursuant to Section 5.05.

5.03	Distribution Notices and Related Requirements

(a)	Each Series Purchase Agreement shall specify or provide for the delivery by the Co-Owner or its agent of a written statement, (such statement as amended and/or replaced in accordance with the related Series Purchase Agreement, a “Distribution Notice”) specifying separately each distribution (or if not known, a reasonable estimate of the amount of each distribution) to be made in accordance with, the Series Purchase Agreement. The Distribution Notice shall also specify the day upon which each such amount is to be distributed or such earlier date as will ensure with reasonable certainty the deposit of such amounts into the applicable Distribution Account in order to make the required payments on the day. The Series Purchase Agreement will specify the day or days on which the Distribution Notice will be in effect for the purposes of Section 5.05 and the circumstances, if any, in which such Distribution Notice may be amended.

(b)	The Distribution Notice shall, so long as it is effective, constitute an irrevocable direction by the Co-Owner to the Servicer to direct the Custodian to withdraw funds from the Collection Account in respect of a Co-Owner's entitlement to participate in Finance Charge Receivable Collections, collections of Principal Receivables, Purchase Proceeds and deposits in respect of Credit Adjustments, as applicable, and deposit such funds in the applicable Distribution Account for distribution to the Co-Owner in accordance with the related Series Purchase Agreement. The Servicer shall notify and direct the Custodian to make such withdrawals from the Collection Account on each day that each Distribution Notice indicates that a withdrawal shall be made and otherwise to the extent required or permitted hereunder or pursuant to the applicable Series Purchase Agreement. The Custodian shall be entitled to rely, without inquiry or liability, upon the information set forth in any Distribution Notice and any other notice or direction given by the Servicer for all purposes hereof; including applying amounts and making distributions pursuant to Section 5.05.

(c)	If the Servicer notifies the Custodian that distributions have been made into a Distribution Account in an aggregate amount equal to the required distribution amount, then the Custodian shall treat such Distribution Notice as no longer being in effect with respect to such required distribution amount.

5.04	Distribution Accounts and Other Series Accounts

(a)	The Servicer shall establish and maintain in respect of each Series, in the name of the Person so specified in the related Series Purchase Agreement, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the Co-Owner of the Series, and, if provided for in the Series

Purchase Agreement, any related Credit Enhancement Provider (for each Series, the “Distribution Account”) and bearing such other designations as may be required by the applicable Series Purchase Agreement. The Distribution Account of a Series and all funds at any time and from time to time on deposit therein and all investments made from time to time with such funds shall be separate and segregated from the assets of the Co-Owners and Credit Enhancement Providers related to any other Series. The Series Purchase Agreement shall set forth the account number of such account, the account designation of such account, the name and address of the institution at which such account has been established and the particulars of any signing authorities.

(b)	In addition to the Distribution Account of a Series, the Servicer on behalf of the Custodian shall establish and shall cause to be maintained, in the name of the Persons specified in the related Series Purchase Agreement, one or more additional Eligible Deposit Accounts in respect of the Series, in each case for the purposes and subject to the limitations and requirements set forth in the related Series Purchase Agreement (each, a “Series Account” of such Series). The Series Purchase Agreement relating to such Series shall set forth the account number of such account, the account designation of such account, the name and address of the institution at which such account has been established and any other particulars relating to the Series Accounts of the Series. The Person in whose name a Series Account of a Series is established shall execute the related Series Purchase Agreement and the related Series Credit Enhancement Agreement, if any, and, in so doing, shall become obligated to apply the funds on deposit therein in the manner, at the times and for the purposes set forth herein and in the related Series Purchase Agreement and related Series Credit Enhancement Agreement. Unless otherwise specified in the related Series Purchase Agreement or related Series Credit Enhancement Agreement, if any, the Series Accounts of a Series and all funds at any time and from time to time on deposit therein and all investments made from time to time with such funds shall be separate and segregated from the assets of the Co-Owners of and Credit Enhancement Providers related to any other Series.

(c)	All funds withdrawn from the Collection Account on account of a Series shall be deposited by the Custodian, upon the direction of the Servicer, into the related Distribution Account, except to the extent that the Series Purchase Agreement or related Distribution Notice otherwise directs the Custodian to make such deposits into another Series Account for the Series.

(d)	The Person in whose name the Distribution Account or any other Series Account in respect of a Series is established shall possess all title documents to and other evidence of ownership of all funds from time to time on deposit in, and all investments and their proceeds which are credited to, such Distribution Account. Such Person or its agent shall have sole signing authority in respect of such Distribution Account or Series Account.

(e)	As of each Business Day, all interest and other investment earnings (net of losses and reasonable investment expenses) earned on investments of funds deposited into a Series Account which are received on the day shall be credited to the applicable Series Account.

(f)	If, at any time, any Series Account ceases to be an Eligible Deposit Account or the Custodian is directed by the Co-Owners of the Series or any other Person specified in the related Series Purchase Agreement as having such right of direction, the Servicer on behalf of the Custodian shall (a) within 10 days thereof, establish or cause to be established, a substitute Eligible Deposit Account for such Series Account, (b) instruct the Person in whose name such Series Account is established to (x) transfer all funds and investments then deposited in or invested from such Series Account to such substitute Series Account and (y) enter into any documents as may be required under such Series Purchase Agreement and (c) notify the Seller, the Custodian, the related Co-Owner or its Agent and any other Person as may be required in such Series Purchase Agreement of the account number of such substitute Series Account, the account designation of such Series Account and the name and address of the institution at which such Series Account has been established. If a substitute Series Account is established pursuant to this Section 5.04(f) for a Series, the related Series Purchase Agreement shall be deemed to be amended to include the relevant information for such substitute Series Account.

5.05	Distributions of Collections, Purchase Proceeds and Credit Adjustment Deposits

(a)	The Servicer shall allocate Finance Charge Receivable Collections and collections of Principal Receivables, Purchase Proceeds and amounts deposited to the Collection Account in respect of Credit Adjustments to the Co-Owners of each Series in an amount equal to the Series Ownership Entitlement and Series Principal Collections. Following the determination of the Excess Requirements for each Series, the remaining collections of Principal Receivables, Purchase Proceeds and amounts deposited to the Collection Account in respect of Credit Adjustments shall be allocated to the Co-Owners of each Series in an amount equal to the remaining Available Excess Collections.

(b)	On each Distribution Day, the Custodian, upon the written direction of the Servicer, shall withdraw from amounts deposited in the Collection Account in respect of Finance Charge Receivable Collections an amount equal to the Pool Expenses for the related Determination Period payable on such day and apply such amount as follows:

(i)	first, the Custodian shall be entitled to retain an amount equal to all fees payable to it on such day in connection with its acting as Custodian hereunder, plus the aggregate amount of all expenses of the Custodian for which it is entitled to be reimbursed on the day by the Seller and the Co-Owners hereunder;

(ii)	second, the Custodian shall pay to the Successor Servicer, if any, an amount equal to all fees payable to the Successor Servicer hereunder on such day, plus the aggregate amount of all expenses of the Successor Servicer for which it is entitled to be reimbursed from such amounts on the day by the Seller and the Co-Owners hereunder; and

(iii)	third, to the independent auditors referred to in paragraph (c) of the definition of “Pool Expenses”.

Pool Expenses for any Determination Period shall be borne by the Co-Owners of a Series in an amount equal to the product of (x) the Floating Allocation Percentage of the Series for such Determination Period, and (y) the Pool Expenses for such Determination Period, if any, and the amount by which the Pool Expenses for such Determination Period exceeds the sum of the amounts to be borne by each of the Co-Owners as determined above, shall be borne by the Seller.

(c)	On each Business Day prior to the occurrence of the Accumulation Commencement Day or Amortization Commencement Day with respect to a Series, the Custodian, upon the direction of the Servicer, shall with respect to each Series withdraw from amounts on deposit in the Collection Account on such day and deposit in the related Distribution Account an amount which the Servicer indicates in such direction has been allocated in accordance with Section 1.02 to amounts due in respect of Principal Receivables equal to the lesser of:

(i)	the Series Share of the amounts so allocated to amounts due in respect of Principal Receivables and the Available Excess Collections with respect to such Series; and

(ii)	the amount directed to be deposited into the Distribution Account with respect to such Series for distribution to the Co-Owner in reduction of the Invested Amount on such Business Day as specified in the Distribution Notice.

(d)	On each Distribution Day prior to the occurrence of the Accumulation Commencement Day or Amortization Commencement Day with respect to each Series, after the withdrawals contemplated by Section 5.05(b) have been made, the Custodian, upon the direction of the Servicer, shall with respect to each Series withdraw from amounts on deposit in the Collection Account the following:

(i)	in respect of the Floating Allocation Percentage with respect to such Series for the related Determination Period of the Finance Charge Receivable Collections on deposit in the Collection Account for the related Determination Period, deposit to the related Distribution Account an amount which the Servicer in such direction indicates is equal to the Series Ownership Entitlement minus the Floating Allocation Percentage of the Pool Expenses in each case with respect to such Series for such Determination Period;

(ii)	in respect of Series Principal Collections on deposit in the Collection Account in respect of the related Determination Period, deposit to the related Distribution Account an amount which the Servicer in such direction indicates is equal to the lesser of:

(A)	the Series Pool Losses with respect to such Series for the related Determination Period and the Cumulative Invested Amount Deficiency for such Series on the related Determination Day; and

(B)	the Excess Finance Charge Receivable Collections with respect to such Series for the related Determination Period; and

(iii)	deposit to a related Series Account to the extent provided in the related Series Purchase Agreement or Distribution Notice an amount which the Servicer in such direction indicates is equal to the lesser of the remaining Excess Finance Charge Receivable Collections with respect to such Series and the amount required to be deposited in accordance with the related Series Purchase Agreement or Series Credit Enhancement Agreement or Distribution Notice;

provided that, if the Series Purchase Agreement or Distribution Notice with respect to such Series does not require the deposit of the amounts referred to in paragraph (ii) to the related Distribution Account, upon the direction of the Servicer, such amount shall be distributed to the Seller as owner of the Retained Interest in accordance with Section 5.05(g) below and provided further that if the amount determined under paragraph (ii) (A) is greater than the amount determined under paragraph (ii) (B) then the amount determined under paragraph (ii) (B) shall be deposited in the related Distribution Account unless otherwise provided in the related Series Purchase Agreement.

(e)	On each Distribution Day following the occurrence of an Accumulation Commencement Day or Amortization Commencement Day with respect to a Series, after the withdrawals contemplated by Section 5.05(b) have been made, the Custodian, on the direction of the Servicer, shall withdraw from amounts on deposit in the Collection Account the following:

(i)	in respect of Finance Charge Receivable Collections on deposit in the Collection Account for the related Determination Period, an amount which the Servicer in such direction indicates is equal to the Series Ownership Entitlement minus the Floating Allocation Percentage of the Pool Expenses in each case with respect to such Series related Series Purchase Agreement for such Determination Period which amount shall be deposited into the related Distribution Account;

(ii)	the amount which the Servicer in such direction indicates is equal to the lesser of: (A) the sum of the Series Principal Collections and Available Excess Collections with respect to such Series on deposit in the Collection Account for the related Determination Period which amount will be deposited to the related Distribution Account; and (B) the amount directed to be deposited in the Distribution Account with respect to such Series for distribution to the Co-Owner in reduction of the Invested Amount on such Distribution Day, as specified in the Distribution Notice; and

(iii)	to the extent provided in the related Series Purchase Agreement, Series Credit Enhancement Agreement or Distribution Notice, an amount which the Servicer indicates in such direction is equal to the amount by which: (x) the Excess Finance Charge Receivable Collections for the related Determination Period, exceeds (y) the sum of the Series Pool Losses for the Series for the related Determination Period, plus the Cumulative Invested Amount Deficiency for such Series on the Determination Day immediately preceding the related Determination Day less the amount, if any, withdrawn from a Series Account in accordance with the related Series Purchase Agreement in respect of the Cumulative Invested Amount Deficiency on the Distribution Day related to such immediately preceding Determination Day, if any, which amount shall be deposited into the applicable Series Account and may be withdrawn from such Series Account and deposited to another Series Account in each case as specified in the related Series Purchase Agreement or Distribution Notice.

(f)	For each Series and any Determination Period, the Servicer shall determine (i) the amount, if any, by which the amount in Section 5.05(c)(ii) for a Series exceeds the amount in Section 5.05(c)(i) (in each of such Sections, excluding any amounts that are required in the calculation of Available Excess Collections) for such Series which amount shall constitute an “Excess Requirement” for such Series on the related Distribution Day, and (ii) the amount, if any, by which the amount in Section 5.05(c)(i) for a Series exceeds the amount in Section 5.05(c)(ii) (in each of such Sections, excluding any amounts that are required in the calculation of Available Excess Collections) for such Series on the related Distribution Day which amount shall, except if otherwise specified in the related Series Purchase Agreement or any related Series Credit Enhancement Agreement, constitute “Excess Collections” for the Series. If on any Distribution Day there are Excess Collections in respect of one or more Series (each a “Particular Series”), the aggregate of such Excess Collections for all Particular Series for such Distribution Day shall be allocated and distributed to the Co-Owners of other Series having Excess Requirements for such day; provided that if the aggregate of Excess Requirements for all other Series on a Business Day exceeds the aggregate amount of Excess Collections for all Particular Series on the Business Day, a pro rata portion of such Excess Collections shall be allocated and distributed to the Co-Owners of such other Series based on the relative amounts of their Excess Requirements. The amount so allocated is the “Available Excess Collections” with respect to a Series. Except if otherwise provided hereunder or under a Series Purchase Agreement or a Series Credit Enhancement Agreement or Distribution Notice, on each Distribution Day, the Custodian, upon the direction of the Servicer, shall withdraw from the Collection Account an amount equal to the excess, if any, of (x) the Excess Collections for all outstanding Series for such Distribution Day over (y) the Excess Requirements for all outstanding Series for such Distribution Day and shall pay or apply such amount in accordance with Section 5.05(g).

(g)	On each Business Day which is not during an Accumulation Period or an Amortization Period with respect to any Series, the Custodian upon the direction of the Servicer shall withdraw from the Collection Account the amount which the Servicer in such direction indicates is equal to the amount, if any, by which the Collections and Purchase Proceeds for the day allocated in accordance with Section 1.02 to amounts due in respect of Principal Receivables and deposited into the Collection Account on the day exceed the aggregate of the amounts withdrawn from the Collection Account and deposited in the Distribution Accounts and Series Accounts, if any, pursuant to Section 5.05(c) and shall distribute such amount to or to the account of Seller, as the owner of the Retained Interest. On each Distribution Day which is not during an Accumulation Period or an Amortization Period with respect to any Series, the Custodian shall withdraw from the Collection Account the amount which the Servicer in such direction indicates is equal to the amount, if any, by which the Collections and Purchase Proceeds allocated in accordance with Section 1.02 to amounts due in respect of Finance Charge Receivables in respect of the related Determination Period and deposited to the Collection Account exceed the amount paid pursuant to Section 5.05(b) in respect of Pool Expenses for the Determination Period plus the aggregate amount withdrawn from the Collection Account in respect of Finance Charge Receivables Collections and deposited in the Distribution Accounts and Series Accounts, if any, pursuant to Section 5.05(d), and shall distribute such excess to the Seller, as owner of the Retained Interest. On each Business Day during an Accumulation Period or Amortization Period with respect to any Series, the Custodian on direction of the Servicer shall withdraw from the Collection Account the amount which the Servicer in such direction indicates is equal to the Seller’s Percentage of the Collections and Purchase Proceeds allocated in accordance with Section 1.02 to amounts due in respect of Principal Receivables, in each case for such day, and deposited to the Collection Account and shall distribute such amount to the Seller, as the owner of the Retained Interest. On each Distribution Day during an Accumulation Period or an Amortization Period with respect to any Series, the Custodian, upon the direction of the Servicer, shall withdraw from the Collection Account the amount which the Servicer in such direction indicates is equal to the amount, if any, by which the Collections, Purchase Proceeds and amounts in respect of Credit Adjustments for the related Determination Period not previously distributed to the Seller in accordance with the preceding sentence, deposited in the Collection Account during such period exceed the amounts paid in respect of such period pursuant to Section 5.05(b) in respect of Pool Expenses plus the aggregate of amounts deposited in the Distribution Accounts and Series Accounts pursuant to Sections 5.05(c), 5.05(d) and 5.05(e), and shall distribute such amount to or to the account of the Seller, as owner of the Retained Interest. On the Business Day following the end of each Accumulation Period or Amortization Period the balance on deposit in the Collection Account and any Series Accounts if so

specified in the applicable Series Purchase Agreements shall be distributed to Seller as owner of the Retained Interest.

(h)	Notwithstanding the foregoing provisions of this Section 5.05 and of any contrary provision of any Series Purchase Agreement or any Series Credit Enhancement Agreement, the amount of Series Principal Collections and Available Excess Collections for a Series that may be deposited into the related Distribution Account for remittance to the Co-Owners of a Series on any Distribution Day shall not exceed the Invested Amount of the Series for the immediately preceding Determination Day Period (before giving effect to any distribution of Collections on such Distribution Day).

5.06	Clean-Up Repurchase Option

(a)	The Servicer may, as of any Distribution Day (the “Purchase Date”), purchase from the Co-Owners of a Series all, but not less than all, of the Ownership Interests of the Series owned by such Co-Owner on the Purchase Date. The purchase shall not be effected unless:

(i)	the Servicer shall have given written notice thereof to the Seller, the applicable Co-Owner, the related Rating Agencies, any other Person so specified in the related Series Purchase Agreement and the Custodian, in each case not less than ten days prior to the Purchase Date or such longer period as may be specified in the related Series Purchase Agreement; and

(ii)	the Invested Amount of the Series on the Purchase Date is less than or equal to 10% of the sum of (A) the Initial Invested Amount of the Series and (B) the stated dollar amount of any Additional Ownership Interests in respect of such Series acquired after the related Closing Date.

(b)	The aggregate purchase price for the Ownership Interests of a Series subject to purchase in accordance with Section 5.06(a) shall equal the sum of:

(i)	the Invested Amount of the Series as of the Determination Day preceding the Purchase Date;

(ii)	an amount specified in the related Series Purchase Agreement in respect of the Series Ownership Entitlement; and

(iii)	any additional amount specified to be included in the purchase price pursuant to the Series Purchase Agreement.

(c)	The Servicer shall satisfy the purchase price by depositing such amount to the Collection Account as Purchase Proceeds on the Purchase Date.

(d)	Upon the deposit to the Collection Account of the purchase price by the Servicer pursuant to this Section, the Invested Amount of the Series shall be reduced to zero with effect for all purposes of this Agreement as of the immediately preceding Determination Day.

5.07	Adjustments

(a)	The Servicer shall be obligated to reduce the aggregate amount of Principal Receivables used to calculate the Pool Balance and the Retained Interest Amount (a “Credit Adjustment”) with respect to any Principal Receivable (i) which was created in respect of merchandise returned by the Obligor thereunder or as to which the Obligor thereunder has disputed, or (ii) which is reduced by the Servicer as a result of any rebate, refund, billing error, disputed item, NSF cheque, fraudulent charge or similar payment reconciliation. If the reduction of the Principal Receivables in accordance with the foregoing would cause the Retained Interest Amount to be an amount less than zero, the Seller shall, subject to Section 5.02(b), make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Collection Account in immediately available funds in an amount equal to the amount by which such Credit Adjustments exceed the Retained Interest Amount on such Date of Processing.

(b)	If at any time it is determined that, through error or for any other reason whatsoever, an amount or amounts have been withdrawn and distributed from the Collection Account to the Seller in respect of the Retained Interest or to any Co-Owner or Series Account in respect of the related Series, as the case may be, in excess of the entitlement of the recipient hereunder and under the applicable Series Purchase Agreement, the Servicer shall adjust the amount of subsequent distributions out of the Collection Account and/or the Invested Amount of the Series to the extent required to redress in full the misallocation of prior distributions out of the Collection Account. If an adjustment is required by reason of a distribution being made to a Co-Owner when the Invested Amount of the related Series has been reduced to zero, the recipient of the excess amount or amounts shall forthwith pay the full amount thereof to the Custodian, the Custodian shall apply such amount in accordance with the direction of the Servicer and the Invested Amount of the related Series shall be adjusted as required to reflect such payment.

5.08	Annual Servicer Certificate

The Servicer shall provide to the Custodian, each Co-Owner or the Agent with respect to a Series, each Credit Enhancement Provider if required under the applicable Series Purchase Agreement and Series Credit Enhancement Agreement, each of the Rating Agencies and the Seller, no less frequently than annually, an Officers' Certificate of the Servicer confirming compliance with its duties hereunder in respect of each Series substantially in the form attached hereto as Exhibit “C”.

Article Six
SERVICING ARRANGEMENTS

6.01	Servicer

(a)	The Custodian, on behalf of the Seller, and each Co-Owner and any Credit Enhancement Provider, if any, hereby confirms the appointment of the Seller as initial Servicer and the Seller, in its capacity as Servicer, agrees to act in such capacity and to carry out the obligations of the Servicer hereunder.

(b)	The Servicer, as agent for the Custodian, the Seller, each Co-Owner and each Credit Enhancement Provider, if any, shall service and administer the Account Assets, collect all payments due in respect of the Account Assets, maintain records and make all required distributions, transfers and deposits with respect to the Accounts and the Receivables, make calculations and adjustments in respect of each Series in accordance with this Agreement and each Series Purchase Agreement and report on such calculations and adjustments to the Custodian, each Co-Owner, to the Seller and each other Person so specified in respect of a Series in the related Series Purchase Agreement at the times prescribed in such Series Purchase Agreements and, acting alone or through any party designated by it, take such action on behalf of the Co-Owners and the Seller as the Custodian, pursuant to a Co-Owner Direction, shall direct or as it shall deem necessary or desirable for the proper and efficient servicing and administration of the Accounts and the collection of the Receivables; provided, however, that the Servicer shall have no obligation to institute, appear in, prosecute or defend any legal proceeding which is not incidental to the proper and efficient servicing and administration of the Accounts and the collection of the Receivables as provided hereunder.

(c)	The Servicer may, in the ordinary course of its business, delegate some or all of its duties as Servicer under this Agreement and any Series Purchase Agreement to any Person that agrees to perform such duties as a sub-servicer in accordance with this Agreement or the Series Purchase Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation of the Servicer within the meaning of Section 6.07.

(d)	Without limiting any other rights that the Custodian, the Co-Owner and the Credit Enhancement Providers, if any, may have hereunder, under a Series Purchase Agreement or Series Credit Enhancement Agreement or under applicable law, the Servicer shall indemnify and hold harmless the Custodian, the Co-Owners, the Credit Enhancement Providers and the Seller from and against any loss, liability, expense, damage, claim or injury of any kind whatsoever suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer or the Custodian pursuant to this Agreement or any Series Purchase Agreement or any Series Credit Enhancement Agreement, including by reason of any judgment, award, settlement, legal fees and disbursements (on a substantial indemnity basis) and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim resulting from:

(i)	reliance on any representation or warranty made by the Servicer in this Agreement or any report or any other document furnished pursuant hereto which was incorrect in any material respect when made;

(ii)	the failure by the Servicer to comply with any Requirements of Law with respect to any Receivable or Account including any failure to render any Account in accordance with any Requirements of Law or the applicable Credit Card Agreement or to perform its obligations under any Account;

(iii)	any product liability claim, claim for taxes exigible on the sale of any service or merchandise, or personal injury or property damage suit or other similar or related claim or action of whatsoever sort arising out of or in connection with any merchandise or services which are the subject of any Receivable or Account; and

(iv)	any failure of the Servicer to perform or observe any of its duties, covenants or obligations hereunder;

provided, however, that the Servicer shall not indemnify the Custodian, the Co-Owners or any Credit Enhancement Provider for any act taken by the Custodian at the request of any Co-Owner or Credit Enhancement Provider to the extent that the Custodian is indemnified by such Co-Owner or Credit Enhancement Provider with respect to such action, or, unless otherwise specified in this Agreement or in a related Series Purchase Agreement or a related Series Credit Enhancement Agreement, for any Canadian federal, provincial, territorial or local income or sales taxes, goods and services taxes or large corporations or capital taxes (or any interest or penalties with respect thereto) required to be paid by the Custodian, the Seller, any Co-Owner or any Credit Enhancement Provider. Any indemnification under this Section 6.01(d) shall survive the termination of this Agreement.

(e)	Without limiting the generality of Section 6.01(b), the Custodian on behalf of each Co-Owner, the Seller and each Credit Enhancement Provider authorizes and empowers the Servicer, revocable only upon the occurrence of a Servicer Termination Event, either in its own name or, with the consent of the Custodian, in the name of the Custodian:

(i)	to instruct the Custodian to make withdrawals and distributions from the Collection Account or any Series Account, as set forth in this Agreement, any Series Purchase Agreement or any Series Credit Enhancement Agreement, if applicable;

(ii)	to execute and deliver, on behalf of the Co-Owners and any Credit Enhancement Providers any and all instruments of satisfaction or cancellation,

or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, to demand and receive payment of all monies owing in respect of the Receivables, to give releases and discharges therefor, to arrange settlements, compromises or sales in accordance with sound collection practices and to enforce any and all rights incidental to the Receivables; and

(iii)	to take any action required or permitted under or with respect to any Series Credit Enhancement, as set forth in this Agreement, any Series Purchase Agreement or any Series Credit Enhancement Agreement.

(f)	The Seller, in its capacity as Servicer, and any Successor Servicer acknowledge that each Series is a serviced interest, and that, on no account shall any Co-Owner or any Credit Enhancement Provider have any obligation or liability to collect any Receivables or to the Seller, in its capacity as Servicer, or any Successor Servicer on account of expenses, disbursements or fees of the Servicer; the expenses, fees and disbursements of any Successor Servicer to be satisfied from Finance Charge Receivable Collections as provided for in Section 5.05(b).

6.02	Representations, Warranties and Covenants of the Servicer

(a)	The Seller, as initial Servicer, and any Successor Servicer by its appointment hereunder shall represent, warrant and, in the case of (vii), (viii), (ix), (x) and (xi) below, covenant to and with the Co-Owners of each Series, the Custodian and each Credit Enhancement Provider that:

(i)	Organization and Good Standing. The Servicer is a corporation validly existing under the Bank Act (Canada) or under the applicable law of its jurisdiction of organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its credit card business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable;

(ii)	Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse affect on its ability to perform its obligations as Servicer under this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable; provided, however, that no representation or warranty is made with respect to any qualifications, licences or approvals which the Custodian, any Co-Owner or any Credit Enhancement Provider would have to obtain to do business in any jurisdiction in which the Custodian, a Co-Owner or a Credit Enhancement Provider seeks to enforce directly any Account or any Receivable if and to the extent permitted hereunder;

(iii)	Due Authorization. The execution, delivery, and performance of this Agreement each Series Purchase Agreement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby or thereby, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer;

(iv)	Binding Obligation. As of the applicable Closing Date for each Series, the date of execution of each Series Purchase Agreement and any Series Credit Enhancement Agreement, if applicable, and the date of appointment as Servicer, each of this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable, constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors from time to time in effect and except as such enforceability may be limited by general principles of equity;

(v)	No Conflict. As of the applicable Closing Date for each Series, the date of execution of each Series Purchase Agreement and any Series Credit Enhancement Agreement and the date of appointment as Servicer, the execution and delivery of this Agreement, each Series Purchase Agreement and any Series Credit Enhancement Agreement, the fulfilment of the terms hereof and thereof applicable to the Servicer, will not constitute a conflict with or violation of any Requirements of Law applicable to the Servicer or conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound, in each such case, that would have a material adverse effect upon the interests of the Co-Owners or Credit Enhancement Providers under this Agreement, an applicable Series Purchase Agreement or an applicable Series Credit Enhancement Agreement;

(vi)	No Proceedings. As of the applicable Closing Date for a related Series, the date of execution of the related Series Purchase Agreement and any related Series Credit Enhancement Agreement and the date of appointment as Servicer, there are no proceedings or, to the knowledge of the Servicer, investigations, pending or, to the knowledge of the Servicer, threatened against the Servicer before any Governmental Authority:

(A)	asserting the invalidity of this Agreement, the Series Purchase Agreement or any related Series Credit Enhancement Agreement to which the Servicer is a party;

(B)	seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Series Purchase Agreement or any related Series Credit Enhancement Agreement to which the Servicer is a party; or

(C)	seeking any determination or ruling,

that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, any Series Purchase Agreement or any related Series Credit Enhancement Agreement or the validity or enforceability of this Agreement, any Series Purchase Agreement or any Series Credit Enhancement Agreement and, in relation to the date of appointment as Servicer, such proceedings or investigations as are disclosed in the applicable written assumption provided pursuant to Section 6.06(d);

(vii)	Compliance with Requirements of Law and any Credit Card Agreement. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain its corporate existence and use its commercially reasonable best efforts to remain, either directly or indirectly, to the extent applicable to Receivables and the related Accounts serviced by it, a member, licensee or customer in good standing of the applicable Specified Account Designation Entity and the related credit card system in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law and any Credit Card Agreement in connection with servicing each Receivable and the related Account, the failure to comply with which would have a material adverse effect on the Accounts or the Receivables;

(viii)	No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or except in accordance with its practices and procedures relating to the operation of its credit card business;

(ix)	Protection of the Rights of Co-Owners and Credit Enhancement Providers. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Co-Owners or any Credit Enhancement Providers in any Receivable, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with its practices and procedures relating to the operation of its credit card business;

(x)	Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument, investment property or chattel paper (as such terms are defined in the Personal Property Security Act (Ontario)) and if any Receivable is so evidenced it shall be purchased by the Servicer as provided in this Section;

(xi)	All Consents. As of the applicable Closing Date for a related Series and the date of appointment as Servicer, all authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement, the related Series Purchase Agreement and any related Series Credit Enhancement Agreement, the performance of the transactions contemplated by this Agreement, the Series Purchase Agreement and any related Series Credit Enhancement Agreement and the fulfilment of the terms hereof and thereof by the Servicer, have been duly obtained, effected or given and are in full force and effect and the Servicer shall maintain in full force and effect all such authorizations, consents, orders, approvals, registrations or declarations; and

(xii)	Practices and Procedures. The Servicer will not change its practices and procedures with respect to the write-off of Receivables or termination of Accounts if such change would adversely affect in any material respect the interests of any existing Co-Owners.

(b)	The representations and warranties set forth in this Section 6.02 shall survive the Transfer of undivided ownership interests in the Account Assets to the Co-Owners. Upon discovery by the Seller, the Servicer or the Custodian of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c)	If any representation, warranty or covenant contained in Section 6.02(a) is breached and such breach has a material adverse effect on a Co-Owner's interest in any Account Assets and continues unremedied, and continues to have such a material adverse effect, for a period of 30 Business Days after delivery by the Custodian or the Co-Owner of written notice thereof to the Servicer, then the Servicer shall purchase all affected Account Assets on or before the expiry of such 30 Business Day period on the terms and conditions set forth in Section 6.02(d), below.

(d)	The purchase price of the ownership interest in Account Assets purchased by the Servicer pursuant to Section 6.02(c) shall be an amount equal to the outstanding Receivables balance in those affected Accounts and shall, to the extent required under Section 5.02, be deposited as Purchase Proceeds by the Servicer into the Collection Account. Upon the deposit of such Purchase Proceeds into the Collection Account and purchase of the interest in such Account Assets by the Servicer, each Co-Owner, any Credit Enhancement Provider, if applicable, and the Seller shall automatically and without further action be deemed to Transfer to the Servicer or its designee, without recourse, representation or warranty, all of their right, title and interest in and to such Account Assets, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Custodian shall execute such documents and instruments of transfer or assignment, release, reconveyance or discharge, as the case may be, and take such other actions as may be reasonably requested by the Servicer to effect the Transfer by each Co-Owner, any Credit Enhancement Provider, if applicable, and the Seller to the Servicer of such interest in Account Assets pursuant to this Section. The obligation of the Servicer to purchase and make payment for the interest in Account Assets, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Seller, the Co-Owners and any Credit Enhancement Providers.

6.03	Records and Reports

The Servicer shall maintain electronic computer ledgers and records in respect of the Accounts and the Receivables adequate to provide accurate and timely data and information to maintain and service the Accounts and the Receivables and to enable the Servicer to make the calculations and determinations to be made and the reports to be issued hereunder. The Servicer shall afford the Custodian and its authorized representatives reasonable access (in any event on not less than two Business Days' prior written notice) to the Servicer's records and ledgers relating to the Account Assets and will cause its personnel to assist in any such examination. Without limiting the generality of the foregoing, the Custodian if directed by a Co-Owner Direction shall cause its representatives to have access to such records and ledgers sufficient to enable them, using generally accepted auditing standards, to verify and confirm the calculations and reports to be made and given by the Servicer hereunder and otherwise to satisfy their reporting obligations to security holders and regulatory authorities.

6.04	Annual Confirmation by Auditors

On or before April 30 in each year the Servicer shall provide the Custodian, the Seller, a Co-Owner (in respect of the Series held by such Co-Owner) and any Credit Enhancement Provider (in respect of the Series in respect of which a Series Enhancement has been provided) and the Rating Agencies with a report relating to each Series in substantially the form described in the related Series Purchase Agreement addressed to it of the independent auditors of the Servicer (who shall be a nationally recognized firm of chartered accountants) relating to the servicing of the Accounts and Receivables in respect of the calendar year ending on December 31 preceding such date. The Servicer shall cause its auditors to co-operate with the auditors of each Co-Owner and any Credit Enhancement Provider, if required, in performing their respective audit obligations.

6.05	Servicer Termination Events

(a)	The Servicer shall, immediately upon becoming aware of the occurrence of a Servicer Termination Event, provide written notice to the Custodian, each Co-Owner and each other Person so specified in a Series Purchase Agreement of such occurrence. If the Custodian becomes aware of any event that, with or without the passage of time or the giving of notice, would constitute a Servicer Termination Event, the Custodian shall forthwith provide notice of the same to each Co-Owner, each Person so specified in a Series Purchase Agreement and the Servicer by telecopier, and in the case of the Servicer requiring the same to be remedied. Except as provided in this Section, if such event occurs, the Custodian is not authorized to assert the rights and privileges of any Co-Owner, Credit Enhancement Provider, if applicable, and the Seller against the Servicer and has no duty to do so and the obligations of the Custodian as a result of any such event shall be limited to those contained in this Section.

(b)	A “Servicer Termination Event” shall be deemed to have occurred if one or more events specified as “Servicer Termination Events” in respect of a Series has occurred and is continuing, and the applicable Co-Owners have not waived the Servicer Termination Event(s).

(c)	If a Servicer Termination Event has occurred and is continuing, the Co-Owners may, by Co-Owner Direction, give notice to, or direct the Custodian to give notice to, the Servicer (a “Termination Notice”) terminating all rights and obligations of the Servicer of the Accounts and the Receivables (and in particular the rights and obligations under Sections 5.02, 6.01 and 6.03, other than its obligation to hold all Collections, Purchase Proceeds and amounts deposited in respect of Credit Adjustments in trust and direct the Custodian to make distributions and withdrawals from the Collection Account as therein provided until such obligation is assumed by the Successor Servicer) and direct the Custodian to appoint a Successor Servicer named in, or satisfying such criteria as may be set forth in, the Termination Notice, with effect from and after the termination date specified in such Termination Notice.

(d)	Upon the occurrence of a Servicer Termination Event, the Custodian shall promptly request a Co-Owner Direction with respect to the matters specified in Section 6.05(c).

(e)	If a delay in obtaining a Co-Owner Direction with respect to the termination of the Servicer pursuant to Section 6.05(c) would reasonably be expected to have a material adverse effect on the interests of the Co-Owners, the Custodian, as agent for and on behalf of the Co-Owners and the Seller shall, except if the Custodian is satisfied that the applicable Servicer Termination Event occurred as a result of inadvertence or error on the part of the Servicer and is capable of timely rectification, request offers (on a sealed bid basis) from at least three Persons, who are not Affiliates of one another and who satisfy the requirements of Section 6.06(b), relating to the assumption by such Persons of the Servicer obligations hereunder, including a specified annual servicing fee that such Person is prepared to accept as full compensation for the assumption of such obligations. Notwithstanding Section 6.06(g), the Custodian shall, within 15 Business Days from the date that the last of such offers is submitted to the Custodian, provide the Servicer with a Termination

Notice and select and appoint on behalf of the Co-Owners and Seller, as Successor Servicer, the Person, from among those Persons submitting offers, who is prepared to immediately accept the appointment as Successor Servicer and whose specified servicing fee as set forth in the offer is the lowest annual amount therefor; provided, however, that in no event will a Person be selected if the monthly servicing fee specified in its offer exceeds one twelfth of two percent per annum of the Pool Balance as of the first day the preceding Determination Period (inclusive of applicable taxes). Immediately upon selection, such Person shall be appointed by the Custodian as the Successor Servicer and shall assume the responsibilities of Successor Servicer hereunder.

6.06	Successor Servicer

(a)	On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.05, the Servicer shall continue to perform all servicing functions under this Agreement until the date that a Successor Servicer is appointed pursuant to Section 6.05(e) or otherwise until the date specified in the Termination Notice or, if no such date is specified in such Termination Notice, until a date mutually agreed upon by the Servicer and Custodian. If a Successor Servicer is not appointed in the circumstances contemplated in Section 6.05(e), or the Co-Owner(s) have not directed the Custodian to appoint a Successor Servicer pursuant to Section 6.05(c) and a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Custodian may appoint a Person satisfying the criteria specified in Section 6.06(b) to be the Successor Servicer. In addition in those circumstances, the Custodian shall petition a court of competent jurisdiction to appoint any Person (including the Successor Servicer appointed by the Custodian in the preceding sentence) satisfying the requirements of Section 6.06(b) to be the Successor Servicer. The Custodian shall immediately give notice to the Rating Agencies, the Seller, the Co-Owners and any Credit Enhancement Providers, if any, upon the appointment of a Successor Servicer.

(b)	The Successor Servicer (i) shall be a Canadian chartered bank, a trust company duly licensed to carry on business in each province and territory of Canada, a firm of chartered accountants or a company associated with such a firm and licensed to act as a trustee in bankruptcy or, any other Person who satisfies the Rating Agency Condition, (ii) shall have a net worth of not less than $50,000,000 and (iii) shall have a substantial portion of its business consisting of administering and collecting one or more portfolios of revolving credit card accounts with an aggregate balance of not less than $100,000,000, whether or not owned by such Person.

(c)	In connection with the appointment of any Successor Servicer, the Custodian or the Co-Owners shall appoint, as Successor Servicer, the Person satisfying the criteria specified in Section 6.06(b) whose offer sets forth the lowest annual Successor Servicer fee, unless so waived and a specific Successor Servicer is proposed by a Co-Owner Direction.

(d)	Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. All powers and authorities of the Servicer shall be vested in the Successor Servicer, and the Servicer shall execute and deliver all such instruments and documents and do such other acts and things as shall be necessary to effect the transfer of such powers, and authorities to the Successor Servicer. Without limiting the generality of the foregoing, the Successor Servicer may, in its discretion at any time and from time to time, give any notice to any Person or Persons and do such acts and take such proceedings as the Successor Servicer may consider expedient and in accordance with the provisions of Section 6.01 for the purpose of collecting all or any part of the Receivables and may demand and receive payment therefor and may give releases and discharges therefor and enforce any and all rights incidental to or arising out of the Receivables, including all rights of possession, repossession, revindication, seizure, removal and sale of chattels or other property.

(e)	The Seller as initial Servicer, to the extent that it is permitted to do so pursuant to applicable agreements and applicable Requirements of Laws, shall make available to the Successor Servicer without charge sufficient data in machine readable form to permit the Successor Servicer to service the Accounts.

(f)	The Successor Servicer may take any and all steps, in the Servicer's name and on its behalf, necessary or desirable in the Successor Servicer's opinion, to collect the Receivables, including without limitation, endorsing the Servicer's name on cheques and instruments representing Collections and Purchase Proceeds and enforcing obligations of Obligors in respect of the Receivables and if reasonably required by the Successor Servicer, the Servicer shall grant an irrevocable power of attorney in favour of the Successor Servicer and execute such further assurances as may be required to give effect to the foregoing. If an incumbent Servicer fails to act reasonably to give effect to the transfer of responsibility as Servicer to a duly appointed Successor Servicer, the Custodian is hereby authorized and empowered by such incumbent Servicer to execute and deliver, on behalf of the incumbent Servicer, as attorney in fact, all documents and other instruments and to do all other acts and things necessary or appropriate to give effect to such transfer of responsibility.

(g)	Subject to Section 6.05(e), the appointment of a Successor Servicer may be terminated by the Co-Owners or the Custodian if a Successor Servicer is appointed by a court pursuant to Section 6.06(a) or a new Successor Servicer is otherwise appointed provided that not less than 30 days' prior written notice is given to the existing Servicer and the foregoing provisions of this Section 6.06 shall apply mutatis mutandis to such termination and appointment.

(h)	All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the custodial arrangement pursuant to Section 10.14, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables and the Accounts. The Servicer shall transfer its electronic records relating to the Receivables to the Seller or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request.

6.07	Servicer Resignation

The Seller, as initial Servicer, or a Successor Servicer, may not resign as Servicer unless, in the opinion of the Seller, as initial Servicer, or such Successor Servicer, acting reasonably, the performance of the duties and obligations of Servicer hereunder by the Seller, as initial Servicer or such Successor Servicer is no longer permissible under applicable laws, and there is no action which could reasonably be taken by the Seller, as initial Servicer or such Successor Servicer that would make the performance of such duties and obligations permissible under applicable laws or as a result of a permitted assignment by the Seller of this Agreement if the Seller is the Servicer. Upon resignation, the procedures specified in Section 6.06 in respect of the replacement of a Servicer shall be applicable.

6.08	Servicing Compensation

(a)	The Seller, as initial Servicer, agrees that the consideration received by the Seller for the undivided ownership interests in Receivables sold by it from time to time to the Co-Owner shall constitute full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 6.08(b). This Section 6.08(a) shall not limit, restrict or prohibit the Seller from paying, or the Seller from charging, for the provision of any services by the Seller to or for the benefit of the Seller so long as and provided that the same are not chargeable to the Co-Owners or any Credit Enhancement Provider under this Agreement or a Series Purchase Agreement.

(b)	The Servicer's expenses include the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and include all other fees and expenses relating to the Account Assets not expressly stated herein to be for the account of the Co-Owners. The Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment from the Co-Owners other than, in the case of a Successor Servicer, an agreed servicing fee, if any, which shall be a Pool Expense and be paid by the Servicer from Collections and Purchase Proceeds in accordance with Section 5.05(b). The Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Servicer in connection herewith and neither the Servicer nor the Seller will be entitled to any fee or other payment from, or claim on, any of the Custodial Property (other than, in the case of a Successor Servicer, an agreed servicing fee, if any, payable as and to the extent provided in Section 5.05(b)).

(c)	Subject to Section 1.11, the Custodian shall make all necessary arrangements for the reasonable compensation of the Successor Servicer (without the necessity of incurring any cost or expense on its own account) provided that such fee shall not exceed a monthly servicing fee equal to one twelfth of two percent per annum of the Pool Balance as of the first day of the preceding Determination Period (inclusive of applicable taxes). The remuneration and expenses of the Successor Servicer and the payment of all fees and expenses relating to the Account Assets shall be satisfied from Collections. The Custodian shall not be liable to the Seller or the Co-Owner if it fails to secure the services of a Successor Servicer after having complied with the requirements of Section 6.06.

6.09	Reorganization of Servicers

Provided that the Servicer shall have first notified the Rating Agency in writing, any Person into which the Servicer may be amalgamated or consolidated or any Person resulting from any amalgamation or consolidation to which the Servicer is a party, or any Person succeeding to the business of the Servicer, shall be the Successor Servicer and such successor, prior to or contemporaneously with the completion of such transaction, shall have executed such instruments as, in the Opinion of Counsel, are necessary or advisable to evidence the assumption by the successor of all of the obligations of the Servicer hereunder.

Article Seven
MATTERS RELATING TO THE SELLER

7.01	Liability of the Seller

The Seller shall be liable for all obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically required to be undertaken by it in its capacity as Seller hereunder.

7.02	Limitation on Liability of the Seller

Subject to Sections 7.01 and 7.03 which shall have priority over this Section 7.02, neither the Seller, nor any of its directors, officers, employees or agents shall be under any liability to the Custodian, any Co-Owner, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in accordance with this Agreement, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Seller against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller) respecting any matters arising hereunder.

7.03	Indemnification by Seller

Without limiting any other rights that the Custodian, the Co-Owners and the Credit Enhancement Providers, if any, may have hereunder and under an applicable Series Purchase Agreement or under applicable law, the Seller shall indemnify and hold harmless the Custodian, the Co-Owners and any Credit Enhancement Providers from and against any loss, liability, expense, damage, claim or injury of any kind whatsoever suffered or sustained by reason of any representations and warranties, acts, omissions or alleged acts or omissions arising out of activities of the Seller or the Custodian pursuant to this Agreement or any Series Purchase Agreement including, but not limited to, any judgment, award, settlement, legal fees and disbursements (on a substantial indemnity basis) and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim resulting from:

(a)	reliance on any representation or warranty made by the Seller in this Agreement or any report or any other document furnished pursuant hereto which was incorrect in any material respect when made;

(b)	the failure by the Seller to comply with any Requirements of Law with respect to any Receivable or Account including any failure to render any Account in accordance with any Requirements of Law or the applicable Credit Card Agreement or to perform its obligations under any Account or the nonconformity of any Receivable with any Requirements of Law;

(c)	any product liability claim, claim for taxes exigible on the sale of any service or merchandise, or personal injury or property damage suit or other similar or related claim or action of whatsoever sort arising out of or in connection with any merchandise or services which are the subject of any Receivable or Account of the Seller; and

(d)	any failure of the Seller to perform or observe any of its duties, covenants or obligations hereunder;

provided, however, that the Seller shall not indemnify the Custodian, the Co-Owners or the Credit Enhancement Providers if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty (other than negligent action) or wilful misconduct by the Custodian, and the Seller shall not indemnify the Custodian, a Co-Owner or any Credit Enhancement Provider for any act taken by the Custodian at the request of such Co-Owner or Credit Enhancement Provider to the extent that the Custodian is indemnified by the applicable Co-Owner or Credit Enhancement Provider with respect to such action, or, unless otherwise specified in the applicable Series Purchase Agreement or Series Credit Enhancement Agreement, for any Canadian federal, provincial, territorial or local income or sales taxes, goods and services taxes or large corporations or capital taxes (or any interest or penalties with respect thereto) required to be paid by the Custodian, a Co-Owner or any Credit Enhancement Provider. Any right to indemnification under this Section 7.03 shall survive the termination of this Agreement. For greater certainty, the Seller confirms that a Co-Owner’s failure to satisfy obligations from the proceeds of its property, assets and undertaking and any rights, proceeds and benefits thereunder, by reason of any representations or misrepresentations or, acts, omissions or alleged acts or omissions arising out of activities of the Seller (as set out in this Section 7.03 and subject to the proviso in this Section 7.03), is a loss of such Co-Owner in the amount the obligations which remain unsatisfied as a result thereof and constitute damages in such amount.

7.04	Reorganization of Seller

Nothing in this Agreement shall prevent the reorganization, consolidation, amalgamation or merger of the Seller with any other corporation or the transfer of all or substantially all of the undertaking, property and assets of the Seller to another corporation if:

(a)	not less than ten days' notice of the proposed transaction, giving material particulars, is given to the Custodian, each Co-Owner, each Credit Enhancement Provider, if any, and each Rating Agency;

(b)	such other corporation (for the purposes of this Section, the “successor corporation”), prior to or contemporaneously with the completion of such transaction, shall have executed such instruments as, in the Opinion of Counsel, are necessary or advisable to evidence the assumption by the successor corporation of all obligations of the Seller hereunder;

(c)	such transactions shall be on terms which, in the Opinion of Counsel, are not materially adverse to the interests of the Co-Owners, the Credit Enhancement Providers or Persons to whom a Co-Owner is obligated under any obligation of such Co-Owner serviced primarily from the proceeds of the related Series; and

(d)	the Seller shall have delivered to the Custodian an Officers' Certificate, dated the date that the reorganization, consolidation, amalgamation, merger or transfer is to be effected to the effect that the Seller reasonably believes that such transaction will not result in the occurrence of an Amortization Event in respect of any Series.

Article Eight
SETTLEMENT OF DISPUTES, ENFORCEMENT AND CO-OWNER DIRECTIONS

8.01	Acknowledgement

Each Co-Owner and Credit Enhancement Provider, if applicable, through the Custodian acting as its agent, and the Seller hereby agree, acknowledge and consent that:

(a)	each Co-Owner, Credit Enhancement Provider, if applicable, and the Seller shall from time to time have an undivided ownership interest in the Account Assets;

(b)	the provisions regarding the collection of Receivables and the distribution of Collections, Purchase Proceeds and amounts deposited in respect of Credit Adjustments contained in this Agreement have been included for the mutual benefit of each Co-Owner, Credit Enhancement Provider, if applicable, and the Seller in order to provide for the orderly administration of its respective interest in the Custodial Property; and

(c)	it is necessary and desirable to deal with the collection of the Receivables and the distribution of Collections and Purchase Proceeds in the manner provided in this Agreement.

8.02	Enforcement

In respect of an Ownership Interest, each of the Custodian, the Co-Owner thereof and Credit Enhancement Provider, if applicable, and the Seller agree that the provisions of this Agreement and the related Series Purchase Agreement regarding the collection of Receivables and the distribution of Collections, Purchase Proceeds and amounts deposited in respect of Credit Adjustments, are binding on them, and each such Person shall, in enforcing any of its rights or complying with any of its obligations under any agreement to which such Person is a party, notwithstanding any provision of any such agreement, observe and be bound by the provisions regarding collection of the Receivables and the distribution of Collections, Purchase Proceeds and amounts deposited in respect of Credit Adjustments contained herein and in the related Series Purchase Agreement. In addition, each of the Custodian, each Co-Owner, Credit Enhancement Provider, if applicable, and the Seller shall:

(a)	subject to restrictions, if any, under any applicable law, not commence or consent to the commencement of any proceedings against the Seller under any Canadian federal, provincial or territorial law or foreign law relating to bankruptcy, reorganization, arrangement, insolvency or liquidation or any similar law now or hereafter in effect;

(b)	take all reasonable steps to ensure that they observe the provisions of this Agreement and the related Series Purchase Agreement regarding the collection of Receivables and the distribution of Collections, Purchase Proceeds and amounts deposited in respect of Credit Adjustments;

(c)	not Transfer, grant a security interest in, pledge or otherwise enter into a transaction in relation to an Ownership Interest unless the other party to such transaction agrees to be bound by the provisions of this Agreement and the related Series Purchase Agreement, except to the extent expressly provided for herein;

(d)	not, in any manner, challenge or bring into question the validity, priority, perfection or enforceability of any Ownership Interest or the Retained Interest; and

(e)	not enforce any right (except as provided herein) pursuant to any applicable law in relation to the giving of notice to any Obligor, require payment of any Receivable or apply for partition of the Account Assets.

8.03	Priorities

Each Co-Owner and Credit Enhancement Provider, if applicable, through the Custodian acting as its agent, hereby agrees, acknowledges and consents and the Seller agrees that their respective entitlements and obligations hereunder shall not be affected by:

(a)	the priorities otherwise accorded to the Ownership Interests and the Retained Interest under any applicable law;

(b)	the time or order of creating, granting, execution or delivery of any Series Purchase Agreement, any Related Document, any amendment thereto, or any document or instrument connected with the Transfer of an Ownership Interest to a Co-Owner and Credit Enhancement Provider, if applicable, or the retention of the Retained Interest by the Seller;

(c)	any, or any lack of attachment, perfection, giving of notices or making any demand for payment with respect to the Account Asset, other Custodial Property or the undivided ownership interests therein;

(d)	the time or order of registration of any document or instrument; or

(e)	the giving or failure to give notice of any of the foregoing to any other Person.

8.04	Settlement of Disputes

If a Co-Owner or the Seller fails to agree with any of the calculations and determinations set out in the reports and accompanying data delivered pursuant to Sections 4.04 and 4.05 or any adjustments to the Ownership Interest or distributions made from the Collection Account or any Series Accounts to the Seller, the Co-Owner pursuant to this Agreement (including as a result of an error as contemplated in Section 5.07(b)), then the Person disputing any of such calculations, determinations, adjustments and distributions shall deliver a written notice of objection within thirty days of the delivery of such report or the making of such calculations, determinations, adjustments or distributions, as the case may be, to such other Persons (or, in the case of a Co-Owner, to the Custodian) and to the Servicer. Following delivery of the notice of objection and until such time as the items in dispute are resolved in accordance with this Section, unless the applicable Co-Owner, the Custodian and the Seller agree otherwise, the report of the Servicer or the Co-Owner or the calculation, determination, adjustment or distribution shall be deemed to be correct. Following delivery of the notice of objection, the Servicer shall, in accordance with the foregoing, forthwith make any required adjustments to the Invested Amount and, in the case of distributions from the Collection Account, any required adjustments pursuant to Section 5.07(b). If the applicable Co-Owner and the Seller are unable to resolve the items in dispute within thirty days of delivery of the notice of objection, then the Co-Owner and the Seller shall promptly instruct their auditors to review the reports of the Servicer or the Co-Owner relating to the items in dispute. If the auditors of the Co-Owner and the Seller are not the same firm and if such auditors cannot resolve the items in dispute within thirty days from the day of delivery of the notice of objection, the items in dispute shall be referred to another firm of auditors selected by the auditors of the Co-Owner, and the Seller, or, failing agreement as to such firm, to a firm of auditors appointed by a judge of the Ontario Superior Court of Justice. The decision of the auditors as to the items in dispute shall be final and binding. Following agreement of the Co-Owner and the Seller or the final decision of the auditors, as the case may be, as to the items in dispute, the Servicer shall forthwith make any required adjustments to the Invested Amount and, in the case of distributions from the Collection Account or the applicable Series Account, any required adjustments pursuant to Section 5.07(b).

8.05	Limitation on Rights of Co-Owners

No Co-Owner or Credit Enhancement Provider shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Custodial Property, unless a Co-Owner Direction in relation to all Series shall have previously been given requesting the Custodian to institute such action, suit or proceeding and the Co-Owners shall have offered to the Custodian such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Custodian, for sixty days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Co-Owner with every other Co-Owner, the Custodian and the Seller, that no Co-Owner shall not have any right in any manner whatever by virtue or by availing itself of any provisions of this Agreement to affect, disturb or prejudice the rights of the Co-Owners of any other Ownership Interests, or to seek to obtain priority over or preference to any other such Co-Owner, or to enforce any right under this Agreement or pursuant to applicable law, including the giving of notice to any Obligor requiring payment of any Receivable or applying for partition of the Custodial Property, except in the manner herein provided and for the equal, ratable and common benefit of the Co-Owners and the Seller except as otherwise expressly provided in this Agreement.

8.06	Co-Owner Directions

(a)	If a provision of this Agreement or any Series Purchase Agreement requires or permits any action to be taken, any decision to be made, or any other matter to be determined by a Co-Owner Direction, such action, decision, or other matter shall be taken, made or determined in the case of a Co-Owner Direction relating solely to a Series upon the terms and subject to satisfaction of all applicable conditions set forth in the related Series Purchase Agreement and in the case of a Co-Owner Direction relating to more than one Series in the manner described under paragraph (b) of the definition of Co-Owner Direction. Subject to the specific terms of a Series Purchase Agreement in relation to the related Series, the Custodian is hereby authorized to make rules and regulations respecting the holding of meetings of Co-Owners, including with respect to the giving of notice, the appointment of proxies, the appointment of a Chairman, the conduct of a vote and such other matters as are reasonably required for the conduct of such meeting.

(b)	For the purpose of Section 8.06(a) and any provision of this Agreement otherwise entitling the Co-Owners to give a Co-Owner Direction or otherwise to direct the Custodian or any other Person to act or not to act, Ownership Interests owned by the

Seller or by any other Person controlling, controlled by or under common control with the Seller shall be disregarded and deemed not to exist in relation to such vote or direction, except that:

(i)	Ownership Interests so owned which have been pledged in good faith shall not be so disregarded and shall be treated as existing if the pledgee, who is not the Seller or any other Person controlling, controlled by or under common control with the Seller, establishes that he has the right to vote and make all directions in respect of such Ownership Interests without regard to any direction from, or control by, the Seller or any other Person controlling, controlled by or under common control with the Seller; and

(ii)	Ownership Interests so owned which have been irrevocably deposited into a trust under which the trustee is a Person, other than the Seller or any other Person controlling, controlled by or under common control with the Seller, who, pursuant to a document in writing under which the trust is established, governed or bound, has the right to vote and make all directions in respect of such Ownership Interests without regard to any direction from, or control by, the Seller or other Person controlling, controlled by or under common control with the Seller, shall not be so disregarded and shall be treated as existing.

For the purposes of this Section 8.06(b), a Person controls another Person if more than 50 percent (50%) of the ownership interests, however designated, into which the other Person is divided are owned by that Person and that Person has the power to direct the management and policies of the other Person. The Custodian shall be entitled to rely upon a Co-Owner Direction unless it has actual notice that the Ownership Interest is owned by the Seller or any other Person controlling, controlled by or under common control with the Seller.

Article Nine
THE CUSTODIAN

9.01	Duties of Custodian

(a)	The Custodian, prior to the occurrence of a Servicer Termination Event of which the Custodian has received notice from either the Servicer or a Co-Owner and after the curing of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Custodian shall at all times hold the Custodial Property subject to the same degree of care as the Custodian would exercise in respect of its own property and, in the performance of its obligations hereunder, the Custodian shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The performance by the Custodian of its obligations pursuant to any directions given, or on the basis of information provided, by the Servicer in accordance with this Agreement shall be deemed to satisfy such standards.

(b)	The Custodian, upon receipt of all resolutions, certificates, Officers' Certificates, statements, opinions, Opinions of Counsel, reports, documents, orders or other instruments furnished to the Custodian which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform in form to the requirements of this Agreement.

(c)	Subject to Section 9.01(a), no provision of this Agreement shall be construed to relieve the Custodian from liability for its own gross negligence, wilful misconduct or reckless disregard of its obligations; provided, however, that the Custodian shall not be personally liable for an error of judgment made in good faith by an officer, employee or agent of the Custodian unless it shall be proved that the Custodian was grossly negligent in ascertaining the pertinent facts.

(d)	The Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its authority, rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Custodian to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement. Before acting to institute any action or proceeding, the Custodian shall be entitled, but shall not be bound, to be paid its reasonable costs and expenses (including legal fees) from the Custodial Property (which shall be included as Pool Expenses and shall be distributed in accordance with Section 5.05(b)) in priority to payments to be made to the Co-Owners or the Seller hereunder.

(e)	Except for actions expressly authorized by this Agreement, the Custodian shall take no action reasonably likely to impair the interests of the Seller, any Co-Owner or any Credit Enhancement Provider in any of the Custodial Property now existing or hereafter created or to impair the value of any of the Custodial Property now existing or hereafter created.

(f)	Except as expressly provided in this Agreement, the Custodian shall have no power or authority to vary the Custodial Property or, in particular the power or authority to (i) accept any substitute obligation for a Receivable, (ii) add any other investment, obligation or security to the Custodial Property or (iii) withdraw any of the Custodial Property.

(g)	The Custodian hereby acknowledges that its appointment by the Co-Owners and the Seller as agent pursuant to this Agreement and the applicable Series Purchase Agreements, is and is intended to be a limited appointment in the capacity of an agent, nominee and bare trustee of independent status acting in the ordinary course of its business and there are no implied duties or obligations except as expressly provided herein. The Custodian acknowledges that its role in the transactions herein provided for is limited to the functions specified in this Agreement and, unless expressly stated to the contrary or otherwise required by the context, all references in this Agreement to the Custodian shall mean the Custodian acting as agent, nominee and bare trustee for and on behalf of the Co-Owners, any Credit Enhancement Provider and the Seller. Without limiting the generality of Section 1.11, the Custodian acknowledges that it does not have and agrees that it will not exercise or purport to exercise any general power or authority to conclude, enter into or vary contracts in the name of or on behalf of the Co-Owners and the Seller or any one or more of them.

9.02	Certain Matters Affecting the Custodian

Except as otherwise provided in Section 9.01, but notwithstanding anything (other than Section 9.01) to the contrary contained in this Agreement, any Series Purchase Agreement or any Series Credit Enhancement Agreement:

(a)	the Custodian may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officers' Certificate, certificate of auditors, direction or calculation made by the Servicer or the Seller or any other certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, direction, consent, order, appraisal, bond or other paper or document believed by the Custodian to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b)	the Custodian may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)	the Custodian shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Co-Owners or the Seller, pursuant to the provisions of this Agreement, unless such Persons shall have offered to the Custodian reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby which is reasonably satisfactory to the Custodian;

(d)	the Custodian shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it under this Agreement;

(e)	the Custodian shall not be bound to verify the accuracy or completeness of or to make any investigation whatsoever into the facts of matters stated in any resolution, certificate, Officers' Certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, direction, calculation, consent, order, approval, bond or other paper or document;

(f)	the Custodian may exercise the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a sub-custodian, and the Custodian shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

(g)	except as may be required by Section 9.01(b), the Custodian shall not be required to make any initial or periodic examination of any documents or records related to the Custodial Property for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Servicer with its representations and warranties or for any other purpose.

9.03	Payment of Custodian's Fees and Expenses

The Co-Owners, Credit Enhancement Providers and the Seller agree that the Custodian shall be entitled to be paid reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and, shall be entitled to be reimbursed upon its request for all reasonable expenses, disbursements and advances incurred or made by it in the exercise and performance of any of its powers and duties hereunder (including the reasonable fees and expenses of its agents, advisors and any co-custodian), in each case as and to the extent provided under Section 5.05(b); provided, however, that no such payment or reimbursement shall be paid to the Custodian if such expense, disbursement or advance arises from its gross negligence, wilful misconduct or reckless disregard of its obligations. Except as may be expressly agreed to in writing, neither the Co-Owners, Credit Enhancement Providers nor Servicer shall in any way be liable for any fees, costs or expenses of the Custodian. Each distribution made to the Custodian pursuant to Section 5.05(b) shall be considered to have been made by the Seller and the Co-Owners and, if applicable, Credit Enhancement Providers collectively, from the Custodial Property. The covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement.

9.04	Eligibility Requirements for Custodian

The Custodian hereunder shall at all times be a Schedule I chartered bank or a trust company or insurance company organized and doing business under the laws of Canada or any province thereof and, in each case, authorized under applicable law to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and having received an investment grade rating from the Rating Agencies, be subject to supervision or examination by federal or provincial authorities or otherwise satisfy the Rating Agency Condition and otherwise be satisfactory the Co-Owners and, if applicable, any Credit Enhancement Providers. If such corporation publishes reports of its financial condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authorities, then, for the purpose of this Section 9.04, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Custodian shall cease to be eligible in accordance with the provisions of this Section 9.04, the Custodian shall resign immediately in the manner and with the effect specified in Section 9.05.

9.05	Resignation or Removal of Custodian

(a)	Subject to the provisions of Section 9.05(c), the Custodian may, at any time, tender its resignation by giving written notice thereof to the Co-Owners, the Credit Enhancement Providers, if any, the Seller and the Servicer and, upon the receipt and acceptance thereof by the Servicer, on behalf of the Seller, the Co-Owners and any Credit Enhancement Providers, shall be discharged from its obligations and duties hereunder. Upon receiving such notice, the Co-Owners and the Seller shall promptly seek to retain a successor Custodian and, subject to acceptance by the Servicer of the resignation of the resigning Custodian, shall appoint such Person by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If no successor Custodian shall have been so appointed or shall have accepted an appointment within 30 days after the giving of such notice of resignation, the Servicer or the resigning Custodian shall petition any court of competent jurisdiction for the appointment of a successor Custodian. The Servicer shall not accept the resignation of the resigning Custodian until a successor Custodian has been appointed and has agreed to act as Custodian in accordance with the terms hereof.

(b)	If at any time the Custodian shall cease to be eligible in accordance with the provisions of Section 9.04 and shall fail to resign after written request therefor by the Servicer, the Seller or the Co-Owners, or if at any time the Custodian shall be legally unable to act, or commits any act of bankruptcy, including the making of an assignment or filing of notice of intention to make any proposal for the benefit of some or all of its creditors under applicable bankruptcy or insolvency law, or if a receiver of the Custodian or of its property shall be appointed, or any public officer shall take charge or control of the Custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Co-Owners and the Seller may remove the Custodian and promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the Custodian so removed and one copy to the successor Custodian. The Custodian may also be removed for any other reason at any time upon a Co-Owner Direction delivered to the Custodian, with a copy to the Servicer and the Seller. If a delay in obtaining a Co-Owner Direction with respect to the termination of the Custodian would reasonably be expected to have a material adverse effect on the interests of the Co-Owners or the Seller, the Servicer, as agent for and on behalf of the Co-Owners and the Seller, shall, except if the Servicer has received a Co-Owner Direction directing it to do otherwise, promptly request offers to become the Custodian (on a sealed bid basis) from at least three Persons, who are not Affiliates of one another and who satisfy the requirements of Section 9.04. Each such offer shall specify an annual fee that the offeror is prepared to accept as full compensation for the assumption of the obligations of the Custodian hereunder. The Servicer shall, within fifteen Business Days from the date that the last of such offers is submitted to the Servicer, select the Person, from among those Persons submitting offers, who is prepared to immediately accept the appointment as Custodian and whose specified servicing fee as set forth in the offer is the lowest annual amount therefor.

(c)	Any resignation or removal of the Custodian and appointment of the successor Custodian pursuant to any of the provisions of this Section 9.05 shall not become effective until acceptance of appointment by the successor Custodian as provided in Section 9.06 hereof.

9.06	Successor Custodian

(a)	Any successor Custodian appointed as provided in Section 9.05 hereof shall execute, acknowledge and deliver to the Servicer and to its predecessor Custodian an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Custodian shall become effective and such successor Custodian shall have all the authority, rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Custodian herein. The predecessor Custodian shall deliver to the successor Custodian all documents or copies thereof, at the expense of the Servicer, and statements held by it hereunder; and the Servicer and the predecessor Custodian shall execute and deliver such instruments and do such other things as may reasonably be required for the successor Custodian to have all such authority, rights, power, duties and obligations. The Servicer shall immediately give notice to each Rating Agency, each Co-Owner (or their agent on their behalf) and the Seller upon the appointment of a successor Custodian.

(b)	No successor Custodian shall accept appointment as provided in this Section 9.06 unless at the time of such acceptance such successor Custodian shall be eligible under the provisions of Section 9.04 hereof and legally able to act as such and the Rating Agency Condition has been satisfied with respect to such appointment.

9.07	Merger, Amalgamation or Consolidation of Custodian

Any Person into which the Custodian may be merged or converted or with which it may be consolidated or amalgamated, or any Person resulting from any merger, conversion, amalgamation or consolidation to which the Custodian shall be a party, shall be the successor of the Custodian hereunder, provided such Person shall be eligible under the provisions of Section 9.04 hereof and legally able to act as such, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Such Person shall provide prompt written notice to the parties hereto and to the Rating Agencies of its succession to the Custodian.

9.08	Suits for Enforcement

If a Servicer Termination Event shall occur and be continuing, the Custodian shall, subject to the provisions of Section 1.11, Section 6.05 and Section 9.02(c), proceed to protect and enforce its rights and the rights of the Co-Owners and/or the Seller under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Custodian, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Custodian, the Co-Owners and/or the Seller.

9.09	Representations, Warranties of Custodian

The Custodian represents and warrants, on a continuing basis, that:

(i)	the Custodian is a trust company or an insurance company, or if applicable, is a Schedule 1 Canadian chartered bank, organized, existing and in good standing under the laws of Canada or a province thereof and is authorized under applicable law to exercise corporate trust powers;

(ii)	the Custodian has full power, authority and right to execute, deliver and perform this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable; and

(iii)	this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable, have been duly executed and delivered by the Custodian and this Agreement, each Series Purchase Agreement and each Series Credit Enhancement Agreement, if applicable, constitute legal, valid and binding obligations of the Custodian enforceable against the Custodian in accordance with their respective terms, except as such enforceability and the legality thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and to the extent such laws render contractual provisions ineffective, and except as such enforceability may be limited by general principles of equity.

9.10	Maintenance of Office or Agency

The Custodian will maintain at its expense in the City of Toronto, an office or offices or agency or agencies where notices and demands to or upon the Custodian contemplated under this Agreement may be served. The Custodian designates its office at 4 King Street West, Suite 1101, Toronto, Ontario, M5H 1B6 as its office for such purpose. The Custodian will give prompt written notice to the Servicer and to the Co-Owner of any change in the location of any such office or agency.

9.11	Payment from Custodial Property

Subject to Section 9.01(c), each of the Co-Owners and the Seller, by virtue of its ownership of a Series and the Retained Interest, respectively, acknowledges that it shall have no recourse to the Custodian and agrees that it will look solely to the Custodial Property to the extent available for distribution to it for any amounts payable or for the performance of any covenants or obligations, under this Agreement.

Article Ten
GENERAL

10.01	Ownership Interests Non-assessable and Fully Paid

It is the intention of the parties to this Agreement that the Co-Owners shall not be personally liable for obligations of the Custodian or with respect to the Custodial Property, that, except as provided by Section 5.05(b), Ownership Interests shall be non-assessable for any losses or expenses of the Custodian or with respect to the Custodial Property or for any reason whatsoever.

10.02	Amendments

(a)	This Agreement may be amended from time to time by the Servicer and the Seller without obtaining the consent of any of the Co-Owners, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add other identifying factors to the definition of “Account” or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed and delivered to the Custodian, each Agent, the Servicer and the Seller, adversely affect in any material respect the interests of any existing Co-Owners in relation to their Ownership Interests (without regard to the availability of any Series Credit Enhancement or Series Account balances). Each Rating Agency shall be notified by the Servicer of each such amendment and shall be provided with a copy thereof by the Servicer.

(b)	This Agreement may also be amended from time to time by the Servicer, the Seller and the Custodian (upon receipt by the Custodian of a direction of affected Co-Owners given in the same manner, on the same terms and subject to the same conditions as a Co-Owner Direction, except that such direction must be given by Series which have Invested Amounts as of the most recent Reporting Day that aggregate to more than 66-2/3% of the aggregate of such Invested Amounts of all such affected Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Co-Owners or the Seller; provided, however, that the Servicer has provided the Ratings Agencies with at least ten Business Days’ prior written notice of any such amendments and that no such amendment shall:

(i)	reduce in any manner the amount, or delay the timing, of any distributions to be made to Co-Owners or deposits of amounts to be so distributed or the amount available under any Series Credit Enhancement;

(ii)	change the definition of or the manner of calculating the Invested Amount of the Series in respect of any Ownership Interest;

(iii)	reduce the aforesaid percentage required to consent to any such amendment or reduce the percentage specified for any act provided for hereunder; or

(iv)	adversely affect the rating of any Series or any Related Securities issued by an applicable Rating Agency,

in each such case, without the consent of each affected Co-Owner. The consent of the Custodian will be required in respect of any amendments which affect the Custodian’s rights, duties or immunities under this Agreement or otherwise.

(c)	Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 10.02(a)), the Servicer shall furnish notification of the substance of such amendment to each Co-Owner, each Agent, each Rating Agency and each Credit Enhancement Provider.

(d)	Notwithstanding anything in this Section to the contrary and subject to the terms of the relevant Series Enhancement Agreement, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Credit Enhancement Provider without the consent of such Credit Enhancement Provider.

(e)	Subject to Section 10.02(d), any Series Purchase Agreement executed in accordance with the provisions of Section 3.01 and any amendment executed in accordance with the provisions of Section 3.03 or any change in respect of Interchange Fee calculations pursuant to Section 2.10 shall not be considered an amendment to this Agreement for the purposes of this Section 10.02.

(f)	The Series Purchase Agreement in relation to a Series and any Series Enhancement Agreement in relation to the Series may, subject to Section 1.12, be amended in accordance with, and any such amendments shall be subject to any conditions and limitations set forth in, the terms of such agreements. The Servicer shall provide each Rating Agency and the affected Credit Enhancement Providers with a copy of each such amendment.

10.03	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

10.04	Notices

(a)	Notice to Servicer. Any notice, document or other communication required or permitted to be given to the Servicer under the provisions of this Agreement shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Servicer, at:

(i)	in the case of the Servicer:

RBC Royal Bank

320 Front Street West

6th Floor

Toronto, Ontario

M5V 3B6

Attention:	Head of Finance - Credit Card Securitization
Facsimile No.:	(416) 974-7271; and

(ii)	in the case of a Successor Servicer, at the address and facsimile number provided by such Successor Servicer in the written acceptance required under Section 6.06,

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Servicer may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 10.04.

(b)	Notice to Seller. Any notice, document or other communication required or permitted to be given to the Seller under the provisions of this Agreement shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Seller, at:

RBC Royal Bank

320 Front Street West

6th Floor

Toronto, Ontario

M5V 3B6

Attention:	Head of Finance - Credit Card Securitization
Facsimile No.:	(416) 974-7271; and

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Seller may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 10.04.

(c)	Notice to a Co-Owner. Any notice, document or other communication required or permitted to be given hereunder to a Co-Owner shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to a Co-Owner, at the address or facsimile number set forth in the applicable Series Purchase Agreement, and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Co-Owner may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 10.04.

(d)	Notice to Custodian. Any notice, document, direction or other communication required or permitted to be given to the Custodian under the provisions of this Agreement shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Custodian, at:

BNY Trust Company of Canada

Suite 1101

4 King Street West

Toronto, Ontario

M5H 1B6

Attention:	Senior Trust Officer
Facsimile No.:	(416) 360-1711/1727

and such notice, document or other communication shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal thereof if given during normal business hours of the recipient and on the next succeeding Business Day if not transmitted during such business hours. The Custodian may from time to time notify the other parties to this Agreement of a change in address or facsimile number by notice given as provided in this Section 10.04.

10.05	Assignment

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, benefits and Ownership Interest acquired hereunder shall not be Transferred or assigned by a Co-Owner without the prior written consent of the Seller and the Servicer, which consent shall not be unreasonably withheld, and on written notice to the Rating Agencies.

10.06	General Provisions as to Officers' Certificates and Opinions, etc.

(a)	Each Officers' Certificate or Opinion of Counsel, written request or direction made to the Custodian or any Co-Owner pursuant to any provisions of this Agreement shall specify the Section under which such certificate, opinion or written request or direction is being made and shall include:

(i)	a statement that the Person signing such certificate or opinion has read and is familiar with those provisions of this Agreement relating to the conditions precedent with respect to compliance with which such evidence is being given;

(ii)	a statement that, in the belief of the Person giving the evidence, such Person has made such examination or investigation as is necessary to enable such Person to make the statements or give the opinions contained or expressed therein; and

(iii)	if the Officer's Certificate or Opinion of Counsel is being delivered to the Custodian, an acknowledgement by the officer or counsel, as applicable, that such certificate or Opinion has been delivered to the Custodian, as agent for the Co-Owner and the Seller and that such Persons may rely upon and are entitled to the benefit of such certificate or opinion.

(b)	Whenever the delivery of a certificate, Officers' Certificate, Opinion of Counsel or opinion is a condition precedent to the taking of any action by the Custodian under this Agreement, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the obligation of the Custodian to take such action.

(c)	Counsel in giving any Opinion of Counsel under this Agreement may rely in whole or in part upon the opinion of other counsel provided that Counsel shall consider such other counsel as counsel upon whom such Counsel may properly rely and shall confirm that the form and scope of the opinion relied upon is satisfactory to such Counsel.

(d)	Any certificate of any expert, insofar as it relates to matters outside of such expert's competence or responsibility, may be based upon a certificate or opinion of or upon representations by Counsel, other counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which the certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

10.07	Actions by Co-Owners

Any request, demand, authorization, direction, notice, consent, waiver or other act by a Co-Owner with respect to a Series shall bind the Co-Owner, Credit Enhancement Provider, if applicable and every subsequent Co-Owner of such Series.

10.08	No Partnership

The parties hereto expressly disavow any intention that this Agreement or anything herein contained shall create a partnership or joint venture relationship among any of them.

10.09	Protection of Right, Title and Interest to the Custodial Property

(a)	Subject to Section 3.11, the Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and financing change statements and any other necessary documents covering the Co-Owners' and the Seller's right, title and undivided ownership interests in and to the Custodial Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest; provided, however, that except for the Province of Ontario, such recordings, registrations and filings in any and all other provinces and territories of Canada shall be completed by the Servicer within seven days of each Closing Date or Addition Date, as applicable. The Servicer shall deliver to the Custodian file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfil the intent of this Section 10.09(a).

(b)	Within 30 days after any Seller or the Servicer makes any change in its name or corporate structure which would require the filing of a financing change statement or other registration document necessary to record the change of name or corporate structure pursuant to each applicable PPSA, the Seller or the Servicer, as the case may be, shall give the Custodian and the Co-Owners notice of any such change and shall file such financing statements or financing change statements or other required registration documents and instruments as may be necessary to continue the perfection of the Co-Owners' and the Seller's interest in the Custodial Property.

(c)	The Servicer shall give the Custodian and the Co-Owner prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its chief executive office and whether, as a result of such relocation, the applicable provisions of any PPSA or similar legislation would require the filing of any financing change statements and shall file such financing change statements or other required registration documents and instruments as may be necessary to perfect or to continue the perfection of the Co-Owner's and the Seller's interest in the Custodial Property. The Seller and the Servicer will at all times maintain each office from which it services Account Assets within Canada.

10.10	Entitlements of Co-Owners

For greater certainty, and without affecting the amount to which each Co-Owner or the Seller is entitled under this Agreement and the Series Purchase Agreements, the Custodian, the Co-Owners and the Seller acknowledge and confirm that the intention and result of the provisions of Articles Four, Five and Six is that in respect of any period of days, there shall be included in computing the income of the Seller for income tax purposes, as the owner of the Retained Interest, all amounts of income for income tax purposes received or receivable in respect of the Custodial Property during such period, in excess of the Series Ownership Entitlement for such period.

10.11	Severability

In the event that one or more provisions in this Agreement or any Series Purchase Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby. Each of the provisions of this Agreement or each Series Purchase Agreement is hereby declared to be separate and distinct.

10.12	Further Assurances

All parties hereto shall execute such further assurances from time to time as shall be necessary or advisable to vest in the Seller and each Co-Owner and each Credit Enhancement Provider, if applicable, the respective undivided ownership interests of each of them in the Custodial Property or otherwise give effect to this Agreement.

10.13	Discharge

A Co-Owner and each Credit Enhancement Provider, if applicable, shall, on a Determination Day, release all interest in and to the Receivables created hereunder when the Invested Amount stated dollar amount of the Series has been reduced to zero on a Determination Day and no further amounts are distributable to such Co-Owner and Credit Enhancement Provider, if applicable, hereunder.

10.14	Termination of Custodial Arrangement

The custodial arrangement created hereby and the respective obligations and responsibilities of the Seller, the Servicer and the Custodian created hereby (other than the obligation of the Custodian to withdraw amounts from the Collection Account and deposit such amounts into the applicable Distribution Account or other Series Accounts on the direction of the Servicer, and the Servicer's obligation to make such direction) shall terminate, except with respect to the duties described in Section 6.01(d) and Section 7.03, on the day following the Distribution Day following the Determination Day on which after giving effect to the distributions on such Distribution Day: (i)

the Invested Amounts of all Series is zero, (ii) each Co-Owner has received its Series Ownership Entitlement for such day, (iii) there is no Cumulative Invested Amount Deficiency with respect to any Series, (iv) no other amounts are distributable to the Co-Owners in respect of any Ownership Interest pursuant to the related Series Purchase Agreement and this Agreement, and (v) with respect to each Series, the events, if any, specified in the related Series Purchase Agreement have been satisfied. Upon the termination of the custodial arrangement, all right, title and interest in the Custodial Property and other funds held by the Custodian related to Accounts included by the Seller will be delivered to the Seller in respect of such Seller's ownership of the Retained Interest. The Servicer shall give the Rating Agencies prompt notice of the termination of the custodial arrangement created hereby.

10.15	Waivers

No waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall be effective unless the same shall be in writing and signed by such party and the Rating Agency Condition shall have been satisfied in connection therewith or, in the case of S&P or Moody’s where it is a Rating Agency with respect to a Series, Class or Related Securities, at least 10 days prior written notice thereof has been provided to S&P or Moody’s, as the case may be, and then said waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure by a party to exercise and no delay by any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

10.16	Limitation of Liability of Custodian

BNY Trust Company of Canada has entered into this Agreement in its capacity as Custodian. No property or assets of BNY Trust Company of Canada, whether beneficially owned by it in its individual capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any of its obligations hereunder. No recourse may be had or taken, directly or indirectly, against BNY Trust Company of Canada, in its individual capacity, or any incorporator, shareholder, officer, director, employee or agent of BNY Trust Company of Canada or of any predecessor or successor of BNY Trust Company of Canada or its respective property and assets with regard to any of its obligations hereunder. Any reference in this Section 10.16 to “BNY Trust Company of Canada” shall mean “BNY Trust Company of Canada and its successors and permitted assigns”.

[This space intentionally blank.]

10.17	Counterparts

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated October 30, 2009.

IN WITNESS WHEREOF the parties have executed this Agreement.

ROYAL BANK OF CANADA, as Seller and Servicer

By:	/s/ James Salem
	Name:	James Salem
	Title:	Senior Vice-President and Treasurer

By:	/s/ David Power
	Name:	David Power
	Title:	Vice-President Market Strategy &
Execution, Corporate Treasury

BNY TRUST COMPANY OF CANADA, in its capacity as Custodian for and on behalf of the Seller and the Co-Owners

By:	/s/ Patricia Benjamin
	Name:	Patricia Benjamin
	Title:	Authorized Signatory

SCHEDULE 1

IDENTIFICATION OF THE COLLECTION ACCOUNT

Established in Name of:	BNY Trust Company of Canada, as Custodian pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 30, 2009 between Royal Bank of Canada and BNY Trust Company of Canada, as amended from time to time, in trust for the benefit of the Co-Owners, the Seller and any Credit Enhancement Providers.

Name of Eligible Institution:	Royal Bank of Canada

Address of Eligible Institution:	Main Branch Royal Bank Plaza 200 Bay Street Toronto, Ontario

Transit Number:	0002

Account Number:	126-209-6

Designation of Account:	Collection Account

EXHIBIT “A”

FORM OF ASSIGNMENT OF UNDIVIDED CO-OWNERSHIP INTERESTS
IN ACCOUNT ASSETS UNDER ADDITIONAL ACCOUNTS

ASSIGNMENT

THIS ASSIGNMENT is made as of • by Royal Bank of Canada, a Canadian Chartered bank (“Seller”), in favour of BNY Trust Company of Canada, as agent and [specify Co-Owners and, if applicable, Credit Enhancement Providers (the “Transferee[s]”)].

WHEREAS the Seller wishes to Transfer certain interests in existing and future receivables and related assets to the Transferee and the Transferee is willing to accept such Transfer;

AND WHEREAS capitalized terms used in this Assignment shall have the respective meanings specified in Section 4;

NOW THEREFORE THIS ASSIGNMENT WITNESSES that, in consideration of the sum of $2.00 in the lawful currency of Canada now paid by the Transferee to the Seller and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged):

1.	Transfer of Interests in Additional Accounts

(a)        The Seller hereby transfers, assigns, conveys and delivers to, and deposits with, the Custodian, as agent and nominee for and on behalf of the Seller and all present and future Co-Owners and, if applicable, Credit Enhancement Providers who have or may appoint the Custodian in accordance with the applicable Series Purchase Agreement, all of the Seller’s present and future right, title and interest in, to and under the Account Assets arising in the Additional Accounts described in Schedule 1 hereto on, as of and from and after the Addition Cut-Off Date specified in the notice delivered by the Seller and dated •, •.

(b)       The Seller hereby Transfers to the [each] Transferee [an] undivided co-ownership interest[s] in the Additional Accounts described in Schedule 1 hereto, including all amounts collected in respect of the related Accounts as of the Addition Cut-Off Date specified in the notice delivered by the Seller and dated •, •, [each] such interest having the same attributes and entitlements as the ownership interest[s] owned by the Transferee under or in connection with the Pooling and Servicing Agreement and the applicable Series Purchase Agreement.

2.	Further Assurances

The Seller shall do and perform, from time to time, any and all acts and execute any and all further instruments required or reasonably requested by the Transferee or the Custodian to more fully affect the purposes of this Assignment.

3.	Universality

[Insert description of universality for Quebec filing purposes.]

4.	Defined Terms

Unless the context otherwise requires, in this Assignment the following terms have the following meanings, respectively:

“Account” shall mean:

(i)	each Initial Account;

(ii)	each Additional Account;

(iii)	an Account which is replaced by another Seller Credit Card Account as a result of:

a)	the amendment of the terms of such Account,

b)	the loss or theft of a credit card relating to such Account,

c)	the transfer to such Account to such Seller Credit Card Account with the same Specified Account Designation, or

d)	the combination or consolidation of two or more Accounts; and

(iv)	each Substituted Account,

but shall not include an account which is a Removed Account or a Purged Account;

“Account Assets” shall mean, (a) all present and future Receivables existing or arising under the Initial Accounts on and after the applicable Cut-Off Date and existing in or arising under any Additional Accounts on and after the applicable Addition Cut-Off Date from time to time; (b) all monies due or becoming due under such Accounts including Receivables due under such Accounts, funds collected or to be collected from Obligors in respect of the Receivables and/or under any guarantees, or insurance proceeds relating to the Receivables but excluding any collateral security granted by Obligors to the Seller in respect of the payment of amounts due on the Receivables; (c) the Collection Account and all monies and investments on deposit in or credited to the Collection Account; (d) such interest in the Credit Card Agreements related to such Agreements as may be necessary to enforce the obligations of the Obligors in respect to the Receivables arising thereunder; (e) Participations and funds collected or to be collected from Participations, if any; (f) the then applicable Interchange Fees, and (g) all proceeds of the foregoing, provided that the foregoing shall not include receivables arising in a Designated Account or Removed Account following the applicable Removal Date or Purging Date and all proceeds of the foregoing;

“Addition Cut-Off Date” shall mean, with respect to an Additional Account, the date specified as such in the related notice delivered pursuant to the Pooling and Servicing Agreement;

“Additional Account” shall mean each Seller Credit Card Account added as an Account pursuant to the Pooling and Servicing Agreement;

“Business Day” shall mean any day, other than a Saturday or Sunday or a day on which banks in the City of Toronto, Ontario are not open for business;

“Class” shall mean, with respect to a Series, any one of the classes of Ownership Interests, if any, of that Series, in each case having the same attributes as all Ownership Interests of the same class within the Series as specified in the related Series Purchase Agreement;

“Collection Account” means an account that satisfies all of the criteria applicable to an eligible deposit account set forth in each Series Purchase Agreement and each Series Credit Enhancement Agreement, bearing a designation clearly indicating that the funds deposited therein are held as agent for the Co-Owners, the Seller and, if applicable, Credit Enhancement Providers which the Servicer, for the benefit of each Co-Owner, the Seller and, if applicable, Credit Enhancement Providers, has established, and shall cause to be maintained, in the name of the Custodian;

“Collections” shall mean all payments received by the Servicer from or on behalf of any Obligors in respect of Receivables and from the Seller in respect of Interchange Fees, and, in respect of any period of days, shall mean all such amounts received by the Servicer during such period and, in respect of any Business Day, shall mean all such amounts received by the Servicer before the close of business on such day and after the close of business on the immediately preceding Business Day;

“Credit Card Agreement” shall mean, with respect to a Seller Credit Card Account, the agreement or agreements between the Seller and the Obligor governing the terms and conditions of such account, as any such agreement or agreements may be amended, modified or otherwise changed from time to time;

“Credit Enhancement Provider” shall mean a Person, other than the Seller, providing Series Credit Enhancement pursuant to the related Series Credit Enhancement Agreement;

“Cumulative Invested Amount Deficiency” shall mean, with respect to a Series and for a Determination Day, an amount which shall not be less than zero equal to:

A.	the Cumulative Invested Amount Deficiency for the Series on the immediately preceding Determination Day;

plus:

B.	the Series Pool Losses for the Series for such related Determination Period;

minus:

C.	the Excess Finance Charge Receivable Collections for the Series for the related Determination Period;

minus:

D.	the amount, if any, withdrawn from a Series Account in respect of the Cumulative Invested Amount Deficiency in accordance with the related Series Purchase Agreement on the immediately preceding Distribution Day;

“Custodian” shall mean BNY Trust Company of Canada, in its capacity as agent under the Pooling and Servicing Agreement, and any successor agent appointed in accordance therewith;

“Cut-Off Date” shall mean June 22, 1999;

“Designated Account” means an Account which becomes a Designated Account as provided under the Pooling and Servicing Agreement;

“Determination Day” shall mean the last day of each calendar month and when modified by the word “related” in respect of a particular Distribution Day or Determination Period shall mean the Distribution Day immediately following such Determination Day or the Determination Period ending on such Determination Day, as applicable;

“Determination Period” shall mean any period of days that begins on and includes the day immediately after a Determination Day (or in the case of the initial Determination Period the day following the effective date hereof) and ends on and includes the day that is the next succeeding Determination Day and, when modified by the word “related” in respect of a particular Determination Day, shall mean such period of days that ends on and includes that particular Determination Day;

“Distribution Day” means with respect to a Series for a Determination Period, the date specified as such in the related Series Purchase Agreement and when modified by the word “related” in respect of a particular Determination Day or Determination Period shall mean the immediately preceding Determination Day or the Determination Period ending on such Determination Day, as applicable;

“Excess Finance Charge Receivable Collections” shall mean with respect to a Series and in respect of any Determination Period, the amount by which the Series Income Share for such Series exceeds the Maximum Series Entitlement for such Series, in each case for such Determination Period;

“Finance Charge Receivable” shall mean, with respect to an Account, any Receivable billed to a cardholder under the related Credit Card Agreement in respect of (a) periodic credit or other finance charges, (b) membership fees, if any, (c) cash advance fees; (d) service and transaction fees, (e) administrative fees and late charges, (f) applicable allocated Interchange Fees, and (g) any other fees or amounts with respect to the Account other than Principal Receivables which are designated by the Seller by notice to the Custodian from time to time to be included as Finance Charge Receivables;

“Finance Charge Receivable Collections” shall mean in respect of any Determination Period the amount of Collections and Purchase Proceeds received by the Servicer and allocated by the Servicer in accordance with the Pooling and Servicing Agreement to Finance Charge Receivables plus the amount of Recoveries, in each case for such Determination Period;

“Floating Allocation Percentage” shall mean for any Series for any Determination Period, the fraction, expressed as a percentage, (a) the numerator of which is the Invested Amount of such Series at the close of business on the immediately preceding Determination Day, or in the case of the first Determination Period for such Series, the Initial Invested Amount, and (b) the denominator of which is the Pool Balance at the close of business on the immediately preceding Determination Day;

“Initial Account” shall mean each of the Seller Credit Card Accounts that were designated by the Seller as an Account and identified by account number and outstanding balance as of the applicable Cut-Off Date in the computer file records of the Seller and on the magnetic tape copy thereof delivered to the Custodian;

“Interchange Fees” shall mean, in respect of a day, the aggregate of MasterCard Interchange Fees, VISA Interchange Fees and Other Interchange Fees in respect of such day, provided that on the date hereof, Interchange Fees shall mean the aggregate of MasterCard Interchange Fees, VISA Interchange Fees and Other Interchange Fees in respect of the period from October 1, 2009 to the date hereof inclusive; in each case as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10 of the Pooling and Servicing Agreement;

“MasterCard International” shall mean MasterCard International Inc. in respect of its international credit card operations, and its successors and assigns;

“MasterCard Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all MasterCard Accounts from other financial institutions that clear MasterCard transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10 of the Pooling and Servicing Agreement;

“Maximum Series Entitlement” shall mean, in respect of any day or period of days, an amount specified as such to be calculated or otherwise determined pursuant to the Purchase Agreement;

“Moody’s” means Moody’s Investors Service, Inc. or its successor;

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments of amounts owing from time to time under such Account, including any guarantor thereof;

“Other Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all other Specified Account Designation Accounts (other than VISA and MasterCard) from other financial institutions that clear such credit card transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10 of the Pooling and Servicing Agreement;

“Ownership Interest” shall mean, at any time:

A.	an undivided co-ownership interest in and to the Account Assets, as provided, created and sold pursuant to the related Series Purchase Agreement in accordance with the Pooling and Servicing Agreement;

B.	an interest in any Series Credit Enhancement relating to the Series as provided in the Pooling and Servicing Agreement and the related Series Purchase Agreement and Series Credit Enhancement Agreement; and

C.	an interest in the funds on deposit in any Series Accounts in respect of the Series and all investments of such deposits and the proceeds therefrom as provided in the Pooling and Servicing Agreement;

together with the proceeds thereof and in each case with the terms and attributes determined under the Pooling and Servicing Agreement, and under the related Series Purchase Agreement or pursuant to the Pooling and Servicing Agreement and the related Series Purchase Agreement from time to time;

“Participations” shall mean participations representing undivided interests in or securities backed by a pool of assets consisting primarily of credit card receivables and collections thereon;

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof;

“Pool Balance” shall mean, for a day, the aggregate amount of all Principal Receivables owing under the Accounts on the day, less all Written-Off Amounts on such day plus, if Participations have been added in accordance the Pooling and Servicing Agreement, the aggregate principal amount, invested amount or equivalent amount due under such Participations as determined in accordance with the amendment to the Pooling and Servicing Agreement to be entered into pursuant thereto;

“Pooling and Servicing Agreement” shall mean the second amended and restated pooling and servicing agreement dated as of October 30, 2009 between Royal Bank of Canada, as Seller and initial Servicer and BNY Trust Company of Canada, as agent and Custodian for the Co-Owners and the Seller, as the same may be amended, supplemented or restated from time to time;

“Principal Receivables” shall mean, with respect to an Account, any Receivable billed to an Obligor under the related Credit Card Agreement in respect of (a) amounts charged for merchandise and services, and (b) the amount of all cash advances, and (c) any other amounts with respect to the Account other than Finance Charge Receivables which are designated by the Seller by notice to the Custodian from time to time as Principal Receivables;

“Purchase Proceeds” shall mean the funds to be deposited into the Collection Account (including funds that, but for Section 5.02(b) of the Pooling and Servicing Agreement, would be required to be so deposited):

A.	by the Seller in respect of the purchase by the Seller of the undivided ownership interest in affected Account Assets subject to purchase pursuant to the Pooling and Servicing Agreement;

B.	by the Seller in respect of the purchase of the Receivables under Designated Accounts which are subject to purchase by the Seller pursuant to the Pooling and Servicing Agreement;

C.	by the Servicer in respect of the purchase of the Receivables which are subject to purchase by the Servicer pursuant to the Pooling and Servicing Agreement; and

D.	by the Servicer in respect of the purchase by the Servicer of the undivided ownership interest in affected Account Assets subject to purchase pursuant to the Pooling and Servicing Agreement;

“Purged Account” means an Account which becomes a Purged Account as provided under the Pooling and Servicing Agreement;

“Purging Date” means the date on which an Account becomes a Purged Account pursuant to and in accordance with certain conditions specified in the Pooling and Servicing Agreement;

“Receivable” shall mean the amount (other than amounts which are purchased by the Seller or the Servicer, as applicable, pursuant to Section 2.05, Section 2.08, or Section 6.02(c) of the Pooling and Servicing Agreement) owing by an Obligor under an Account from time to time including all Finance Charge Receivables as adjusted for returns, billing errors, disputed items, NSF cheques, fraudulent charges and similar payment reconciliations;

“Recoveries” shall mean all payments received in respect of a Receivable arising in an Account after the date on which it became a Written-Off Account;

“Removal Date” shall mean the day on which the Designated Balance is paid or purchased pursuant to and in accordance with certain conditions specified in the Pooling and Servicing Agreement;

“Removed Account” shall mean an Account which becomes a Removed Account as provided under the Pooling and Servicing Agreement;

“Reporting Day” shall mean, with respect to any Determination Day, the fifth Business Day following such Determination Day and, when modified by the word “related” in respect of a particular Determination Day or Determination Period, shall mean the Determination Day immediately preceding the Reporting Day or the Determination Period ending on such Determination Day, as applicable;

“S&P” shall mean Standard & Poor’s Ratings Services and it successors;

“Seller” shall mean Royal Bank of Canada, in its capacity as the seller of the Ownership Interests under the Pooling and Servicing Agreement and its successors in interest and assigns to the extent permitted under the Pooling and Servicing Agreement;

“Seller Credit Card Account” shall mean a consumer account established by the Seller, upon the issuance of one or more credit cards identified in each case by a Specified Account Designation and by the same account designation and which provides for the extension of credit on a revolving basis by the Seller to the cardholder under the related Credit Card Agreement to (a) finance the purchase of products and services from Persons that accept Specified Account Designation credit cards for payment and (b) obtain cash advances and provided that the foregoing criteria are met shall also include any co-labelled Specified Account Designation credit card accounts;

“Series” shall mean a series of Ownership Interests, within which there may be one or more Classes;

“Series Account” shall mean, in respect of a Series, a deposit, trust, escrow or similar account maintained for the benefit of the Assignee and the Seller, as specified in the Purchase Agreement;

“Series Credit Enhancement” shall mean, with respect to a Series or Class, any letter of credit, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement, interest rate swap agreement, loan agreement, enhancement agreement or other similar arrangement established for the benefit of the Co-Owners of such Series or Class, as applicable;

“Series Credit Enhancement Agreement” shall mean, with respect to a Series or Class, any agreement designated as such in the related Series Purchase Agreement, providing Series Credit Enhancement for the benefit of the Co-Owners of such Series or Class, as applicable, and entered into between the applicable parties and the related Credit Enhancement Provider, as the same may be amended, supplemented, modified or restated;

“Series Income Share” shall mean, with respect to a Series, in respect of any Determination Period, an amount equal to the product of:

A.	the Floating Allocation Percentage with respect to a Series; and

B.	Finance Charge Receivable Collections;

in each case for such Determination Period;

“Series Pool Losses” shall mean, in respect of a Series for a Determination Period, an amount equal to the product of: (a) the Floating Allocation Percentage for such Series for such Determination Period, and (b) an amount equal to all Principal Receivables which became Written-Off Amounts during such Determination Period;

“Series Purchase Agreement” shall mean, with respect to any Series, a series purchase agreement executed and delivered in connection with the creation and Transfer of one or more Ownership Interests of such Series pursuant to the Pooling and Servicing Agreement and, if applicable, the creation and Transfer of additional Ownership Interests of such Series pursuant to the Pooling and Servicing Agreement;

“Servicer” shall mean Royal Bank of Canada unless and until a successor Servicer shall have been appointed pursuant to the Pooling and Servicing Agreement;

“Specified Account Designation” shall mean each of (i) Visa, (ii) MasterCard, and (iii) one or more other designations relating to credit card accounts specified by the Seller in writing for which the Rating Agency Condition is satisfied in respect of each such other designation’s inclusion as a Specified Account Designation or, in the case of S&P where it is a Rating Agency with respect to a Series, Class or Related Securities, the Seller has provided at least 10 days prior written notice to S&P of such other designation’s inclusion as a Specified Account Designation;

“Specified Account Designation Entity” shall mean each of (i) Visa Canada and VISA International, (ii) MasterCard International, and (iii) one or more other credit card associations or companies specified by the Seller in writing for which the Rating Agency Condition is satisfied in respect of such other entity’s inclusion as a Specified Account Designation Entity or, in the case of S&P or Moody’s where it is a Rating Agency with respect to a Series, Class or Related Securities, the Seller has provided at least fifteen Business Days prior written notice to S&P or Moody’s, as the case may be, of such other entity’s inclusion as a Specified Account Entity;

“Specified Account Designation Requirements” shall mean, in respect of Accounts with a Specified Account Designation, the applicable rules and regulations (or corresponding applicable requirements) of the related Specified Account Entity for credit card issuers of credit card accounts with such designation, in effect from time to time;

“Substituted Account” shall mean, an Account which is replaced by another Seller Credit Card Account for which the Specified Account Designation is different and the account number remains the same; for greater certainty, (A) the substitution of a Substituted Account for an Obligor’s MasterCard Seller Credit Card Account, Visa Seller Credit Card Account or other Specified Account Designation Seller Credit Card Account, as applicable, shall not, for the purposes of this Agreement, constitute an addition of an Account subject to Section 2.07, a removal of an Account subject to Section 2.08, or an amendment to the terms and provisions of any Credit Card Agreement subject to Section 2.06(a)(viii), and (B) where the Seller establishes or re-establishes a MasterCard Seller Credit Card Account, a Visa Seller Credit Card Account or an other Specified Account Designation Seller Credit Card Account, as the case may be, in favour of an Obligor in addition to an existing credit card account of the Obligor which is included as an Account and such established or re-established account has a different account number than the existing Account, such established or re-established account shall not be a Substituted Account;

“Transfer” shall mean, in respect of specified property, the sale, transfer, assignment and conveyance thereof;

“VISA Canada” shall mean VISA Canada Corporation, an unlimited liability corporation incorporated under the laws of Nova Scotia, and its successors and assigns;

“VISA International” means VISA International Service Association, a corporation incorporated under the laws of the State of Delaware and its successors and assigns;

“VISA Interchange Fees” which, in respect of a day, are the aggregate amount of fees paid or payable to the Seller on such day in respect of all VISA Accounts from other financial institutions that clear VISA transactions for merchants after any netting or set-off occurs; as the basis for calculating the same may be adjusted from time to time in accordance with Section 2.10 of the Pooling and Servicing Agreement;

“Written-Off Account” means, at any time, any Account that:

(a)        is in arrears for a period of 180 days or more following the date on which the minimum payment required thereunder was initially due and payable, as determined in accordance with the Servicer’s practices and procedures; or;

(b)        is written-off in accordance with the Servicer’s practices and procedures; and

“Written-Off Amount” shall mean, at any time, the sum at such time of all Principal Receivables balances in all Written-Off Accounts at that time.

5.	Interpretation

The division of this Assignment into Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Assignment. Unless something in the subject matter or context is inconsistent therewith, references herein to Sections are to Sections in this Assignment unless otherwise specified. The word “hereof” and words of similar import when used in this Assignment shall refer to this Assignment as a whole and not to any particular provision of this Assignment. The term “including” means “including without limitation”. Words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

6.	Governing Law

This Assignment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the Seller has caused this Assignment to be duly executed by its authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA

By:
Name: Title:

Schedules:

Schedule I – Description of Specifically Identified Additional Accounts

EXHIBIT “C”

FORM OF ANNUAL SERVICER CERTIFICATE

TO:	BNY Trust Company of Canada, as Custodian
AND TO:	[Series Co-Owners], as Co-Owners
AND TO:	[Credit Enhancement Providers], as Credit Enhancement Provider [if required]
AND TO:	Royal Bank of Canada, as Seller
RE:	Second Amended and Restated Pooling and Servicing Agreement dated as of October 30, 2009 between Royal Bank of Canada, as Seller and initial Servicer, and BNY Trust Company of Canada, as agent and Custodian for the Co-Owners and the Seller (the “Pooling and Servicing Agreement”)

In accordance with the provisions of Section 5.08 of the Pooling and Servicing Agreement, the undersigned hereby certifies that as at the date hereof, the Servicer has complied in all material respects with all of its duties under the Pooling and Servicing Agreement in respect of each Series outstanding thereunder.

The undersigned confirms that its authorized signing officer(s) have read and are familiar with the provisions of the Pooling and Servicing Agreement and that such officer(s) have made such investigation as is necessary for the purpose of delivering this Certificate.

Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

DATED: __________________________

ROYAL BANK OF CANADA,
in its capacity as Servicer

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “D”

INITIAL ACCOUNT SELECTION METHODOLOGY

Initial Accounts consist of:

(1)       Eligible Accounts which as of June 22, 1999 were designated as personal retail consumer accounts (and for greater certainty, excluding all corporate and business accounts) and have a date on file during the months of February, April, August or October from and including 1967 to and including 1997 and during the month of May, from and including 1967 to and including 1986 and from 1992 to and including 1995. Date on file means the date that the card holder established the credit card relationship with Seller,

But excluding the following:

(i)	All accounts for which no further authorization to a merchant for purchases can be obtained as the result of:

Death of the card holder;
Voluntary or involuntary bankruptcy or insolvency proceeding in respect of the card holder;
The account being deleted for inactivity over a period of two years;
The card being subject to loss, fraud or theft;
Accounts in respect of undelivered plastic (i.e. cardholder never received card);
Cancelled accounts at customer’s request; or
Written off account;

(ii)	All Royal Bank Staff card accounts;

(iii)	All card accounts that are student VISA accounts;

(iv)	The serviced cards for which the Seller processes credit cards owned and managed by others and which are not issued by the Seller; and

(v)	All card accounts issued under Credit Line for Small Business (CLSB).

TABLE OF CONTENTS

Article One DEFINITIONS AND INTERPRETATION		2

1.01	Definitions	2
1.02	Calculations and Allocations	19
1.03	Accounting Principles	19
1.04	Currency	19
1.05	Non-Business Days	20
1.06	Reference to Statutes	20
1.07	Number and Gender	20
1.08	Schedules and Exhibits	20
1.09	English Language	21
1.10	General	21
1.11	Custodian Acting as Agent	21
1.12	No Conflict With Series Purchase Agreement	21
1.13	Amendment and Restatement	22

Article Two THE ACCOUNT ASSETS		22

2.01	Transfer by Seller of Undivided Co-Ownership Interests in the Account Assets	22
2.02	Acceptance by Custodian; Appointment of Custodian	22
2.03	Representations and Warranties of the Seller Relating to the Seller	25
2.04	Representations and Warranties of the Seller Relating to this Agreement, any Series Purchase Agreement and the Receivables	27
2.05	Mandatory Purchase of Account Assets and Ownership Interest	29
2.06	Covenants of the Seller	30
2.07	Addition of Accounts	33
2.08	Removal of Accounts	35
2.09	Purging of Accounts	36
2.10	Interchange Fee Calculations	37

Article Three CREATION AND SALE OF OWNERSHIP INTERESTS		37

3.01	Creation and Sale of the Ownership Interest in Series and Classes	37
3.02	Completion of Purchase	38
3.03	Optional Purchases of Additional Ownership Interests	38
3.04	Undivided Co-Ownership of the Custodial Property	39
3.05	Assurances	40
3.06	No Recourse	40
3.07	Serviced Interest	40
3.08	Right of Co-Owners to Participate	40
3.09	Reports and Notices to Custodian	40
3.10	Co-operation	41
3.11	Registration	41
3.12	Payments to be Held in Trust	41

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3.13	Ownership Interests Evidenced by Certificates	41
3.14	Series Credit Enhancement	42
3.15	Amortization Events	42

Article Four DETERMINATION OF INVESTED AMOUNT AND RELATED CALCULATIONS		43

4.01	Determination of the Invested Amount for a Series for a Determination Day	43
4.02	Determinations of the Invested Amount for a Series otherwise than for a Determination Day	44
4.03	Written-Off Amounts	45
4.04	Notification of Maximum Series Entitlement for a Series	45
4.05	Reports and Data	45

Article Five ALLOCATIONS, DISTRIBUTIONS AND OTHER ENTITLEMENTS		45

5.01	Establishment of the Collection Account	45
5.02	Requirement to Make Deposits into the Collection Account	46
5.03	Distribution Notices and Related Requirements	48
5.04	Distribution Accounts and Other Series Accounts	48
5.05	Distributions of Collections, Purchase Proceeds and Credit Adjustment Deposits	50
5.06	Clean-Up Repurchase Option	55
5.07	Adjustments	56
5.08	Annual Servicer Certificate	56

Article Six SERVICING ARRANGEMENTS		57

6.01	Servicer	57
6.02	Representations, Warranties and Covenants of the Servicer	59
6.03	Records and Reports	63
6.04	Annual Confirmation by Auditors	63
6.05	Servicer Termination Events	63
6.06	Successor Servicer	65
6.07	Servicer Resignation	67
6.08	Servicing Compensation	67
6.09	Reorganization of Servicers	68

Article Seven MATTERS RELATING TO THE SELLER		68

7.01	Liability of the Seller	68
7.02	Limitation on Liability of the Seller	68
7.03	Indemnification by Seller	69
7.04	Reorganization of Seller	70

Article Eight SETTLEMENT OF DISPUTES, ENFORCEMENT AND CO-OWNER DIRECTIONS		70

8.01	Acknowledgement	70

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8.02	Enforcement	71
8.03	Priorities	72
8.04	Settlement of Disputes	72
8.05	Limitation on Rights of Co-Owners	73
8.06	Co-Owner Directions	73

Article Nine THE CUSTODIAN		74

9.01	Duties of Custodian	74
9.02	Certain Matters Affecting the Custodian	76
9.03	Payment of Custodian's Fees and Expenses	77
9.04	Eligibility Requirements for Custodian	77
9.05	Resignation or Removal of Custodian	78
9.06	Successor Custodian	79
9.07	Merger, Amalgamation or Consolidation of Custodian	79
9.08	Suits for Enforcement	79
9.09	Representations, Warranties of Custodian	80
9.10	Maintenance of Office or Agency	80
9.11	Payment from Custodial Property	81

Article Ten GENERAL		81

10.01	Ownership Interests Non-assessable and Fully Paid	81
10.02	Amendments	81
10.03	Governing Law	82
10.04	Notices	83
10.05	Assignment	85
10.06	General Provisions as to Officers' Certificates and Opinions, etc.	85
10.07	Actions by Co-Owners	86
10.08	No Partnership	86
10.09	Protection of Right, Title and Interest to the Custodial Property	86
10.10	Entitlements of Co-Owners	87
10.11	Severability	87
10.12	Further Assurances	87
10.13	Discharge	87
10.14	Termination of Custodial Arrangement	87
10.15	Waivers	88
10.16	Limitation of Liability of Custodian	88
10.17	Counterparts	89